Exhibit 10.13

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of July 8, 2015

among

LINDBLAD EXPEDITIONS, INC.,

as U.S. Borrower,

LINDBLAD MARITIME ENTERPRISES, LTD.,

as Cayman Borrower,

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG,

as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC,

as Sole Bookrunner and Sole Lead Arranger,

CREDIT SUISSE AG,

as Syndication Agent,

and

CREDIT SUISSE AG,

as Documentation Agent

ii

iii

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SCHEDULES

Schedule 1.01(a)	-	Disqualified Institutions
Schedule 1.01(b)	-	Excluded Subsidiaries
Schedule 2.01(a)	-	Lenders and Commitments as of the Closing Date
Schedule 2.01(b)	-	Lenders and Commitments as of the Restatement Date
Schedule 3.07(c)	-	Certain Matters Affecting Intellectual Property
Schedule 3.08	-	Subsidiaries
Schedule 3.09(a)	-	Litigation
Schedule 3.17	-	Environmental Matters
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.26	-	Acquisition Documents
Schedule 5.17	-	Post-Closing Items
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens
Schedule 6.04	-	Existing Investments
Schedule 6.05	-	Permitted Asset Sales
Schedule 6.07	-	Transactions with Certain Affiliates
Schedule 6.16	-	Permitted Flags

EXHIBITS

Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C	-	Form of Borrowing Request
Exhibit D-1	-	[Reserved].
Exhibit D-2	-	[Reserved].
Exhibit E-1	-	[Reserved].
Exhibit E-2	-	[Reserved].
Exhibit F	-	[Reserved].
Exhibit G-1	-	Form of U.S. Tax Compliance Certificate
Exhibit G-2	-	Form of U.S. Tax Compliance Certificate
Exhibit G-3	-	Form of U.S. Tax Compliance Certificate
Exhibit G-4	-	Form of U.S. Tax Compliance Certificate
Exhibit H	-	Form of Solvency Certificate

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PREAMBLE

AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 8, 2015 (this “Agreement”), among LINDBLAD EXPEDITIONS, INC., a New York corporation (the “U.S. Borrower”), LINDBLAD MARITIME ENTERPRISES, LTD., an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (the “Cayman Borrower” and, together with the U.S. Borrower, each, individually a “Borrower” and, collectively, the “Borrowers”), the Lenders (as defined in Article I), and CREDIT SUISSE AG, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent and security trustee for the Secured Parties (as defined in Article I) (in such capacity, the “Collateral Agent”).

RECITALS

Capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof.

Pursuant to that certain Agreement and Plan of Merger, including all schedules and exhibits thereto (as amended, supplemented, or modified from time to time, the Acquisition Agreement”) dated as of March 9, 2015 among Capitol Acquisition Corp. II (“Capitol”), the U.S. Borrower, Argo Expeditions, LLC, a Delaware limited liability company (“LLC Sub”), and Argo Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Capitol intends to acquire (the “Acquisition”) the Equity Interests of the U.S. Borrower.

In connection with the Acquisition, Merger Sub, a wholly owned indirect subsidiary of Capitol, will merge with and into the U.S. Borrower (the “Initial Merger”) with the U.S. Borrower remaining as the surviving corporation and immediately following the Initial Merger (the “Merger Date”), the U.S. Borrower shall merge with and into LLC Sub, a wholly owned direct subsidiary of Capitol (the “Subsequent Merger” and, together with the Initial Merger, the “Merger”) with LLC Sub remaining as the surviving entity, to be renamed Lindblad Expeditions, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Capitol.

The Investors in connection with the Merger will receive consideration comprised of (i) an aggregate amount not to exceed $90,000,000 in cash (including certain bonus amounts payable to management of the U.S. Borrower) (the “Seller Cash Consideration”) and (ii) Equity Interests in Capitol constituting approximately 45% of the issued and outstanding Equity Interests of Capitol (the “Seller Equity Consideration” and, together with the Seller Cash Consideration, the “Acquisition Consideration”). Upon consummation of the Acquisition, Capitol will change its name to Lindblad Expeditions Holdings, Inc. (“Holdings”) and will be publicly listed on the NASDAQ Stock Market.

In connection with the Acquisition, the Borrowers (i) repaid certain existing Indebtedness of the U.S. Borrower and its Subsidiaries (the “Existing Debt”) and (ii) paid amounts outstanding under the Profit Participation Rights Purchase Agreement and the Profit Participation Loan Purchase Agreement, and in connection therewith, effected the cancellation of warrants issued in connection with the Existing Junior Debt Facility, in case of clauses (i) and (ii), collectively in an aggregate amount equal to $112,519,627.94 (the transactions described in these clauses (i) and (ii) collectively referred to as the “Restructuring”).

Holdings, the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders party thereto entered into that certain Credit Agreement, dated as of May 8, 2015 (as amended, supplemented, or modified from time to time, and as in effect immediately before giving effect to the amendment and restatement thereof contemplated hereby to occur on and as of the Restatement Date, the
Existing Credit Agreement”).

Pursuant to the Existing Credit Agreement, the Lenders extended a certain term credit facility to the Borrowers to finance the Restructuring, repay certain of the existing Indebtedness of the U.S. Borrower and its Subsidiaries and pay related fees, commissions and expenses.

In connection with the syndication of the Existing Credit Agreement, Holdings, the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders party to this Agreement as of the Restatement Date have agreed to amend and restate the Existing Credit Agreement in its entirety on the terms and subject to the conditions contained herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. The following terms when used in this Agreement, including its Preamble and Recitals, shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Lenders” shall have the meaning assigned to such term in Section 2.25(a).

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(i).

“Acquisition” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Acquisition Agreement” shall have the meaning assigned to such term in the Recitals to this Agreement.

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“Acquisition Consideration” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Acquisition Documents” shall mean the Acquisition Agreement and the other documents listed on Schedule 3.26.

“Additional Lender” shall mean, at any time, any Eligible Assignee that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.23.

“Additional U.S. Term Loans” shall mean the U.S. Term Loans made by the Lenders to the U.S. Borrower on the Restatement Date, pursuant to Section 2.01(a)(ii).

“Additional U.S. Term Loan Commitment” shall mean the U.S. Term Loan Commitments in an aggregate principal amount of $25,000,000 given effect on the Restatement Date. The amount of each Lender’s Additional U.S. Term Loan Commitment, if any, is set forth on Schedule 2.01(b) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. Notwithstanding the foregoing, the applicable Adjusted LIBO Rate shall at no time be less than 1.00% per annum.

“Administrative Agent” shall have the meaning assigned to such term in the Preamble to this Agreement.

“Administrative Agent Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affected Class” shall have the meaning assigned to such term in Section 2.25(a).

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agent Parties” shall have the meaning assigned to such term in Section 9.01.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Agreement” shall have the meaning assigned to such term in the Preamble.

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“Agreement Currency” shall have the meaning assigned to such term in Section 9.18.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% and (c) the Adjusted LIBO Rate on such day for a one-month Interest Period determined on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars plus 1.00%; provided that, solely for purposes of the foregoing, the Adjusted LIBO Rate for any day shall be calculated using the LIBO Rate based on the rate per annum determined by the Administrative Agent by reference to the ICE Benchmark Administration Interest Settlement Rates (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration Limited (or any Person which takes over the administration of that rate) as an authorized information vendor for the purpose of displaying such rates) (the “ICE LIBOR”) as published by Reuters (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the Administrative Agent from time to time) on such day at approximately 11:00 a.m. (London time). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Applicable Creditor” shall have the meaning assigned to such term in Section 9.18.

“Applicable Discount” shall have the meaning assigned to such term in Section 2.12(e).

“Applicable Rate” shall mean (i) with respect to any Eurodollar Loan, 4.50% per annum and (ii) with respect to any ABR Loan 3.50% per annum.

“Asset Sale” shall mean the sale, transfer or other disposition by the Borrowers or any of the Restricted Subsidiaries to any person other than Holdings, the Borrowers or any Subsidiary of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of the Borrowers or any of the Restricted Subsidiaries (including Mortgaged Vessels); provided that Permitted Asset Sales shall not constitute Asset Sales; provided, further, that any such sales from the Borrowers or any Subsidiary that is a Loan Party to a Subsidiary that is not a Loan Party shall be made (i) at prices and on terms no less favorable to the Loan Party than it would obtain in a comparable arm’s length transaction with unrelated third parties or (ii) to the extent not made in compliance with clause (i), shall be treated as an Investment in such Subsidiary.

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“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent and the Borrowers (which approval shall not be unreasonably withheld or delayed).

“Auction” shall have the meaning assigned to such term in Section 2.12(e).

“Auction Amount” shall have the meaning assigned to such term in Section 2.12(e).

“Auction Notice” shall have the meaning assigned to such term in Section 2.12(e).

“Available Basket Amount” shall mean, at any time of calculation, (a) the sum of (i) the Net Cash Proceeds received by Holdings after the Closing Date from any issuance of Qualified Capital Stock of Holdings, to the extent such Net Cash Proceeds are contributed in cash to the Borrowers’ common equity capital (excluding, for the avoidance of doubt, the Net Cash Proceeds that Holdings, the Borrowers and its Subsidiaries receive (or are deemed to receive) as a result of the consummation of the Acquisition); provided that no proceeds of any Specified Equity Contribution shall be included in amounts referred to in this clause (a), plus (ii) the Cumulative Retained ECF Amount at such time, plus (iii) $10,000,000 minus (b) the aggregate amount of Investments, Restricted Payments and prepayments, repurchases or redemptions (including any premium, fees, interest or other amounts thereon), of Restricted Indebtedness, in each case to the extent made after the Closing Date (in whole or in part) in reliance on the Available Basket Amount.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowers” shall have the meaning assigned to such term in the Preamble to this Agreement.

“Borrowing” shall mean Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by one or both Borrowers in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent and the applicable Borrowers (which approval shall not be unreasonably withheld or delayed).

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“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Assets” shall mean, with respect to any person, all equipment, fixed assets and real property or improvements of such person, or replacements or substitutions therefor or additions thereto, that in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such person.

“Capital Expenditures” shall mean, for any period, without duplication, all expenditures made directly or indirectly by Holdings and its consolidated Restricted Subsidiaries during such period for Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability), but excluding any such expenditure (i) made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards, indemnity payments or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (ii) that constitutes the consideration paid (and transaction expenses incurred) in connection with a Permitted Acquisition or other acquisitions, (iii) that constitutes the permitted reinvestment of Net Cash Proceeds of Asset Sales, Recovery Events or capital assets sold or (iv) that constitutes the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent of the credit granted by the seller of such equipment for the equipment being traded at such time.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP as in effect on the Closing Date, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP as in effect on the Closing Date.

“Capitol” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Cash Equivalents” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

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(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent, any domestic office of any Lender that is a bank, or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e) investments in “money market funds” within the meaning of Rule 2a-7 under the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above;

(f) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of the acquisition thereof and having, at the time of the acquisition thereof a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(g) investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (f) above; and

(h) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Cayman Borrower” shall have the meaning assigned to such term in the Preamble.

“Cayman Subsidiary Guarantor” shall mean each Foreign Subsidiary of Holdings (other than, for the avoidance of doubt, the Cayman Borrower) that is or becomes a party to the Guarantee Agreement as required by Section 5.12 of this Agreement, unless and until released as a Subsidiary Guarantor in accordance with this Agreement or the Guarantee Agreement.

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“Cayman Term Loan” means a term loan denominated in dollars made by a Lender to the Cayman Borrower pursuant to Section 2.01(a)(iii).

“Cayman Term Loan Commitment” shall mean the commitment of a Lender to make or otherwise fund a Cayman Term Loan and “Cayman Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Cayman Term Loan Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Cayman Term Loan Commitments as of the Closing Date is $20,000,000.

“Cayman Term Loan Exposure” shall mean, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Cayman Term Loans of such Lender; provided, at any time prior to the making of the Cayman Term Loans, the Cayman Term Loan Exposure of any Lender shall be equal to such Lender’s Cayman Term Loan Commitment.

“CFC” shall mean any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” shall mean any Domestic Subsidiary that has no material assets other than the Equity Interests of and, if applicable, Indebtedness of one or more Foreign Subsidiaries that are CFCs.

A “Change in Control” shall be deemed to have occurred if: (a) following the Acquisition, Holdings at any time ceases to own (directly or indirectly) 100% of the Equity Interests of the Borrowers; (b) at any time a change of control occurs under any Material Indebtedness; (c) prior to the Acquisition, the Investors (collectively) shall fail to own, or to have the power, directly, or indirectly, to vote or direct the voting of voting Equity Interests of the U.S. Borrower representing a majority of the voting power of the total outstanding voting Equity Interests of the U.S. Borrower; or (d) following the Acquisition, any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act (excluding any employee benefit plan of Holdings and its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan)) shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of 50% of the outstanding voting stock of Holdings. For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement. For the avoidance of doubt, the Acquisition as contemplated by the Acquisition Agreement will not constitute a Change in Control.

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“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date (or with respect to a person that becomes a Lender after the Closing Date, the date such person becomes a Lender), (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date (or with respect to a person that becomes a Lender after the Closing Date, the date such person becomes a Lender) or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (or with respect to a person that becomes a Lender after the Closing Date, the date such person becomes a Lender); provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are U.S. Term Loans, Cayman Term Loans, Other Loans, Incremental Term Loans or Specified Incremental Loans, when used in reference to any Commitment, refers to whether such Commitment is a U.S. Term Loan Commitment, Cayman Term Loan Commitment, Other Loan Commitment, Incremental Commitment or Specified Incremental Loan Commitment. Specified Incremental Loans and Other Loans, (and the related Specified Incremental Loan Commitments and Other Loan Commitments, as the case may be) made and established with different terms, and new tranches of Loans established as a result of a Loan Modification Offer, shall be construed to be in different Classes.

“Closing Date” shall mean May 8, 2015.

“Closing Date Transactions” shall mean, collectively, the transactions occurring on or prior to the Closing Date pursuant to the Transaction Documents, including (a) the consummation of the Restructuring; (b) the execution, delivery and performance of the Loan Documents and the borrowing of the Initial U.S. Term Loans and Cayman Term Loans hereunder; and (c) the payment of related fees, commissions and expenses.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations, but shall in all events exclude Excluded Property.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble to this Agreement.

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“Collateral Agreements” shall mean individually or collectively, as applicable, the U.S. Collateral Agreement and the Foreign Collateral Agreement.

“Commitment” shall mean, with respect to any Lender, the U.S. Term Loan Commitment and the Cayman Term Loan Commitment. Unless the context shall otherwise require, the term “Commitments” shall include any Incremental Commitment, Specified Incremental Loan Commitment or Other Loan Commitment.

“Commitment Letter” shall mean the Commitment Letter dated April 20, 2015, among the U.S. Borrower, Credit Suisse AG and CS Securities.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Company Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.07(c).

“Company Material Adverse Effect” shall mean with respect to the Borrowers, a material adverse effect on (i) the business, results of operations or financial condition of the Borrowers and their respective Subsidiaries (as defined in the Acquisition Agreement), taken as a whole; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” on the business, results of operations or financial condition of the Borrowers and their respective Subsidiaries, taken as a whole: (a) any change in applicable Laws (as defined in the Acquisition Agreement) or GAAP (as defined in the Acquisition Agreement) or any interpretation thereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (c) the announcement or the execution of the Acquisition Agreement, the pendency or consummation of the Mergers (as defined in the Acquisition Agreement) or the performance of the Acquisition Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 4.4 of the Acquisition Agreement and, to the extent related thereto, the condition in Section 9.2(a) of the Acquisition Agreement), (d) any change generally affecting any of the industries or markets in which the Borrowers or their respective Subsidiaries operate or the economy as a whole, (e) the compliance with the terms of the Acquisition Agreement or the taking of any action required or contemplated by the Acquisition Agreement or with the prior written consent of Capitol and the Lead Arranger, (f) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event, (g) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Borrowers operate, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel or (h) any failure of the Borrowers and their respective Subsidiaries, taken as a whole, to meet any projections, forecasts or budgets; provided, that clause (h) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), except in the case of clause (a), (b), (d), (f) and (g) to the extent that such change does not have a disproportionate impact on the Borrowers and their respective Subsidiaries, taken as a whole, as compared to other industry participants or (ii) the ability of the Borrowers to consummate the transactions contemplated hereby in accordance with the terms hereof.

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“Consolidated Current Assets” shall mean, at any time, the consolidated current assets (other than cash and Cash Equivalents, Taxes and deferred Taxes) of the Borrowers and the Restricted Subsidiaries at such time.

“Consolidated Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrowers, and the Restricted Subsidiaries at such time, but excluding, without duplication (a) the current portion of any long-term Indebtedness, (b) outstanding Incremental Revolving Loans, (c) interest payable and (d) Taxes and deferred Taxes.

“Consolidated EBITDA” shall mean, for any period, an amount determined for Holdings, the Borrowers and the Restricted Subsidiaries on a consolidated basis equal to:

(i) Consolidated Net Income, plus, to the extent reducing (and not added back to) such Consolidated Net Income (other than in the case of clause (f) hereof), the sum, without duplication, of amounts (calculated on an after tax basis where appropriate) for (a) provision for taxes based on income or profit or capital, including state, local and franchise taxes (or the non-U.S. equivalent thereof) of Holdings, the Borrowers and the Restricted Subsidiaries for such period (including tax expenses of Foreign Subsidiaries and foreign withholding taxes paid or accrued for such period), (b) Consolidated Interest Expense for such period and, to the extent not reflected in such Consolidated Interest Expense, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (c) the total amount of depreciation and amortization expenses (including amortization of goodwill and other intangibles, and all expenditures in respect of licensed or purchased software or internally developed software and software enhancements that are, or are required to be reflected as, capitalized costs, but excluding amortization of prepaid cash expenses that were paid in a prior period) for such period, (d) [reserved], (e) any other non-cash charges, expenses or losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges, expenses or losses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income to such extent), (f) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Net Income pursuant to clause (ii) below for any previous period, (g) any non-cash impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write downs related to intangible assets, long-lived assets, investments in debt and equity securities or otherwise as a result of a change in law or regulation, (h) any net loss from discontinued operations (so long as such operations remain discontinued) and any net loss on disposal of discontinued operations and any expenses, charges, accruals or reserves related to the closure and/or consolidation of offices and facilities (including in connection with discontinued operations), (i) any losses attributable to the extinguishment of any (1) Indebtedness or (2) derivative instruments of Holdings, the Borrowers or any of the Restricted Subsidiaries, (j) any fees, expenses, costs or charges (including all transaction, restructuring and transition costs, fees and expenses (including diligence costs, cash severance costs, retention payments to employees, lease termination costs and reserves)) or any amortization thereof, related to the Transactions or any Subject Transaction or any Investment, acquisition, asset disposition, equity offer, recapitalization, reorganization or incurrence of Indebtedness permitted hereunder (in each case, including any such transaction undertaken but not completed) or any amendment or modification hereof, (k) accruals and reserves (other than fees, expenses, costs or charges relating to the Transactions) that are established within twelve months after the Closing Date that are so required to be established in accordance with GAAP, (l) any extraordinary losses during such period in accordance with GAAP, (m) any non-recurring or unusual losses, expenses or charges, (n) minority interest expense consisting of income of a Subsidiary Guarantor attributable to minority equity interests of third parties or any non-wholly owned Subsidiary Guarantor deducted in such period in calculating Consolidated Net Income, net of any cash distributions made to such third parties in such period, (o) any costs or expenses incurred pursuant to any management equity plan, long term incentive plan or share or unit option plan or any other management or employee benefit plan or agreement or share or unit subscription or shareholder or similar agreement; provided that to the extent such costs or expenses are paid in cash, such costs or expenses shall have been funded with cash proceeds contributed to the capital of Holdings ,the Borrowers or the Net Cash Proceeds of any issuance of Equity Interests (other than Disqualified Capital Stock) of the Borrowers (or Holdings) and (p) the amount of “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies related to any Subject Transactions, restructurings, cost savings initiatives and other initiatives after the Closing Date and projected by the Borrowers in good faith to result from actions taken, committed to be taken or expected to be taken no later than 12 months after the end of such period (which “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies shall be calculated on a pro forma basis as though such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies are reasonably identifiable and factually supportable (in the good faith determination of the U.S. Borrower); provided further that the aggregate amount of add backs made pursuant to this clause (p) shall not exceed an amount equal to 15% of Consolidated EBITDA for the applicable Test Period (and such determination shall be made prior to the making of, and without giving effect to, any adjustments pursuant to this clause (p)); minus

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(ii) the sum, without duplication, of the following amounts (calculated on an after tax basis where appropriate) (a) non-cash gains increasing Consolidated Net Income for such period, excluding any such items to the extent they represent (1) the reversal in such period of an accrual of, or reserve for, potential cash expenses in a prior period after the Closing Date (which, for the avoidance of doubt, shall be deducted from Consolidated Net Income pursuant to clause (i)(e) above), and (2) the amortization of income and the accrual of revenue or income, in each case, to the extent cash is not received in the current period, (b) any net gain from discontinued operations or after-tax net gains from the disposal of discontinued operations to the extent increasing Consolidated Net Income, (c) any extraordinary, non-recurring or unusual gain to the extent increasing Consolidated Net Income and (d) any gains attributable to the extinguishment of any (1) Indebtedness or (2) derivative instruments of Holdings or any of the Restricted Subsidiaries.

Notwithstanding the foregoing, Consolidated EBITDA for the fiscal quarters ended on March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014 shall be deemed to be $14,120,092, $10,932,109, $13,644,703 and $5,875,227, respectively, in each case, as may be subject to add-backs and adjustments (without duplication) pursuant to Section 1.04 and clause (p) above for the applicable Test Period.

In addition, to the extent not already included in the Consolidated Net Income of Holdings, the Borrowers and the Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated EBITDA shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Investment, any acquisition or any Asset Sale (or other disposition). Furthermore, Consolidated EBITDA shall be calculated without regard to (1) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, and (2) effects of adjustments pursuant to GAAP resulting from the application of purchase accounting in relation to the Acquisition or any Permitted Acquisition.

For purposes of determining compliance with Section 6.10 only, the Borrowers shall have the right to receive a Specified Equity Contribution after the Closing Date and on or prior to the date 15 Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.04(a) or (b), as applicable, for such fiscal quarter which contribution will be included, at the request of the Borrowers, in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with Section 6.10 at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter and not for any other purpose under this Agreement; provided that notwithstanding anything herein to the contrary, (a) a Specified Equity Contribution may be made and included in the calculation of Consolidated EBITDA no more than two times in any four-fiscal quarter period and no more than five times during the term of this Agreement, (b) the amount of any Specified Equity Contribution included in the calculation of Consolidated EBITDA shall be no greater than the amount required to cause the Borrowers to be in pro forma compliance with Section 6.10 and (c) the proceeds of any Specified Equity Contribution (as they affect the amount of unrestricted cash and Cash Equivalents of the Borrowers and their Restricted Subsidiaries for purposes of “netting”) and any pay-down of the Loans made therefrom shall be disregarded for purposes of determining compliance with Section 6.10, as of the end of such fiscal quarter.

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The provisions of Section 1.04 shall apply to any calculation of Consolidated EBITDA.

“Consolidated Interest Expense” shall mean, for any period, total interest expense, whether paid or accrued (including that portion attributable to Capital Lease Obligations in accordance with GAAP) of Holdings, the Borrowers and their Restricted Subsidiaries on a consolidated basis for such period with respect to all outstanding Indebtedness of Holdings, the Borrowers and their Restricted Subsidiaries, including all amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, imputed interest with respect to commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedging Agreements in respect of interest rates.

“Consolidated Net Income” shall mean, for any period, the aggregate net income of Holdings, the Borrowers and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the income of any person (other than a Restricted Subsidiary of Holdings) in which any other person (other than Holdings, the Borrowers or any of their Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings, the Borrowers or any of the Restricted Subsidiaries by such person during such period shall be excluded, (b) any gain (loss), together with any related provision for taxes on such gain (loss), realized in connection with any Asset Sale or other asset disposition or abandonment (other than in the ordinary course of business) and reserves relating thereto shall be excluded, (c) any net unrealized gain (loss) (after any offset) resulting in such period from obligations under any Hedging Agreement or other derivative instruments and the application of ASC 815, in each case, shall be excluded, (d) any net unrealized gain (loss) (after any offset) resulting in such period from currency translation gains or losses including those related to currency re-measurements of Indebtedness shall be excluded, (e) any gains (losses) resulting from the return of surplus assets of any Plan shall be excluded, (f) the effect of any non-cash gain (loss) in respect of post-retirement benefits as a result of the application of ASC 715 shall be excluded and (g) the income of any Restricted Subsidiary (other than a Loan Party) to the extent that the payment thereof to Holdings, the Borrowers or any Subsidiary Guarantor, whether by dividends or similar distributions, intercompany loan repayments or otherwise, is not at the time permitted for any reason shall be excluded, except to the extent of cash actually distributed; provided that, for the avoidance of doubt, the sole fact that such a payment would result in adverse tax consequences shall not cause such income to be excluded pursuant to this clause (g).

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“Consolidated Total Assets” shall mean the consolidated total assets of Holdings, the Borrowers and the Restricted Subsidiaries as set forth on the consolidated balance sheet of Holdings as of the most recent period for which financial statements were required to have been delivered pursuant to Section 5.04(a) or (b); provided that prior to the initial delivery of such financial statements, this definition shall be based on the December 31, 2014 financial statements.

“Consolidated Working Capital” shall mean, at any date of determination, Consolidated Current Assets at such date minus Consolidated Current Liabilities at such date; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Contract Consideration” shall have the meaning assigned to such term in clause (b)(xx) of the definition of Excess Cash Flow.

“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted First Priority Refinancing Debt (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Loans (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such Credit Agreement Refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees, commissions and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension (including original issue discount, if any), (ii) such Credit Agreement Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Refinanced Debt and (iii) any covenants, events of default and other provisions under any Credit Agreement Refinancing Indebtedness (other than voluntary prepayment or redemption provisions and pricing (including interest rate, fees, funding discounts and prepayment premiums)) shall be substantially identical to or (taken as a whole), no more favorable to the lenders or holders providing such Credit Agreement Refinancing Indebtedness (taken as a whole) than the terms applicable to the Refinanced Debt (as determined by the Board of Directors of the U.S. Borrower in good faith) (except for covenants and or other provisions applicable only to periods after the then Latest Maturity Date at the time of incurrence of such Indebtedness).

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“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Parties” shall mean the Borrowers and each Guarantor.

“CS Securities” shall mean Credit Suisse Securities (USA) LLC.

“Cumulative Retained ECF Amount” shall mean, at any date, an amount, not less than zero, determined on a cumulative basis equal to the amount of Excess Cash Flow for all full fiscal years (commencing with the fiscal year ending December 31, 2016) ended prior to such date for which the financial statements required by Section 5.04(a) have been delivered that was not (and, in the case of any period where the respective required date of prepayment has not yet occurred pursuant to Section 2.13(b), will not on such date of required prepayment be) required to be applied in accordance with Section 2.13(b) for such fiscal years.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.13(f).

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that has (a) failed to fund any portion of its Loans within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrowers, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian or similar entity appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian or similar entity appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or an action or proceeding described in paragraph (g) or (h) of Article VII.

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“Designated Jurisdiction” shall mean a country or territory which is itself the target of comprehensive country-wide or territory-wide Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, Sudan and Syria).

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the U.S. Borrower) of non-cash consideration received by any Borrower or one of their Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.05.

“Discount Range” shall have the meaning assigned to such term in Section 2.12(e).

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date that is 91 days after the Latest Maturity Date (as of the time of issuance of such Disqualified Capital Stock), other than, in each case, after payment in full of the Obligations, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) Indebtedness or (ii) any Equity Interests referred to in clause (a) above, in each case at any time on or prior to the date that is 91 days after the Latest Maturity Date; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a Change in Control or an Asset Sale occurring prior to the date that is 91 days after the Latest Maturity Date shall not constitute Disqualified Capital Stock so long as any rights of the holders thereof upon the occurrence of a Change in Control or Asset Sale shall be subject to the prior repayment in full of the Loans and all other Obligations then outstanding.

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“Disqualified Institution” shall mean any competitors of the Borrowers and their respective Subsidiaries (which, for the avoidance of doubt, shall not include any bona fide debt investment fund) (i) listed on Schedule 1.01(a), (ii) identified by name in writing (on an updated Schedule 1.01(a) or similar list) to the Administrative Agent and the Lenders from time to time and (iii) any reasonably identifiable Affiliates of any person referred to in clauses (i) or (ii) above; provided that a “competitor” or an Affiliate of a competitor shall not include any bona fide debt fund or investment vehicle that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and with respect to which the Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity; provided further that no Disqualified Institutions may become Lenders or otherwise participate in the Term Loan Facility without consent of the Borrowers; provided further that any additional Disqualified Institutions identified from time to time shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Term Loan Facility; provided further that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions (other than the responsibility of the Administrative Agent to post the list of Disqualified Institutions with the Lenders pursuant to the terms of the Loan Documents).

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia, other than (i) a Domestic Subsidiary of the Cayman Borrower, (ii) a Domestic Subsidiary of any other Foreign Subsidiary that is a CFC, (iii) any CFC Holdco or (iv) any Subsidiary the provision of a Guarantee by which could result in adverse tax consequence (as a result of the operation of Section 956 of the Code) to Holdings, the U.S. Borrower or their Subsidiaries.

“Eligible Assignee” shall mean any commercial bank, insurance company, investment or mutual fund or other entity (but not any natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or invests in bank loans as one of its businesses; provided that, except to the extent expressly contemplated by Section 2.12(e), neither of the Borrowers nor any of their Affiliates shall be an Eligible Assignee; provided, further, that no Disqualified Institution shall be an Eligible Assignee. Notwithstanding the foregoing, each party hereto acknowledges and agrees that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and the Administrative Agent shall have no liability with respect to any assignment made to a Disqualified Institution.

“Environmental Laws” shall mean all Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and final and enforceable agreements with any Governmental Authority, in each case governing protection of the environment, natural resources, human health and safety (insofar as safety pertains to exposure to Hazardous Materials) or the presence, Release of, or exposure to, Hazardous Materials, or the use, treatment, storage, transport, recycling or disposal of, or the arrangement for such activities with respect to, Hazardous Materials.

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“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or pertaining to (a) non-compliance with any Environmental Law, (b) the use, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract or agreement pursuant to which liability is affirmatively assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, and any option, warrant or other right (other than Indebtedness that is convertible into, or exchangeable for, any such equity interests) entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as determined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrowers or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan by the PBGC or the withdrawal or partial withdrawal of the Borrowers or any of their ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Borrowers or any of their ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by the Borrowers or any of their ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrowers or any of their ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA), (h) the occurrence of a “prohibited transaction” with respect to which any Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which any Borrower or any such Subsidiary could otherwise be liable or (i) any Foreign Benefit Event.

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“Eurodollar”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash Flow” shall mean, for any period, an amount equal to the excess, if any, of:

(a) the sum, without duplication, of (i) Consolidated Net Income for such period, (ii) an amount equal to the sum of total depreciation expense, total amortization expense and other non-cash charges to the extent reducing Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such period and (iv) an amount equal to the aggregate net non-cash loss on any asset sale by the Borrowers and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at Consolidated Net Income over

(b) the sum, without duplication, of the following (but only to the extent not otherwise reducing Consolidated Net Income for such period) (i) an amount equal to the amount of all non-cash income, gains, and credits included in arriving at Consolidated Net Income, (ii) the aggregate amount of Capital Expenditures (without giving effect to any exclusions thereunder) of the Borrowers and the Restricted Subsidiaries and acquisitions of intellectual property in each case paid for in cash, except to the extent financed with the proceeds of long-term Indebtedness of Holdings or the Restricted Subsidiaries (other than revolving credit facilities), (iii) the aggregate amount of all scheduled principal payments of the Loans pursuant to Section 2.11 and prepayments of Loans made pursuant to Auctions under Section 2.12(e) (valued at the purchase price therefor), in each case made in cash during such period, except to the extent financed with the proceeds of Indebtedness of Holdings or the Restricted Subsidiaries (other than revolving credit facilities), (iv) the aggregate amount of all principal payments of Indebtedness of Holdings or the Restricted Subsidiaries (other than Loans, but including the principal component of payments in respect of Capital Lease Obligations) made during such period, except to the extent financed with the proceeds of Indebtedness of Holdings or the Restricted Subsidiaries (other than revolving credit facilities) or to the extent such payments are not permitted under this Agreement, (v) increases in Consolidated Working Capital for such period, (vi) all amounts paid in cash by the Borrowers and the Restricted Subsidiaries during such period in connection with all Permitted Acquisitions and all Investments pursuant to Section 6.04(g), (k), (q) or (w) (except to the extent invested into a Restricted Subsidiary), to the extent not financed with the proceeds of long-term Indebtedness of Holdings or the Restricted Subsidiaries (other than revolving credit facilities), (vii) cash payments under earnout and contingent obligations incurred in connection with Permitted Acquisitions and other acquisitions, to the extent not financed with the proceeds of Indebtedness of Holdings or the Restricted Subsidiaries (other than revolving credit facilities), (viii) costs, fees and expenses (including premium, make-whole and penalty payments) incurred in connection with the issuance or prepayment of any Indebtedness, whether or not consummated (including any refinancing, except to the extent such costs, fees and expenses are financed with the proceeds of Indebtedness of Holdings or the Restricted Subsidiaries) (other than revolving credit facilities), (ix) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrowers and their Restricted Subsidiaries, (x) costs, fees and expenses incurred in connection with the issuance of Equity Interests (including all classes of stock, options to purchase stock and stock appreciation rights to management of a Loan Party), Investments, asset sales or divestitures, in each case as permitted hereunder and whether or not consummated, (xi) any Restricted Payments made to Holdings to the extent permitted under Section 6.06(a)(ii), (vi) and (vii), (xii) any payment by Holdings, the Borrowers and the Restricted Subsidiaries to other Affiliates (whether directly or through Holdings) to the extent permitted under Section 6.07, (xiii) cash taxes paid during such period that did not reduce Consolidated Net Income for such period and the amount of the excess of any cash payments (or tax reserves set aside or payable) in respect of taxes by Holdings, the Borrowers and the Restricted Subsidiaries over the tax expense already deducted from Consolidated Net Income, (xiv) to the extent paid during such period, Transaction Costs, (xv) all payments made in cash in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with an acquisition, (xvi) payments by Holdings, the Borrowers and the Restricted Subsidiaries during such period in respect of long-term liabilities (including cash pension payments and other cash payments in respect of retirement plans) (in each case, to the extent required to be made) of Holdings, the Borrowers and the Restricted Subsidiaries other than Indebtedness, (xvii) cash payments made during such fiscal year in respect of employee retention payments in connection with a Subject Transaction, (xviii) cash payments made during such period in respect of non-cash charges that increased Excess Cash Flow in any prior fiscal year, (xix) the income of any Restricted Subsidiary (foreign or domestic) of any Borrower to the extent that the payment of such income to the Loan Parties, whether by dividends or similar distributions, intercompany loan repayments or otherwise (1) is not at the time of calculation permitted by operation of any Requirements of Law applicable to that Restricted Subsidiary or (2) would at the time of calculation result in adverse tax consequences; provided, however, that to the extent such prohibition in clause (xix)(1) or adverse tax consequence in clause (xix)(2) does not exist at the time of any future calculation, any amounts deducted from Excess Cash Flow pursuant to clause (xix)(1) or (xix)(2), as applicable, which have not already been added to Excess Cash Flow pursuant to this proviso, shall be added to Excess Cash Flow at the time of such future calculation and (xx) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrowers or their Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to acquisitions (including Permitted Acquisitions), Capital Expenditures or acquisitions of Intellectual Property to be consummated or made during the 180 days following such period to the extent intended to be financed with internally generated cash flow of Borrowers and their Restricted Subsidiaries; provided that to the extent the aggregate amount of internally generated cash flow utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of Intellectual Property during such 180 days is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow for the next Excess Cash Flow Period.

19

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excluded Hedging Obligation” means, with respect to any Guarantor, any Secured Hedging Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Secured Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Secured Hedging Obligation. If a Secured Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Secured Hedging Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Information” means information (including material nonpublic information) regarding the Loans of the applicable Class or the Loan Parties hereunder that is not known to a Lender participating in an Auction or in an assignment to the Borrowers, that may be material to a decision by such Lender to participate in such Auction or such assignment to the Borrowers.

“Excluded Property” shall mean (a) any owned real property having a value less than $1,000,000 and all leased real property irrespective of value (it being agreed that no Loan Party shall be required to deliver landlord lien waivers, estoppels or collateral access letters); (b) in the case of the U.S. Obligations only, voting Equity Interests of any Foreign Subsidiary owned directly by Holdings, the U.S. Borrower or any U.S. Subsidiary Guarantor in excess of 65% of the outstanding voting Equity Interests of such Foreign Subsidiary; (c) interests in partnerships, joint ventures and non-wholly owned Subsidiaries which cannot be pledged without the consent of one or more third parties (which consent has not been obtained); (d) any property subject to a capital lease, purchase money security interest or, in the case of after-acquired property, pre-existing secured Indebtedness to the extent the granting of a security interest in such assets would violate the terms of the agreement with respect thereto; (e) any lease, license or other agreement or purchase money or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrowers or a Guarantor) after giving effect to the applicable anti-assignment provisions of the UCC, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition; (f) pledges and security interests prohibited by applicable law, rule or regulation or agreements with any Governmental Authority or which would require governmental (including regulatory) consent, approval, license or authorization to provide such security interest unless such consent, approval, license or authorization has been received; (g) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d), or an “Amendment to Allege Use” pursuant to Section 1(c), of the Lanham Act, to the extent that, and during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal Laws, (h) assets subject to certificates of title or ownership (other than property covered by, or subject to the Lien of, a Mortgage on a Mortgaged Vessel); and (i) those assets as to which the Administrative Agent and the Borrowers reasonably agree that the costs of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby. Notwithstanding anything to the contrary, “Excluded Property” shall not include any proceeds, substitutions or replacements of any “Excluded Property” referred to in clauses (a) through (i) (unless such Proceeds, substitutions or replacements would constitute “Excluded Property” referred to in any of clauses (a) through (i)).

20

“Excluded Subsidiary” shall mean any Subsidiary of any Borrower that is: (a) listed on Schedule 1.01(b) as of the Closing Date; (b) a joint venture or a Subsidiary that is not otherwise a wholly owned Restricted Subsidiary (other than with respect to directors’ qualifying or nominee shares); (c) an Immaterial Subsidiary; (d) an Unrestricted Subsidiary; (e) not-for-profit Subsidiary; (f) prohibited by applicable Requirement of Law or contractual obligation (including any contractual obligation governing Indebtedness) from guaranteeing or granting Liens to secure any of the Obligations or with respect to which any consent, approval, license or authorization from any Governmental Authority would be required for the provision of any such guarantee (but in the case of such guarantee being prohibited due to a contractual obligation, such contractual obligation shall have been in place at the Closing Date or at the time such Subsidiary became a Restricted Subsidiary) and is not created in contemplation of or in connection with such person becoming a Restricted Subsidiary); provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary solely pursuant to this clause (f) if such consent, approval, license or authorization has been obtained; provided, further, that the Borrowers will use commercially reasonable efforts to overcome or eliminate any such restrictions in this clause (f), including (x) using any reasonably available “whitewash” procedures or similar procedures that would be required and/or (y) demonstrating that corporate benefits will be derived from the transaction; (g) any Subsidiary with respect to which providing a guaranty would result in material adverse tax consequences to Holdings, the Borrowers and their Subsidiaries (taken as a whole) as reasonably determined by Holdings (in consultation with the Administrative Agent); or (h) a Subsidiary with respect to which the Borrowers and the Administrative Agent (in consultation with the Required Lenders) reasonably agree that the costs or other consequences (including adverse tax consequences) of providing a guaranty of the Obligations are excessive in relation to the benefits to the Lenders.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender, or any other recipient or required to be withheld or deducted from a payment to such Administrative Agent, Lender, or other recipient (collectively, “Recipient”), (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(a)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

21

“Existing Credit Agreement” shall have the meaning assigned to such term in the Recitals.

“Existing Debt” shall have the meaning assigned to such term in the Recitals.

“Existing Junior Debt Facility” shall mean the Second Amended and Restated Junior Secured Credit Facility Agreement dated as of July 19, 2012, among the U.S. Borrower, the other borrowers party thereto, the additional secured parties party thereto and DVB Bank America N.V., as agent and security trustee for the lenders party thereto, as amended to the date hereof.

“Facility Upsize Fee Letter” shall mean the Facility Upsize Fee Letter dated July 8, 2015, among the U.S. Borrower, Credit Suisse AG and CS Securities.

“Failed Auction” shall have the meaning assigned to such term in Section 2.12(e).

“Fair Market Value” shall mean for any determination of Fair Market Value of any marine vessel, the fair market value set forth for such marine vessel in the most recent appraisal delivered or required to be delivered pursuant to Section 5.06(d).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

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“Fee Letter” shall mean the Fee Letter dated April 20, 2015, among the U.S. Borrower, Credit Suisse AG and CS Securities.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer, or controller of such person (or any person having the same functional responsibility as any of the foregoing).

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date or, if later, the expiration of any grace periods, for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $1,000,000 by the Borrowers or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that would reasonably be expected to result in the incurrence of any liability by the Borrowers or any of their Subsidiaries, or the imposition on the Borrowers or any of their Subsidiaries of any fine, excise Tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $1,000,000.

“Foreign Collateral Agreement” shall mean the U.S. Collateral Agreement (Foreign Obligations) dated as of May 8, 2015 among LEX Explorer LLC, the Cayman Borrower, certain Subsidiaries of the Cayman Borrower from time to time party thereto and the Collateral Agent.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Loan Obligations” shall have the meaning assigned to such term in the definition of “Foreign Obligations”.

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“Foreign Obligations” shall mean (a) the obligation of the Cayman Borrower to pay (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Cayman Term Loans or any Incremental Term Loans or Other Loans made to the Cayman Borrower (the “Foreign Loan Obligations”), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations in respect of Foreign Loan Obligations of the Cayman Borrower to any of the Secured Parties under this Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), solely as they relate to the Foreign Loan Obligations, (b) the due and punctual payment and performance of all the obligations in respect of Foreign Loan Obligations of each Cayman Subsidiary Guarantor under or pursuant to this Agreement and each of the other Loan Documents solely as they relate to the Foreign Loan Obligations and (c) the due and punctual payment and performance of all Secured Hedging Obligations of the Cayman Borrower or any Cayman Subsidiary Guarantor; provided that the term “Foreign Obligations” shall specifically exclude Excluded Hedging Obligations.  For the avoidance of doubt, the Foreign Obligations shall not include any U.S. Obligations.

“Foreign Pension Plan” shall mean any benefit plan that under applicable law (other than the laws of the United States of America) is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Security Documents” shall mean the Guarantee Agreement, the Foreign Collateral Agreement and the Mortgages and account control agreements with respect to the Cayman Borrower and the Cayman Subsidiary Guarantors and each of the security agreements, mortgages, deeds of trust and other instruments and documents with respect to the Cayman Borrower and the Cayman Subsidiary Guarantors granting any Lien executed and delivered pursuant thereto or pursuant to Sections 5.12 or 5.17.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Government” shall mean the United States government or any department or agency thereof.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

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“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with an acquisition.

“Guarantee Agreement” shall mean the Guarantee Agreement dated as of May 8, 2015 among the Loan Parties party thereto and the Collateral Agent.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and similar regulated ozone-depleting substances, and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by any Environmental Law.

“Hedge Bank” means any Person that, at the time it enters into a Hedging Agreement, is a Lender or an Agent or an Affiliate of a Lender or an Agent, in its capacity as a party to such Hedging Agreement.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Holdings” shall have the meaning assigned to such term in the Recitals hereof. Holdings will be joined as a party hereto upon consummation of the Acquisition in accordance with the procedures specified in Sections 5.12 and 5.17. All references to Holdings prior to the consummation of the Acquisition Agreement shall mean “U.S. Borrower” unless duplicative, in which case such references to Holdings shall be disregarded.

“Immaterial Subsidiary” shall mean, on any date of determination, any Subsidiary with (i) total assets equal to or less than 2.5% of total assets of the Borrowers and their Subsidiaries on a consolidated basis and (ii) gross revenues equal to or less than 2.5% of total consolidated gross revenues of the Borrowers and their Subsidiaries, in each case as determined in accordance with GAAP, and with respect to revenue, for the immediately preceding four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.04; provided, that at no time shall all Immaterial Subsidiaries so designated by the Borrowers have (i) total assets equal to or greater than 5.0% of total assets of the Borrowers and their Subsidiaries on a consolidated basis and (ii) gross revenues equal to or greater than 5.0% of total consolidated gross revenues of the Borrowers and their Subsidiaries, in each case as determined in accordance with GAAP, and with respect to revenue, for the immediately preceding four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.04.

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“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrowers, the Administrative Agent and one or more Incremental Revolving Credit Lenders or Incremental Term Lenders, as the case may be.

“Incremental Commitment” shall mean, with respect to any Lender, such Lender’s Incremental Revolving Credit Commitment and Incremental Term Loan Commitment.

“Incremental Lenders” shall mean the Incremental Revolving Credit Lenders and the Incremental Term Lenders.

“Incremental Loan Amount” shall have the meaning assigned to such term in Section 2.24(a).

“Incremental Loans” shall mean the Incremental Revolving Loans and the Incremental Term Loans.

“Incremental Revolving Credit Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.24, to make Incremental Revolving Loans to the Borrowers.

“Incremental Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Incremental Revolving Loans of such Lender.

“Incremental Revolving Credit Lender” shall mean a Lender with an Incremental Revolving Credit Commitment.

“Incremental Revolving Credit Maturity Date” shall have the meaning assigned to such term in Section 2.24(b).

“Incremental Revolving Loans” shall mean Revolving Loans made by one or more Lenders to the Borrowers pursuant to an Incremental Revolving Credit Commitment.

“Incremental Borrowing” shall mean a Borrowing comprised of Incremental Term Loans or Incremental Revolving Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.24, to make Incremental Term Loans to the Borrowers.

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“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Assumption Agreement.

“Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Assumption Agreement.

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrowers pursuant to Section 2.01(b). Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.24 and provided for in the relevant Incremental Assumption Agreement, Specified Incremental Loans.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments representing extensions of credit, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding (i) trade accounts payable, deferred compensation to employees and directors or former employees or directors, and accrued obligations incurred in the ordinary course of business and (ii) earnouts, escrows, holdbacks and similar deferred payment obligations), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the fair market value of such property and (ii) the amount of the Indebtedness so secured, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (h) all obligations of such person as an account party in respect of letters of credit, (i) all obligations of such person in respect of bankers’ acceptances and (j) all obligations of such person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock of such person or any other person. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.15.

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“Initial Merger” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Initial U.S. Term Loans” shall mean the Initial U.S. Term Loans made by the Lenders to the U.S. Borrower on the Closing Date, pursuant to Section 2.01(a)(i).

“Initial U.S. Term Loan Commitment” shall mean the U.S. Term Loan Commitments in an aggregate principal amount of $130,000,000 given effect on the Closing Date. The amount of each Lender’s Initial U.S. Term Loan Commitment, if any, is set forth on Schedule 2.01(a) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.07(c).

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, beginning with the last Business Day of June 2015, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, two, three or six months (or, if agreed to by all of the applicable Lenders, 12 months) thereafter, as the Borrowers may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” shall mean in relation to the “LIBO Rate” for any Loan, the rate which results from interpolating on a linear basis between: the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Interest Period and (ii) the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest Period, each as of approximately 11:00 A.M., London, England time, two Business Days prior to the commencement of such Interest Period.

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“Investment” shall have the meaning assigned to such term in Section 6.04.

“Investors” shall mean those stockholders, option holders and warrant holders who own, directly or indirectly, Equity Interests of the U.S. Borrower.

“IRS” shall mean the United States Internal Revenue Service.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.18.

“Junior Financing” shall have the meaning assigned to such term in Section 6.09(b).

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment at such time.

"Laws" shall mean, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lead Arranger” shall mean CS Securities, in its capacity as sole lead arranger and sole bookrunner for the Term Loan Facility.

“Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than, in each case, any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance), (b) any person that has become a party hereto pursuant to an Assignment and Acceptance in accordance with Section 2.21(a) or Section 9.04(b) and (c) unless the context shall otherwise require, any person that becomes an Additional Lender in accordance with Section 2.23 or an Incremental Lender in accordance with Section 2.24.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum equal to (i) the ICE Benchmark Administration LIBO Rate or the successor thereto if the ICE Benchmark Administration is no longer making a LIBO Rate available, as published by Reuters (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such Interest Period, for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the Interpolated Rate.

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“LLC Sub” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, claim, charge, collateral assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, right-of way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed by law and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Liquidity Amount” shall mean, at any time, unrestricted cash on hand and unrestricted Cash Equivalents of the Borrowers and the Subsidiary Guarantors at such time that are free of all Liens (other than restrictions related to the Liens securing the Obligations).

“Loan Documents” shall mean this Agreement, the Security Documents, any Incremental Assumption Agreement, any Refinancing Amendment, the Reaffirmation Agreement, each Loan Modification Agreement and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).

“Loan Modification Agreement” shall mean a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent, Holdings, the other Loan Parties and one or more Accepting Lenders.

“Loan Modification Offer” shall have the meaning assigned to such term in Section 2.25(a).

“Loan Parties” shall mean Holdings, the Borrowers and the Subsidiary Guarantors.

“Loans” shall mean the U.S. Term Loans and the Cayman Term Loans made by the Lenders to the applicable Borrower, pursuant to Section 2.01(a). Unless the context shall otherwise require, the term “Loans” shall include any Incremental Term Loans or Other Loans.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business results of operations or financial condition of Holdings, the Borrowers and the Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Loan Parties (taken as a whole) to perform their payment obligations under any Loan Document or (c) a material impairment of the rights and remedies available to the Lenders or the Collateral Agent under any Loan Document in accordance with the terms hereof.

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“Material Indebtedness” shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrowers and the Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Borrowers or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrowers or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” shall mean (a) (i) with respect to the USD Term Loans, May 8, 2021 and (ii) with respect to the Cayman Term Loans, May 8, 2021 or (b) with respect to any Term Lender that has extended the maturity date of its Loan pursuant to Section 2.25, the extended maturity date set forth in the Permitted Amendment.

“Material Subsidiary” shall mean any Restricted Subsidiary of Holdings that is not an Immaterial Subsidiary.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Merger Date” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Merger Sub” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Vessel Owning Subsidiary” shall mean at any time any Subsidiary of the Borrowers that own a marine vessel that is or is required to become a Mortgaged Vessel under the terms of this Agreement and the Security Documents. As of the Closing Date, the Mortgaged Vessel Owning Subsidiaries and the Mortgaged Vessels owned by each are as follows:

Mortgaged Vessel Owning Subsidiary	Jurisdiction of Organization	Mortgaged Vessel	Vessel Flag
SPEX Sea Bird Ltd.	Nevada	National Geographic Sea Bird	USA

SPEX Sea Lion Ltd.	Nevada	National Geographic Sea Lion	USA

Metrohotel Cia. Ltd.	Ecuador	National Geographic Endeavour	Ecuador

Marventura De Turismo Cia. Ltd.	Ecuador	National Geographic Islander	Ecuador

LEX Explorer LLC	Nevada	National Geographic Explorer	Bahamas

Fillmore Pearl Cayman (II), Ltd.	Cayman Islands	National Geographic Orion	Bahamas

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“Mortgaged Vessels” shall mean at any time, but subject to the provisions of Section 5.12 hereof, the marine vessels of the Borrowers and the Guarantors that are subject to a Lien under the Security Documents. The Mortgaged Vessels shall consist of the following Vessels (as defined in the respective Mortgage) as of the Closing Date:

Vessel Name	Flag
National Geographic Sea Bird	USA
National Geographic Sea Lion	USA
National Geographic Endeavour	Ecuador
National Geographic Islander	Ecuador
National Geographic Explorer	Bahamas
National Geographic Orion	Bahamas

“Mortgages” shall mean (a) the mortgages, charges, deeds of trust, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 5.12(a) and (b) the mortgages and other security documents granting a Lien on any Mortgaged Vessel to secure the Obligations, in the case of each of clauses (a) and (b), each in form and substance reasonably satisfactory to the Collateral Agent.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale or any Recovery Event, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) customary selling expenses (including reasonable broker’s fees or commissions, investment banking fees, legal fees, transfer and similar Taxes and the Borrowers’ good faith estimate of Taxes paid or payable in connection with such sale or, in the case of any Foreign Subsidiary, repatriation to the applicable Borrower), (ii) amounts provided in good faith as a reserve against (x) any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale or Recovery Event or (y) any other liabilities retained by any Borrower or any of their Restricted Subsidiaries associated with the properties sold (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the Borrowers’ good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness or other contractual obligations which are secured by the assets sold in such Asset Sale or Recovery Event and which is required to be repaid with such proceeds (other than any such Indebtedness or other contractual obligation assumed by the purchaser of such asset); and (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes and fees, commissions, costs and other customary expenses incurred in connection therewith.

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“Obligations” shall mean individually or collectively, as applicable, the Foreign Obligations and the U.S. Obligations.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“OID” shall have the meaning assigned to such term in Section 2.23(a).

“Other Applicable Indebtedness” shall have the meaning assigned to such term in Section 2.13(a).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Loan Commitments” shall mean one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Loans” shall mean one or more Classes of Loans that result from a Refinancing Amendment.

“Other Taxes” shall mean any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt of perfection of a security interest under, or otherwise with respect to, any Loan Document, except, with respect to the Administrative Agent or any Lender, any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(a)) as a result of a present or future connection between such person and the jurisdiction imposing such Tax.

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“Outside Date Repayment” shall have the meaning assigned to such term in Section 2.13(d).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(i).

“Permitted Amendments” shall mean any or all of the following: (a) the extension of the final maturity date and/or scheduled amortization of the applicable Loans and/or Commitments of the Accepting Lenders, (b) changes in the Applicable Rate and/or Fees or, if any, other fees payable with respect to the applicable Loans and/or Commitments of the Accepting Lenders, (c) the inclusion of additional fees to be payable to the Accepting Lenders, (d) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to treat the modified Loans and Commitments of the Accepting Lenders as a new Class of Loans and Commitments for all purposes under this Agreement and the other Loan Documents and (e) other terms that are, taken as a whole, not less favorable to the Lenders of any Affected Class (as determined by the U.S. Borrower in good faith after consultation with the Administrative Agent).

“Permitted Asset Sale” shall mean the sale, transfer or other disposition of (i) inventory, damaged, obsolete or worn out assets, equipment no longer used or useful in the business of the Borrowers or any of the Restricted Subsidiaries, scrap, Cash Equivalents and other assets, in each case sold, transferred or otherwise disposed of in the ordinary course of business, (ii) leases, subleases, licenses and sublicenses of property, (iii) Intellectual Property Rights assigned, licensed or sublicensed (or otherwise transferred, granted or disposed of) in the ordinary course of business (including allowing any Intellectual Property Rights to lapse or go abandoned in the ordinary course of business), (iv) dispositions between or among Excluded Subsidiaries, (v) the sale or discount without recourse of accounts receivable in connection with the compromise thereof or the assignment of past due accounts receivable for collection, (vi) assets on Schedule 6.05, (vii) property that is exchanged for credit against the purchase price of similar replacement property or if an amount equal to the net proceeds of such disposition is promptly applied to the purchase price of such replacement property, (viii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $250,000, (ix) dispositions of cash and Cash Equivalents; (x) transfers of property subject to Recovery Events; (xi) dispositions of Investments in joint ventures or any Subsidiary that is not wholly owned to the extent required by, or made pursuant to, customary buy/sell arrangements between, the joint venture or similar parties set forth in joint venture arrangements and/or similar binding arrangements and (xii) any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contractual rights or other claims of any kind.

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“Permitted First Priority Refinancing Debt” shall mean any secured Indebtedness incurred by the Borrowers (which may be guaranteed by any Loan Party) in the form of one or more series of senior secured loans; provided that (a) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Loans (including portions of Classes of Loans or Other Loans), (b) such Indebtedness is secured by all or a portion of the Collateral on a pari passu basis with the Obligations and is not secured by any property or assets other than the Collateral, (c) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal or have mandatory redemption features (other than customary asset sale events, insurance and condemnation proceeds events, change of control offers or events of default) that could result in redemptions of such loans prior to the maturity date of such Refinanced Debt, (d) the security agreements relating to such Indebtedness are substantially the same as the Security Documents or are not materially more favorable (taken as a whole) to the holders of such loans than the analogous Security Documents, (e) such Indebtedness is not Guaranteed by any person that is not a Loan Party and (f) on the date of incurrence of such Refinancing Debt, the holders of such Indebtedness (or their representative) and the Administrative Agent shall enter into a customary subordination and/or intercreditor agreement, the material terms of which shall be reasonably acceptable to the Administrative Agent and the Borrowers.

“Permitted Junior Debt Conditions” shall mean that such applicable debt (i) is not scheduled to mature prior to the date that is 180 days after the Latest Maturity Date, (ii) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iii) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors and the terms of such guarantee shall be no more favorable to the secured parties in respect of such Indebtedness than the terms of the Guarantee, (iv) has no financial maintenance covenants, other than in the case of any Indebtedness secured by a Lien on the Collateral that is junior to the Liens securing the Obligations (in which event the financial maintenance covenants in the documentation governing such Indebtedness shall not be more restrictive than those set forth in this Agreement), (v) does not contain any provisions that cross-default to any Default or Event of Default hereunder, and (vi) has covenants, default and remedy provisions and other terms and conditions (other than interest, fees, premiums and funding discounts) that in the good faith determination of the Board of Directors of the U.S. Borrower are substantially identical to, or less favorable to the investors providing such debt than, those set forth in this Agreement.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Refinancing Indebtedness” shall have the meaning assigned to such term in Section 6.01(s).

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“Permitted Second Priority Refinancing Debt” shall mean secured Indebtedness incurred by any Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and under security documents substantially similar to the Security Documents and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Holdings, the Borrowers or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness (provided that such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness”), (iii) such Indebtedness meets the Permitted Junior Debt Conditions and (iv) the holders of such Indebtedness (or their representative) and the Administrative Agent shall enter into a customary subordination and/or intercreditor agreement, the material terms of which shall be reasonably acceptable to the Administrative Agent and the Borrowers.

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by any Borrower in the form of one or more series of senior unsecured notes or loans; provided that such Indebtedness (i) constitutes Credit Agreement Refinancing Indebtedness and (ii) meets the Permitted Junior Debt Conditions.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrowers or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Pledged Collateral” shall mean any promissory notes, stock certificates or other certificated securities now or hereafter included in the Collateral, including all certificates, instruments or other documents representing or evidencing any such Collateral.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by the Lender acting as Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrowers. The prime rate is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Process Agent” shall have the meaning assigned to such term in Section 9.14(d).

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“Pro Forma Basis” shall mean on a basis in accordance with Section 1.04.

“Pro Forma Calculation Date” shall have the meaning assigned to such term in Section 1.04(c).

“Pro Forma Compliance” shall mean, at any date of determination, that the Borrowers are in compliance with the covenant set forth in Section 6.10 as of the most recently completed Test Period on a Pro Forma Basis.

“Pro Forma Effect” shall mean with respect to any Subject Transaction, Permitted Acquisition or other event, as applicable, giving effect to such Subject Transaction, Permitted Acquisition or other event on a Pro Forma Basis.

“Pro Forma Financial Statements” shall have the meaning assigned to such term in Section 3.05(b).

“Profit Participation Loan Purchase Agreement” shall mean that certain agreement dated as of December 11, 2014 entered into between DVB Bank America N.V., a company organized and existing under the laws of Curacao, and the U.S. Borrower, as amended to the date hereof.

“Profit Participation Rights Purchase Agreement” shall mean that certain agreement dated as of December 11, 2014 entered into between Buss Kreuzfahrtfonds 1 GmbH & Co. KG, a limited liability company organized and existing under the laws of Germany, Buss Kreuzfahrtfonds 2 GmbH & Co. KG, a limited liability company organized and existing under the laws of Germany, and the U.S. Borrower, as amended to the date hereof.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Purchasing Party” shall have the meaning assigned to such term in Section 2.12(e).

“Qualified Capital Stock” of any person shall mean any Equity Interest of such person that is not Disqualified Capital Stock.

“Qualifying Bids” shall have the meaning assigned to such term in Section 2.12(e).

“Reaffirmation Agreement” shall mean the Confirmation and Reaffirmation Agreement dated as of the Restatement Date among the Loan Parties party thereto and the Collateral Agent.

“Recipient” shall have the meaning assigned to such term in the definition of “Excluded Taxes”.

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“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation, eminent domain or similar proceeding relating to any asset of Holdings, the Borrowers or any Restricted Subsidiary; and for purposes of Section 2.13(a) only, any settlement of or payment in respect of any property or casualty insurance claim or any condemnation, eminent domain or similar proceeding required to be made to comply with the order of any Governmental Authority or applicable Laws.

“Refinanced Debt” shall have the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinanced Indebtedness” shall have the meaning assigned to such term in Section 6.01(s).

“Refinancing Amendment” shall mean an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers executed by each of (a) the Borrowers, (b) Holdings, (c) the Administrative Agent and (d) each Additional Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.23.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulatory Approvals” shall have the meaning assigned to such term in Section 3.09(b).

“Rejection Notice” has the meaning assigned to such term in Section 2.13(f).

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within any building, structure or facility.

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“Reply Amount” shall have the meaning assigned to such term in Section 2.12(e).

“Reply Discount” shall have the meaning assigned to such term in Section 2.12(e).

“Repricing Transaction” shall mean (i) any prepayment or repayment of the Term Loan Facility with the proceeds of, or any conversion of the Term Loan Facility into, any new or replacement tranche of term loans bearing interest at an “effective” interest rate less than the “effective” interest rate applicable to the Term Loan Facility (as such comparative rates are reasonably determined by the Administrative Agent, in consultation with the Borrowers), (ii) any repricing of the Term Loan Facility that reduces the “effective” interest rate applicable to the Term Loan Facility (in each case, taking into account interest rate floors and with OID and upfront fees (which shall be deemed to constitute like amounts of OID) being equated to interest margins in a manner consistent with generally accepted financial practice based on an assumed four-year average life (e.g., 25 basis points of interest rate margin equals 100 basis points in upfront fees or OID) and (iii) any amendment to the Term Loan Facility which reduces the all-in yield applicable to the Term Loan Facility; provided that a Repricing Transaction does not include any prepayment or repricing of the Term Loan Facility in connection with a Change in Control.

“Required Lenders” shall mean, at any time, Lenders having Loans and Commitments representing more than 50% of the sum of all Loans outstanding and Commitments at such time; provided Loans and Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Requirements of Law” shall mean, collectively, any and all applicable requirements of any Governmental Authority including any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes or case law.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restatement Date” shall mean July 8, 2015, concurrent with the First Effective Time (as defined in the Acquisition Agreement as in effect on the date hereof).

“Restatement Date Transactions” shall mean, collectively, (a) the execution, delivery and performance of this Agreement and the Reaffirmation Agreement and the borrowing of Additional U.S. Term Loans hereunder on the Restatement Date; and (b) the payment of related fees, commissions and expenses.

“Restricted Amount” shall have the meaning assigned to such term in Section 2.13.

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“Restricted Indebtedness” shall mean Indebtedness of Holdings, the Borrowers or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property (other than Qualified Capital Stock)) with respect to any Equity Interests in Holdings, the Borrowers or any Subsidiary, or any payment (whether in cash, securities or other property (other than Qualified Capital Stock)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Holdings, in the Borrowers or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrowers or any Subsidiary.

“Restricted Subsidiary” shall mean any Subsidiary other than an Unrestricted Subsidiary.

“Restructuring” shall have the meaning assigned to such term in the Recitals.

“Return Bid” shall have the meaning assigned to such term in Section 2.12(e).

“Return Bid Due Date” shall have the meaning assigned to such term in Section 2.12(e).

“Sanctioned Person” shall mean any of the following: (i) an entity or individual named on the Specially Designated Nationals and Blocked Persons List and the Foreign Sanctions Evaders List maintained by OFAC and any similar list maintained by the Department of State; (ii) an entity that is 50-percent or more owned, directly or indirectly, by an entity or individual, or two or more entities or individuals, described in (i) above; (iii) an entity or individual named on the Consolidated List of Financial Sanctions Targets issued by Her Majesty’s Treasury or on the consolidated list of persons, groups and entities subject to EU financial sanctions currently available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm; (iv) an entity or individual that is owned or controlled by an entity or individual described in (iii) above; or (v) (A) the government of a Designated Jurisdiction, or (B) an entity domiciled or resident in a Designated Jurisdiction.

“Sanctions” shall mean any economic sanctions laws or regulations administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, the United Kingdom (including Her Majesty’s Treasury (“HMT”)) or other relevant similar sanctions authority.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Secured Hedging Obligations” shall mean all obligations under each Hedging Agreement that (a) is in effect on the Closing Date between a Borrower or any other Loan Party and a Hedge Bank or (b) is entered into after the Closing Date between a Borrower or any other Loan Party and any Hedge Bank at the time such Hedging Agreement is entered into, for which a Borrower or such Loan Party agrees to provide security, in each case that has been designated to the Agent in writing by the U.S. Borrower as being a Secured Hedging Obligation for the purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article VIII and Section 9.05 as if it were a Lender.

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“Secured Parties” shall mean, collectively, the Agents, the Lenders, the Hedge Banks, each co-agent or sub-agent appointed by the Agents from time to time pursuant to Article VIII, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

“Security Documents” shall mean, individually or collectively, as applicable, the Foreign Security Documents and the U.S. Security Documents.

“Seller Cash Consideration” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Seller Equity Consideration” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Solvent” shall mean (a) the sum of the present debt and liabilities (including subordinated and contingent liabilities) of Holdings and its Subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of Holdings and its Subsidiaries, on a consolidated basis; (b) the present fair saleable value of the assets of Holdings and its Subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the debt and liabilities (including subordinated and contingent liabilities) of Holdings and its Subsidiaries as they become absolute and matured; (c) the capital of Holdings and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business (taken as a whole) as contemplated on the Closing Date and as proposed to be conducted following the Closing Date; and (d) Holdings and its Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability shall be the amount that, in light of all of the facts and circumstances existing as of the Closing Date, represents the amount that would reasonably be expected to become an actual and matured liability.

“SPC” shall have the meaning assigned to such term in Section 9.04(i).

“Specified Equity Contribution” shall mean any contribution to the common equity of Holdings and/or any other purchase or investment in an Equity Interest of Holdings (other than Disqualified Capital Stock) the proceeds of which are contributed to the Borrowers as common equity.

“Specified Incremental Loan Commitments” shall have the meaning assigned to such term in Section 2.24(a).

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“Specified Incremental Loans” shall have the meaning assigned to such term in Section 2.24(a).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Transaction” shall mean any future acquisition (including the Acquisition), investment, disposition, issuance, incurrence or repayment of Indebtedness, offering, issuance or disposition of Equity Interest, recapitalization, merger, consolidation, disposed or discontinued operation, multi-year strategic initiative or any other action specified in the Cost Savings Certificate made by any Borrower or any of their Restricted Subsidiaries, including through mergers or consolidations, or any person or any of its Restricted Subsidiaries acquired by any Borrower or any of their Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries. “Subject Transaction” does not include any of the Transactions.

“Subsequent Merger” shall have the meaning assigned to such term in the Recitals to this Agreement.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held.

“Subsidiary” shall mean any subsidiary of Holdings or the Borrowers, as applicable.

“Subsidiary Guarantor” shall mean, individually or collectively, as applicable, the U.S. Subsidiary Guarantors and the Cayman Subsidiary Guarantors.

“Synthetic Lease” shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease of such person under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income Tax purposes, other than any such lease under which such person is the lessor.

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“Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” shall mean a Borrowing comprised of Loans or Other Loans.

“Term Loan Facility” shall mean the term loan facilities provided for by this Agreement.

“Termination Date” shall mean the date on which (i) the Commitments have expired or been terminated and (ii) the principal amount of and all interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document and all other Obligations then due and payable (other than contingent indemnification obligations for which no claim has been made and obligations and liabilities with respect to Secured Hedging Obligations) shall have been paid in full in cash.

“Test Period” shall mean, at any time, the period of four consecutive fiscal quarters of Holdings ended on or prior to such time (taken as one accounting period) in respect of which consolidated financial statements of Holdings for each such fiscal quarter have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b), as applicable.

“Total Debt” shall mean, at any time, the total aggregate principal amount of all Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit that have not been reimbursed within two (2) Business Days after the date of such drawing, Capital Lease Obligations and other purchase money Indebtedness of Holdings, the Borrowers and the Restricted Subsidiaries that would appear on a balance sheet at such time, determined on a consolidated basis in accordance with GAAP.

“Total Net Leverage Ratio” shall mean, on any date of determination, with respect to Holdings, the Borrowers and their respective Restricted Subsidiaries on a consolidated basis, the ratio of (a) Total Debt of Holdings, the Borrowers and their respective Restricted Subsidiaries on such date less up to $25,000,000 of the unrestricted cash and Cash Equivalents of Holdings, the Borrowers and their respective Restricted Subsidiaries as of such date to (b) Consolidated EBITDA of Holdings, the Borrowers and their respective Restricted Subsidiaries for the Test Period most recently ended.

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“Transaction Costs” shall mean (and regardless of whether accrued and/or paid before, on or after the Closing Date), the sum, without duplication, of all fees, costs and expenses payable by Holdings, the Borrowers and their Restricted Subsidiaries and associated with the consummation of the Transactions, the Merger and the transactions related thereto.

“Transaction Documents” shall mean the Acquisition Documents and the Loan Documents.

“Transactions” shall mean, collectively, the Closing Date Transactions and the Restatement Date Transactions.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unrestricted Subsidiary” shall mean any Subsidiary of the Borrowers designated by the Board of Directors of the applicable Borrower as an Unrestricted Subsidiary pursuant to Section 5.14 subsequent to the date hereof, until such person ceases to be an Unrestricted Subsidiary of the Borrowers in accordance with Section 5.14.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56).

“U.S. Borrower” shall have the meaning assigned to such term in the Preamble to this Agreement.

“U.S. Collateral Agreement” shall mean the U.S. Collateral Agreement dated as of May 8, 2015 among the U.S. Borrower, certain Domestic Subsidiaries of the U.S. Borrower from time to time party thereto and the Collateral Agent.

“U.S. Loan Obligations” shall have the meaning assigned to such term in the definition of “U.S. Obligations”.

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“U.S. Obligations” shall mean shall mean (a) the obligation of the U.S. Borrower to pay (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the U.S. Term Loans or any Incremental Term Loans or Other Loans made to the U.S. Borrower (the “U.S. Loan Obligations”), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations in respect of U.S. Loan Obligations of the U.S. Borrower to any of the Secured Parties under this Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), solely as they relate to the U.S. Loan Obligations, (b) the due and punctual payment and performance of all the obligations in respect of U.S. Loan Obligations of Holdings and each U.S. Subsidiary Guarantor under or pursuant to this Agreement and each of the other Loan Documents solely as they relate to the U.S. Loan Obligations and (c) the due and punctual payment and performance of all Secured Hedging Obligations of Holdings, the U.S. Borrower or any U.S. Subsidiary Guarantor; provided that the term “U.S. Obligations” shall specifically exclude Excluded Hedging Obligations.

“U.S. Security Documents” shall mean the Guarantee Agreement, the U.S. Collateral Agreement and the Mortgages and account control agreements with respect to Holdings, the U.S. Borrower and the U.S. Subsidiary Guarantors and each of the security agreements, mortgages and other instruments and documents with respect to Holdings, the U.S. Borrower and the U.S. Subsidiary Guarantors granting any Lien executed and delivered pursuant thereto or pursuant to Sections 5.12 or 5.17.

“U.S. Subsidiary Guarantors” shall mean each Domestic Subsidiary of Holdings (other than, for the avoidance of doubt, the U.S. Borrower) that is or becomes a party to the Guarantee Agreement as required by Section 5.12 of this Agreement, unless and until released as a Subsidiary Guarantor in accordance with this Agreement or the Guarantee Agreement.

“U.S. Term Loan” shall mean a term loan denominated in dollars made by a Lender to the U.S. Borrower pursuant to Section 2.01(a)(i) and/or (ii).

“U.S. Term Loan Commitment” shall mean the commitment of a Lender to make or otherwise fund a U.S. Term Loan (including, for the avoidance of doubt, the Initial U.S. Term Loan Commitment and the Additional U.S. Term Loan Commitment) and “U.S. Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s U.S. Term Loan Commitment, if any, is set forth on (x) Schedule 2.01(a), in the case of the U.S. Term Loan Commitments on the Closing Date, or (y) Schedule 2.01(b) in the case of the U.S. Term Loan Commitments on the Restatement Date or, in each case, in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the U.S. Term Loan Commitments as of (x) the Closing Date is $130,000,000 and (y) the Restatement Date is $155,000,000.

“U.S. Term Loan Exposure” shall mean, with respect to any Lender, as of any date of determination, the outstanding principal amount of the U.S. Term Loans of such Lender; provided, at any time prior to the making of the U.S. Term Loans, the U.S. Term Loan Exposure of any Lender shall be equal to such Lender’s U.S. Term Loan Commitment.

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“U.S. Person” shall mean a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Voluntary Prepayment” shall mean a prepayment of principal of Loans pursuant to Section 2.12(a).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (excluding nominal amortization not to exceed 1% per annum), including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being amended or refinanced, the effects of any amortization of or prepayments on such indebtedness prior to the date of the applicable amendment or refinancing shall be disregarded.

“wholly owned Subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ or foreign nationals’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law and (c) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrowers’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Lenders. Notwithstanding any other provision contained herein, (i) all leases of the Borrowers and their Restricted Subsidiaries that are treated as operating leases for purposes of GAAP on the Closing Date shall continue to be accounted for as operating leases for purposes of the defined financial terms, including “Capital Lease Obligations”, regardless of any change to GAAP following the Closing Date which would otherwise require such leases to be treated as capital leases, provided that financial reporting shall not be affected hereby and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825 (or any other Financial Accounting Standard or Accounting Standards Codification having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Borrowers or any of their respective Subsidiaries at “fair value”, as defined therein.

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SECTION 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “U.S. Term Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar U.S. Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “U.S. Term Loan Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar U.S. Term Loan Borrowing”).

SECTION 1.04. Certain Calculations.   (a) For purposes of (i) determining compliance with the financial covenant set forth in Section 6.10 or Pro Forma Compliance at any time or (ii) the calculation of any financial ratios or tests (including the Total Net Leverage Ratio) (collectively, the “Applicable Calculations”), the following shall apply except to the extent duplicative of any other adjustments pursuant to this Section 1.04 or to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, event or circumstance, as applicable, and except that when calculating actual compliance (and not Pro Forma Compliance) with the financial covenant set forth in Section 6.10 and calculating the Total Net Leverage Ratio for purposes of Section 2.13(c) or the definition of “Applicable Rate” the events described in this Section 1.04 that occurred subsequent to the end of the applicable Test Period shall not be given Pro Forma Effect.

(b) If any Subject Transaction (other than Subject Transactions covered by Section 1.04(c)) shall have occurred during the applicable Test Period or (other than with respect to determining compliance with the financial covenant set forth in Section 6.10) subsequent to such Test Period (as hereinafter defined), the Applicable Calculations shall be calculated with respect to such period giving Pro Forma Effect to such Subject Transaction, as if they had occurred on the first day of the Test Period.

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(c) In the event that the Borrowers or any of their Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases, retires, extinguishes or otherwise discharges any Indebtedness subsequent to the commencement of the Test Period for which the Applicable Calculations are being calculated and on or prior to the date on which the event for which the Applicable Calculations are being calculated occurs or as of which the calculation is otherwise made (the “Pro Forma Calculation Date”), then the Applicable Calculations will be calculated giving Pro Forma Effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance, retirement, extinguishment or other discharge of Indebtedness, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable Test Period, provided that in calculating the Total Net Leverage Ratio as of the Pro Forma Calculation Date or the last day of the Test Period, the amount of outstanding Indebtedness shall be calculated based upon the amount outstanding as of the Pro Forma Calculation Date or such last day of the Test Period, as the case may be, giving Pro Forma Effect to the incurrence or repayment of any such Indebtedness on such date.

(d) If since the beginning of the Test Period any person (that subsequently became a Restricted Subsidiary of any Borrower or was merged with or into any Borrower or any Restricted Subsidiary of any Borrower since the beginning of such period) shall have made any transaction that would have required adjustment pursuant to this Section 1.04, then the Applicable Calculations shall be calculated giving Pro Forma Effect thereto for such period as if such transaction had occurred at the beginning of the applicable Test Period.

(e) In calculating the Applicable Calculations, any person that is a Restricted Subsidiary on the applicable Pro Forma Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such Test Period.

(f) In calculating the Applicable Calculations, any person that is not a Restricted Subsidiary on the applicable Pro Forma Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such Test Period.

(g) For purposes of determining Pro Forma Compliance if such calculation is being performed prior to the last day of the first Test Period for which the covenant in Section 6.10 is required to be satisfied, the levels required for such first Test Period shall be deemed to apply in determining compliance with such covenant.

(h) In calculating the Applicable Calculations, Unrestricted Subsidiaries shall be disregarded.

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ARTICLE II

The Credits

SECTION 2.01. Commitments.   (a) Subject to the terms and conditions and relying upon the representations and warranties set forth herein:

(i) each Lender with an Initial U.S. Term Loan Commitment made, severally and not jointly, a U.S. Term Loan to the U.S. Borrower on the Closing Date, in an aggregate principal amount equal to its Initial U.S. Term Loan Commitment. Amounts paid or prepaid in respect of U.S. Term Loans made on the Closing Date may not be reborrowed.

(ii) each Lender with an Additional U.S. Term Loan Commitment agrees, severally and not jointly, to make a U.S. Term Loan to the U.S. Borrower on the Restatement Date, in an aggregate principal amount equal to its Additional U.S. Term Loan Commitment. Amounts paid or prepaid in respect of U.S. Term Loans made on the Restatement Date may not be reborrowed.

(iii) each Lender with a Cayman Term Loan Commitment made, severally and not jointly, Cayman Term Loan to the Cayman Borrower on the Closing Date, in an aggregate principal amount equal to its Cayman Term Loan Commitment. Amounts paid or prepaid in respect of Cayman Term Loans may not be reborrowed.

(b) Each Lender having an Incremental Term Loan Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the U.S. Borrower or Cayman Borrower, as applicable, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

(c) Each Lender with an Incremental Revolving Credit Commitment agrees, severally and not jointly, to make Incremental Revolving Loans to the U.S. Borrower or Cayman Borrower, as applicable, at any time and from time to time on or after the date of effectiveness of the Incremental Revolving Commitment, and until the earlier of the Incremental Revolving Credit Maturity Date and the termination of the Incremental Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Incremental Revolving Credit Exposure exceeding such Lender’s Incremental Revolving Credit Commitment.

(d) Notwithstanding any provision to the contrary herein, following the Restatement Date and the funding of the Additional U.S. Term Loans pursuant to this Agreement (i) the terms of the Additional U.S. Term Loans shall be the same as the terms of the Initial Term Loans, and the Additional U.S. Term Loans shall constitute one tranche with, and be the same Class of U.S. Term Loans as, the Initial U.S. Term Loans made pursuant to Section 2.01(a)(i) of this Agreement, (ii) each reference in this Agreement to “U.S. Term Loan Commitment” shall include the Additional U.S. Term Loan Commitment and (iii) each reference to “Lender” shall include the Lenders signatory to this Agreement, in each case, unless the context shall require otherwise.

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SECTION 2.02. Loans.   (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $2,000,000 (except with respect to any Incremental Borrowing, to the extent otherwise provided in the related Incremental Assumption Agreement) or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the U.S. Borrower or Cayman Borrower, as applicable, may request pursuant to Section 2.03. Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the U.S. Borrower or Cayman Borrower, as applicable, to repay such Loan, nor the right of such Lender to receive all payments of interest and principal with respect to such Loan, in each case in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the U.S. Borrower or Cayman Borrower, as applicable, shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Each Lender shall make each Loan required to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the U.S. Borrower or Cayman Borrower, as applicable, in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

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(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the U.S. Borrower or Cayman Borrower, as applicable, on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the U.S. Borrower or Cayman Borrower, as applicable, severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the U.S. Borrower or Cayman Borrower, as applicable, to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the U.S. Borrower or Cayman Borrower, as applicable, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the U.S. Borrower or Cayman Borrower, as applicable, shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing (or as otherwise agreed by the Administrative Agent in its sole discretion), and (b) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time, on the day of a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing of Loans made pursuant to Section 2.01(a) or an Incremental Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the U.S. Borrower or Cayman Borrower, as applicable, shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

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SECTION 2.04. Evidence of Debt; Repayment of Loans.  (a) Each Borrower, as applicable, hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender as provided in Section 2.11.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the U.S. Borrower or Cayman Borrower, as applicable, to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the U.S. Borrower or Cayman Borrower, as applicable, to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the U.S. Borrower or Cayman Borrower, as applicable, or any Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided, however, that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers, as applicable, to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the applicable Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form to be agreed with the Administrative Agent and the applicable Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05. Fees.   (a) The Borrowers agree to pay to the Administrative Agent, for its own account, the administrative fee set forth in the Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fee”).

(b) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

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SECTION 2.06. Interest on Loans.   (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365/366 days and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate in effect from time to time.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate in effect from time to time.

(c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07. Default Interest. Notwithstanding the foregoing, at any time after the occurrence and during the continuance of an Event of Default pursuant to paragraph (g) or (h) of Article VII, or if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, then the overdue Obligations shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, payable on demand at a rate per annum equal to, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Lenders holding a majority in interest of the outstanding Loans and unused Commitments of any Class of making or maintaining their Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrowers for a Eurodollar Borrowing (or for a Eurodollar Borrowing of the affected Class, as applicable) pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

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SECTION 2.09. Termination and Reduction of Commitments.   (a) The Commitments (other than any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Assumption Agreement) shall automatically terminate upon the making of the Loans on the Closing Date or the Restatement Date, as applicable.

(b) Upon at least three Business Days’ prior written or fax notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the U.S. Term Loan Commitments or Cayman Term Loan Commitments, as applicable; provided, however, that (i) each partial reduction of each of the Loan Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) such notice may be conditioned upon the effectiveness of other credit facilities or the receipt of proceeds or the issuance of debt or the occurrence of any other transaction, in which case, such notice may be revoked if such other credit facilities do not become effective, such proceeds are not received, such debt is not issued or such other transaction is not consummated. The Administrative Agent shall promptly advise the Lenders of any notice given (and the contents thereof) pursuant to this Section 2.09.

(c) Each reduction in the Loan Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments.

SECTION 2.10. Conversion and Continuation of Borrowings. The Borrowers shall have the right at any time upon prior irrevocable written notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrowers at the time of conversion;

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(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrowers shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(vii) no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Borrowings comprised of Loans with Interest Periods ending on or prior to such Loan Repayment Date and (B) the ABR  Borrowings comprised of Loans would not be at least equal to the principal amount of Borrowings to be paid on such Loan Repayment Date; and

(viii) upon notice to the Borrowers from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrowers request be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Lenders of any notice given (and the contents thereof) pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrowers shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

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SECTION 2.11. Repayment of Borrowings.   (a) (i) The Borrowers shall pay to the Administrative Agent, for the account of the Lenders, on the last Business Day of March, June, September and December of each year (each such date being called a “Repayment Date”), commencing with the last Business Day of September, 2015, a principal amount of the Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.24(d)) equal to 0.25% of the aggregate principal amount of the Loans made and outstanding as of the Restatement Date, with the balance payable on the Maturity Date (or, if such day is not a Business Day, on the next preceding Business Day), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(ii) The Borrowers shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Specified Incremental Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(e)) equal to the amount set forth for such date in the applicable Incremental Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12. Optional Prepayment.   (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) on the day of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,000,000. The Administrative Agent shall promptly advise the Lenders of any notice given (and the contents thereof) pursuant to this Section 2.12.

(b) Optional prepayments of Loans shall be allocated between the Loans of each Class and applied to the installments of principal due in respect of such Loans under Section 2.11(a)(i) or (ii), as the case may be, in each case as directed by the Borrowers.

(c) Each notice of prepayment shall specify the prepayment date (which shall be a Business Day) and the principal amount of each Borrowing (or portion thereof) to be prepaid and shall commit the Borrowers to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, such notice may be conditioned upon the effectiveness of other credit facilities or the receipt of proceeds or the issuance of debt or the occurrence of any other transaction, in which case, such notice may be revoked if such other credit facilities do not become effective, such proceeds are not received, such debt is not issued or such other transaction is not consummated. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty, except as set forth below under clause (d). All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

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(d) In the event that, prior to the date that is six months after Acquiror Stockholder Approval (as defined in the Acquisition Agreement) is obtained pursuant to Section 9.2(d) of the Acquisition Agreement, the Borrowers (x) make any prepayment of Loans in connection with any Repricing Transaction or (y) effect any amendment of this Agreement resulting in a Repricing Transaction, the Borrowers shall pay to the Administrative Agent, for the ratable account of each applicable Lender, (I), in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Loans being prepaid and (II) and in the case of clause (y), a payment equal to 1.00% of the aggregate amount of the applicable Loans outstanding immediately prior to such amendment.

(e) Notwithstanding anything to the contrary contained in this Section 2.12 or any other provision of this Agreement and without otherwise limiting the rights in respect of prepayments of the Loans, subject to the conditions in clause (vi) below, any Loan Party or any Subsidiary of a Loan Party (each a “Purchasing Party”) may repurchase or purchase outstanding Loans pursuant to this Section 2.12(e) subject to the procedures as set forth below (or such other procedures as reasonably agreed between the Borrowers and Administrative Agent):

(i) Any Purchasing Party may conduct one or more auctions open to all Lenders of the applicable Class on a pro rata basis (each, an “Auction”) to repurchase or purchase all or any portion of the Loans of such Class by providing written notice to the Administrative Agent (for distribution to the Lenders of the related Class) identifying the Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (x) an aggregate bid amount, which may be expressed at the election of such Purchasing Party as either the total par principal amount or the total cash value of the bid, in a minimum amount of $10,000,000 for each Auction and with minimum increments of $100,000 (the “Auction Amount”) and (y) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Loans at issue that represents the range of purchase prices that could be paid in the Auction;

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(ii) In connection with any Auction, each Lender of the related Class may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”) which shall specify (x) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (y) a principal amount of Loans which must be in increments of $100,000 or in an amount equal to the Lender’s entire remaining amount of such Loans (the “Reply Amount”). Lenders may submit only one Return Bid with respect to each Class per Auction (unless the Administrative Agent and the Purchasing Party elect to permit multiple bids, in which case the Administrative Agent and the Purchasing Party may agree to establish procedures under which each Return Bid may contain up to three bids with respect to each Class, only one of which can result in a Qualifying Bid (as defined below) with respect to such Class). In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Administrative Agent, an Assignment and Acceptance modified in accordance with the procedures set forth in this Section 2.12(e). Each Return Bid and accompanying Assignment and Acceptance must be returned by each participating Lender by the time and date specified by the Administrative Agent as the due date for Return Bids (the “Return Bid Due Date”) for the applicable Auction, which shall be a date not more than 10 Business Days from the date of delivery of the Auction Notice, unless the Purchasing Party and the Administrative Agent otherwise agree;

(iii) If more than one Class is included in an Auction, the following procedures will apply separately for each such Class. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrowers, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount (i.e., the greatest discount to par) for which the Purchasing Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts received by the applicable Return Bid Due Date are insufficient to allow the Purchasing Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Purchasing Party shall either, at its election, (x) withdraw the Auction or (y) complete the Auction at an Applicable Discount equal to the highest Reply Discount (i.e., the smallest discount to par). The Purchasing Party shall purchase Loans subject to such Auctions (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided, further, that if the aggregate proceeds required to purchase all Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Purchasing Party shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent). In any Auction for which the Administrative Agent and the Purchasing Party have elected to permit multiple bids, if a Lender has submitted a Return Bid containing multiple bids at different Reply Discounts, only the bid with the highest Reply Discount that is equal to or less than the Applicable Discount will be deemed the Qualifying Bid of such Lender. Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the Return Bid Due Date;

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(iv) Once initiated by an Auction Notice, the Purchasing Party may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount. The Purchasing Party will not have any obligation to purchase any Loans outside of the applicable Discount Range nor will any Reply Discounts outside such applicable Discount Range be considered in any calculation of the Applicable Discount or satisfaction of the Auction Amount. Each purchase of Loans in an Auction shall be consummated pursuant to procedures (including as to response deadlines, rounding amounts, type and Interest Period of accepted Loans, and calculation of the Applicable Discount referred to above) established by the Administrative Agent and agreed to by the Borrowers. To the extent that no Lenders have validly tendered any Loans of a Class requested in an Auction Notice or as otherwise agreed by the Administrative Agent in its sole discretion, the Purchasing Party may amend such Auction Notice for such Loans at least 24 hours before the then-scheduled expiration time for such Auction. In addition, the Purchasing Party may extend the expiration time of an Auction at least 24 hours before such expiration time;

(v) All repurchases pursuant to this Section 2.12(e) shall be deemed to be voluntary prepayments pursuant to this Section 2.12(e) in an amount equal to the full aggregate principal amount of such Loans and shall reduce the remaining scheduled payments of principal in respect of the applicable Class under Section 2.11 pro rata; provided that such repurchases shall not be subject to the provisions of Sections 2.12(a) through (d), Section 2.17 and Section 2.18;

(vi) Any repurchase described in clause (v) above shall be subject to no Default or Event of Default has occurred and is continuing or would result therefrom; and

(vii) [Reserved].

(viii) Each Lender that sells its Loans pursuant to this Section 2.12(e) acknowledges and agrees that (i) the Purchasing Parties may come into possession of Excluded Information, (ii) such Lender will independently make its own analysis and determination to enter into an assignment of its Loans and to consummate the transactions contemplated by an Auction notwithstanding such Lender’s lack of knowledge of Excluded Information and (iii) none of the Purchasing Parties or any of its respective Affiliates, or any other person shall have any liability to such Lender with respect to the nondisclosure of the Excluded Information. Each Lender that tenders Loans pursuant to an Auction agrees to the foregoing provisions of this clause (viii). The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.12(e) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment requirements) (it being understood and acknowledged that purchases of the Loans by an Purchasing Party contemplated by this Section 2.12(e) shall not constitute Investments by such Purchasing Party) or any other Loan Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.12(e).

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SECTION 2.13. Mandatory Prepayments.   (a) Not later than the fifth Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale or any Recovery Event (to the extent that such Net Cash Proceeds exceed $1,000,000 in the aggregate), the Borrowers shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 2.13(e); provided that: so long as no Event of Default shall then exist or would arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that such Net Cash Proceeds are expected to be used, or committed to be used, to acquire assets useful (in the good faith judgment of the U.S. Borrower) in the Borrowers’ (or their Restricted Subsidiaries’) business within 12 months following the date of such Asset Sale or Recovery Event; provided that if all or any portion of such Net Cash Proceeds is not so reinvested within such 12-month period (or if the Borrowers or any of their Restricted Subsidiaries have entered into a binding contractual commitment for reinvestment within such 12-month period, not so reinvested within 18 months following the date of such Asset Sale or Recovery Event), such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.13(a); provided further that if at the time that any such prepayment would be required, the Borrowers or any Restricted Subsidiary is required to repay, redeem or repurchase or offer to repay, redeem or repurchase Indebtedness that is secured on a pari passu basis (but without regard to control of remedies) with the Obligations pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Asset Sale or Recovery Event (such Indebtedness required to be repaid, redeemed or repurchased or offered to be so repurchased, “Other Applicable Indebtedness”), then the applicable Borrower or applicable Restricted Subsidiary may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and Other Applicable Indebtedness at such time so long as the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Loans in accordance with the terms hereof) to the prepayment of the Loans and to the repurchase, redemption or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Loans that would have otherwise been required pursuant to this Section 2.13(a) shall be reduced accordingly.

(b) No later than the fifth Business Day after the date on which financial statements with respect to a fiscal year of Holdings are delivered pursuant to Section 5.04(a), beginning with the fiscal year ending on or about December 31, 2016, the Borrowers shall prepay outstanding Loans in accordance with Section 2.13(e) in an aggregate principal amount equal to the excess (if any) of (x) 50% of Excess Cash Flow for the fiscal year then ended (provided that such percentage shall be reduced to 25% if the Total Net Leverage Ratio as of the end of such fiscal year was less than or equal to 2.00 to 1.00 but greater than 1.50 to 1.00, and to 0% if the Total Net Leverage Ratio as of the end of such fiscal year was less than or equal to 1.50 to 1.00) minus (y) Voluntary Prepayments made during such fiscal year, on a dollar-for-dollar basis, other than to the extent any such Voluntary Prepayment is funded with the proceeds of new long-term Indebtedness.

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(c) In the event that any Borrower or any Restricted Subsidiary shall receive Net Cash Proceeds from the issuance, offering, placement or incurrence of Indebtedness for money borrowed of any Borrower or any Restricted Subsidiary (other than any cash proceeds from the issuance, offering, placement or incurrence of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrowers shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the receipt of such Net Cash Proceeds by the Borrowers or such Restricted Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.13(e).

(d) Upon the earliest to occur of (i) the termination of the Acquisition Agreement in accordance with its terms, (ii) Capitol ceasing all operations except for the purposes of  winding up, redeeming 100% of the shares sold in Capitol’s initial public offering for cash  and dissolving and liquidating and (iii) August 1, 2015, the Borrowers shall, not later than the second Business Day following the date of such occurrence, apply an amount equal to $30,000,000 to prepay outstanding Loans in accordance with Section 2.13(e) (the “Outside Date Repayment”).

(e) So long as any Loans are outstanding, mandatory prepayments of outstanding Loans under this Agreement shall be applied pro rata to each Class of Loans (except, in the case of amounts required to mandatorily prepay the Loans pursuant to Sections 2.13(b), such mandatory prepayments shall be allocated to each of the U.S. Term Loans and the Cayman Term Loans based on the amount of Excess Cash Flow generated by each of the U.S. Borrower and the Domestic Subsidiaries, on the one hand, and the Cayman Borrower and the Foreign Subsidiaries, on the other hand, as determined in good faith by the U.S. Borrower) and within each Class to any installments thereof (1) in direct order of maturity of the remaining installments for the next eight amortization payments following the relevant prepayment event, and (2) thereafter, ratably to the remaining installments.

(f) Each Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of each Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three Business Days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. The Administrative Agent shall promptly advise the Lenders of any notice given (and the contents thereof) pursuant to this Section 2.13. Each such Lender may reject all of its pro rata share of the prepayment (excluding the Outside Date Prepayment) (such declined amounts, the “Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrowers no later than 5:00 P.M., New York City time, one (1) Business Day after the date of such Lender’s receipt of such notice from the Administrative Agent. Each Rejection Notice from a given Lender shall specify the principal amount of the prepayment to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the prepayment to be rejected, any such failure will be deemed an acceptance of the total amount of such prepayment. Any Declined Proceeds may be retained by the Borrowers. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

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(g) In connection with any mandatory prepayments by the Borrowers of the Loans pursuant to this Section 2.13, such prepayments shall be applied on a pro rata basis to the then outstanding Loans being prepaid irrespective of whether such outstanding Loans are Alternate Base Rate Loans or Eurodollar Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.13(f), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Loans that are Alternate Base Rate Loans to the full extent thereof before application to Loans that are Eurodollar Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 2.16.

Notwithstanding any other provisions of this Section 2.13, if the Borrowers determine in good faith that the repatriation by any Foreign Subsidiary, of any amounts required to mandatorily prepay the Loans pursuant to Sections 2.13(a) or (b) above would result in material and adverse tax consequences (including from withholding tax), taking into account any foreign tax credit or benefit actually realized in connection with such repatriation (such amount, a “Restricted Amount”), as reasonably determined by the Borrowers, the amount that the U.S. Borrower shall be required to mandatorily prepay pursuant to Sections 2.13(a) or (b) above, as applicable, shall be reduced by the Restricted Amount until such time as such Foreign Subsidiaries may repatriate to the U.S. Borrower the Restricted Amount without incurring such material and adverse tax liability (the Borrowers hereby agreeing to use commercially reasonable efforts to, and to cause each of its Foreign Subsidiaries to, promptly take all available actions reasonably required to mitigate such tax liability); provided that to the extent that the repatriation of any Net Cash Proceeds or Excess Cash Flow from the relevant Foreign Subsidiary would no longer have an adverse tax consequence, an amount equal to the Net Cash Proceeds or Excess Cash Flow, as applicable, not previously applied pursuant to the immediately preceding clause shall be promptly applied to the repayment of the Loans pursuant to Sections 2.13(a) or (b) as otherwise required above (without regard to this paragraph).

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SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate); (ii) subject any Lender to any Taxes (other than (A) Excluded Taxes or (B) Indemnified Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or increase the cost to any Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrowers will pay to such Lender, upon demand such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction in the amount received or receivable.

(b) If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth in reasonable detail the basis for and the calculation of the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrowers (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed; provided that no Lender shall claim any compensation under this Section unless such Lender is generally seeking similar compensation from similarly situated borrowers.

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SECTION 2.15. Change in Legality.   (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, by written notice to the Borrowers and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b) For purposes of this Section 2.15, notices to the Borrowers by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers.

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SECTION 2.16. LIBOR Breakage. The Borrowers shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrowers hereunder (any of the events referred to in this sentence being called a “Breakage Event”). In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth in reasonable detail the basis for and the calculation of the amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrowers (with a copy to the Administrative Agent) and shall be conclusive absent manifest error.

SECTION 2.17. Pro Rata Treatment. Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, and as required or contemplated under Sections 2.15 or 2.24, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrowers in the amount of such participation.

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SECTION 2.19. Payments.   (a) The Borrowers shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. All payments received by the Administrative Agent after 12:00 (noon) New York City time, shall be deemed received on the next Business Day (in the Administrative Agent’s sole discretion) and any applicable interest shall continue to accrue. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender. Each payment to be made by the Borrowers hereunder shall be made in dollars.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers do not in fact make such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

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SECTION 2.20. Taxes.   (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes. If any applicable law (as determined in the good faith discretion of the Administrative Agent or any Loan Party) requires the deduction or withholding of any Tax from any such payment by an applicable Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the sum payable by the applicable Loan Party shall be increased as necessary so that after all such required deductions have been made (including deductions applicable to additional sums payable under this Section), the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) In addition, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Loan Parties shall severally indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by the Administrative Agent or such Lender, or required to be withheld or deducted from a payment to the Administrative Agent or such Lender (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for and the calculation of the amount of such payment or liability delivered to the Borrowers (with a copy to the Administrative Agent) by a Lender, or by the Administrative Agent on behalf of itself or a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after written demand therefor, for (i) (x) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register and (ii) the full amount of any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

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(e) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the relevant Borrower is a U.S. Person,

(A) each Lender that is a U.S. Person, shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), properly completed and duly executed original copies of IRS Form W-9 or successor form certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter after the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(1)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2) two accurate, complete, original and signed copies of IRS Form W-8ECI or successor form;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or BEN-E, as applicable; or

(4) in the case of such a Foreign Lender that is not the beneficial owner of payments hereunder (including a partnership or a participating Lender), (x) two accurate, complete, original and signed copies of IRS Form W-8IMY or successor form on behalf of itself and (y) an IRS Form W-8ECI or W-8BEN or BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G on behalf of such beneficial owner(s);

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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Each Lender agrees that if any change in circumstances which would modify or render invalid any form or certification provided pursuant to this Section 2.20, it shall promptly update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(g) At no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other person.

(h) Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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(i) For purposes of this Section 2.20, the term “applicable law” includes FATCA.

SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.   (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iv) any Lender becomes a Defaulting Lender or (v) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrowers that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, each Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender, as the case may be, and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (v) above, all of its interests, rights and obligation with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrowers or such Eligible Assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including (x) the premium, if any, that would have been payable pursuant to Section 2.12(d) if such Lender’s Loans had been prepaid on such date and (y) any amounts under Sections 2.14, 2.16 and 9.05 (as to events arising prior to the date of assignment); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance (provided that any Assignment and Acceptance executed and delivered by the Administrative Agent pursuant to the power of attorney granted hereby shall be in the form of Exhibit B) necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a). The Administrative Agent shall promptly notify the applicable Lender in respect of any Assignment and Acceptance pursuant to this Section 2.21.

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(b) If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrowers or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

Notwithstanding the foregoing, no Lender shall seek compensation under Section 2.14, 2.15 or 2.16 unless such Lender is generally seeking similar and proportionate compensation from similarly situated borrowers.

SECTION 2.22. [Reserved].

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SECTION 2.23. Refinancing Amendments. (a) At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans or outstanding Revolving Loans (or unused Revolving Credit Commitments) under this Agreement, in the form of Other Term Loans (or Other Term Loan Commitments) or Other Revolving Loans (or Other Revolving Credit Commitments), as the case may be, in each case pursuant to a Refinancing Amendment); provided that such Credit Agreement Refinancing Indebtedness (i) shall be secured by the Collateral, and Guaranteed by the Guarantors, on a pari passu basis with the Obligations pursuant to the Security Documents and shall not be secured by any property or assets other than Collateral or Guaranteed by any person other than a Guarantor, (ii) (x) in the case of Other Revolving Credit Commitments, will have a maturity date that is not prior to the maturity date of Revolving Credit Commitments being refinanced and (y) in the case of any Other Term Loans, will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than, the Term Loans being refinanced and (iii) in the event that a Refinancing Amendment with respect to Loans (other than Incremental Loans) does not refinance the Loans (other than Incremental Loans) in full, if the initial yield on such Credit Agreement Refinancing Indebtedness (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Adjusted LIBO Rate on such Loans (which shall be increased by the amount that any “LIBOR floor” applicable to such Loans on the date such Loans are made would exceed the Adjusted LIBO Rate for a three-month Interest Period commencing on such date) and (y) if such Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from Holdings, the Borrower or any Subsidiary for doing so (but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof) (the amount of such discount or fee, expressed as a percentage of such Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity (expressed in years) of such Loans and (B) four) exceeds by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Refinancing Yield Differential”) the sum of (A) the Applicable Rate then in effect for Eurodollar Term Loans (which shall be increased by the amount that any “LIBOR floor” applicable to such Eurocurrency Term Loans on the date such Credit Agreement Refinancing Indebtedness is incurred would exceed the Adjusted LIBO Rate for a three-month Interest Period commencing on such date (without taking into account the last sentence of the definition of LIBO Rate)) and (B) the amount of the OID initially paid in respect of the Term Loans, divided by four, then the Applicable Rate then in effect for the Term Loans shall automatically be increased by the Refinancing Yield Differential, effective upon the making of the Credit Agreement Refinancing Indebtedness.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in paragraphs (b) and (c) of Section 4.01 and, except as otherwise specified in the applicable Refinancing Amendment, the Administrative Agent shall have received (with sufficient copies for each of the Additional Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02, other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion that are reasonably satisfactory to the Administrative Agent.

(c) Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.23 shall be in an aggregate principal amount not less than $5,000,000 and an integral multiple of $1,000,000 in excess thereof unless such amount represents the total outstanding amount of the Refinanced Debt or the Administrative Agent otherwise consents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.

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(d) Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to reflect the existence of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and to otherwise effect the provisions of this Section 2.23.

SECTION 2.24. Incremental Loans. (a) The Borrowers may, by written notice delivered to the Administrative Agent from time to time on one or more occasions after the Closing Date, request Incremental Commitments in an aggregate principal amount for all such Incremental Commitments of up to (i) $10,000,000 (which shall not be reduced by any amount incurred in reliance on clause (ii) below) plus (ii) an unlimited amount, so long as in the case of this clause (ii), after giving effect to such Incremental Loans (and assuming in the case of any Incremental Revolving Credit Commitments, that such Incremental Revolving Loans have been fully drawn) and the use of proceeds thereof, the Total Net Leverage Ratio calculated on a Pro Forma Basis shall be equal to or less than 4.00 to 1.00 (the “Incremental Loan Amount”); provided that the Borrowers may elect to use this clause (ii) prior to clause (i) above, and if both clause (i) above and this clause (ii) are available and the Borrowers do not make an election, the Borrowers will be deemed to have elected this clause (ii). Such notice shall set forth (x) the amount of the Incremental Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining Incremental Loan Amount), (y) the date on which such Incremental Loan Commitments are requested to become effective (which shall not be less than 5 Business Days nor more than 60 days after the date of such notice, unless the Administrative Agent shall otherwise agree and (z) whether such Incremental Commitments are commitments to make additional Loans, additional term loans or revolving loans with terms different from the Loans (loans with different terms from the Loans being referred to herein as “Specified Incremental Loans” and such commitments, “Specified Incremental Loan Commitments”), as applicable.

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(b) The Borrowers and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of each Incremental Lender. Each Incremental Assumption Agreement shall specify the terms of any Incremental Loans to be made thereunder; provided that (i) without the prior written consent of the Required Lenders, (A) the final maturity date of any Incremental Term Loans shall be no earlier than the Term Loan Maturity Date and the Weighted Average Life to Maturity of the Incremental Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Term Loans, (B) the final maturity date of any Incremental Revolving Loans shall be no earlier than a date to be determined by the Borrowers and the Incremental Lenders (but not later than five years after the Closing Date) (such date, the “Incremental Revolving Credit Maturity Date”), (C) the interest rate margins applicable to any Incremental Loan will be determined by the Borrowers and the Incremental Lenders; provided that if the initial yield on such Incremental Loan (as reasonably determined by the Administrative Agent in consultation with the Borrowers to be equal to the sum of (x) the margin above the Adjusted LIBO Rate on such Loans (which shall be increased by the amount that any “LIBOR floor” applicable to such Loans on the date such Loans are made would exceed the LIBO Rate for a three-month Interest Period commencing on such date) and (y) if such Loans are initially made with OID, the amount of such OID divided by the lesser of (A) the average life to maturity (expressed in years) of such Loans and (B) four) exceeds by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Incremental Yield Differential”) the sum of (A) the Applicable Rate then in effect for Eurodollar Loans (which shall be increased by the amount that any “LIBOR floor” applicable to such Eurodollar Loans on the date such Incremental Loans are made would exceed the Adjusted LIBO Rate for a three-month Interest Period commencing on such date) (but excluding any customary arrangement, underwriting, structuring or similar fees in connection therewith that are not paid to all of the Lenders providing such Incremental Loans), and (B) the amount of the OID initially paid in respect of the Loans divided by four, then the Applicable Rate then in effect for the Loans shall automatically be increased by the Incremental Yield Differential, effective upon the making of the Incremental Loans, (D) all representations and warranties set forth in Article III and in each other Loan Document shall be true, correct and complete in all material respects on and as of the date of effectiveness of any Incremental Assumption Agreement and with the same effect as though made on and as of such date; provided that to the extent such representations and warranties expressly relate to an earlier date, such representations and warranties shall be true, correct and complete in all respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true, correct and complete in all respects on and as of the date of effectiveness of any Incremental Assumption Agreement or on such earlier date, as the case may be; and provided further that if the proceeds of Incremental Loans are to be used to finance a Permitted Acquisition, in lieu of the condition set forth in this clause (D) only “specified representations” pursuant to customary “SunGard” or “certain funds” conditionality (conformed as necessary for such Permitted Acquisition) shall be required to be true and correct in all material respects, (E) no Default or Event of Default shall exist or would exist immediately after giving effect thereto; provided that if the proceeds of Incremental Loans are to be used to finance a Permitted Acquisition, in lieu of the condition set forth in this clause (E), no Incremental Loan may be made if any Event of Default under Sections 8.01(b), (c), (g) or (h) exists or would result therefrom, (F) the Incremental Loans shall have the same guarantees as, and be secured on a pari passu basis by the same Collateral securing the existing Loans and (G) all fees and expenses owing in respect of such increase to the Administrative Agent and the Lenders shall have been paid, and (ii) all terms and documentation with respect to any Incremental Loans which differ from those with respect to the Loans (except those terms forth in clauses (i)(A), (B), (C) and (F) above) shall be reasonably satisfactory to the Administrative Agent; provided that, for the avoidance of doubt, synthetic letter of credit facilities shall be permitted to be requested as Incremental Term Loan Commitments. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitments and the Incremental Loans evidenced thereby.

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(c) Notwithstanding the foregoing, no Incremental Commitment shall become effective under this Section 2.24 unless the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02, other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion that are reasonably satisfactory to the Administrative Agent.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrowers, take any and all action as may be reasonably necessary to ensure that all Incremental Loans (other than Specified Incremental Loans), when originally made, are included in each Borrowing of outstanding Loans on a pro rata basis. This may be accomplished by requiring each outstanding Eurodollar Borrowing to be converted into an ABR Borrowing on the date of each Incremental Loan, or by allocating a portion of each Incremental Loan to each outstanding Eurodollar Borrowing on a pro rata basis. Any conversion of Eurodollar Loans to ABR Loans required by the preceding sentence shall be subject to Section 2.16. If any Incremental Loan is to be allocated to an existing Interest Period for a Eurodollar Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Assumption Agreement. In addition, to the extent any Incremental Term Loans are Term Loans, the scheduled amortization payments under Section 2.11(a)(i) or (ii), as the case may be, required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans.

(e) The Borrowers may seek commitments in respect of Incremental Loans from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and, in consultation with the Administrative Agent, additional banks, financial institutions and other institutional lenders who will become Lenders in connection therewith; provided that the Administrative Agent shall have consent rights (not to be unreasonably withheld or delayed) with respect to such additional Lenders, if such consent would be required pursuant to Section 9.04 for an assignment of loans or commitments, as applicable, to such additional Lender.

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SECTION 2.25. Loan Modification Offers. (a) The Borrowers may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Loans and/or Commitments (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrowers. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made (but without the consent of any other Lender or the Required Lenders).

(b) The Borrowers and each other Loan Party and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Notwithstanding anything to the contrary herein, each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders of the Affected Class. Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 2.25 unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions and other closing certificates consistent with those delivered on the Closing Date under Section 4.02, other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion that are reasonably satisfactory to the Administrative Agent.

SECTION 2.26. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) any amount payable to any Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, if so determined by the Administrative Agent and the Borrowers, held in a deposit account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (iii) third, as the Borrowers may request, to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent, (iv) fourth, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans in respect of which a Defaulting Lender has funded its obligations and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans of any Defaulting Lender.

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(b) In the event that the Administrative Agent or the Borrowers, as the case may be, each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold all Loans in accordance with the relevant Pro Rata Percentages. The rights and remedies against a Defaulting Lender under this Section 2.26 are in addition to other rights and remedies that the Borrowers, the Administrative Agent and the non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Section 2.26 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

ARTICLE III

Representations and Warranties

Each of Holdings and each Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

SECTION 3.01. Organization; Powers. Holdings, the Borrowers and each of the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent such status or an analogous concept applies to such an organization), (b) has all requisite organizational power and authority to own its material property and assets and to carry on its business in all material respects, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is a party and, in the case of the Borrowers, to borrow hereunder; except in the case of clause (a) or (c), to the extent the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02. Authorization. The Loan Documents (a) have been duly authorized by the Loan Parties by all requisite corporate, limited liability company, and, if required, stockholder or other applicable action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents of the Loan Parties, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is or may be bound or (ii) result in the creation or imposition of any Lien upon any property or assets of the Loan Parties (other than any Lien created hereunder or under the Security Documents), except in the case of clause (b)(i), to the extent the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

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SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3.04. Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or any other person is or will be required in connection with the Transactions, except for (a) the filing of UCC financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages on statutory registers or otherwise and (c) such as either have been made or obtained and are in full force and effect or the failure to make or obtain the same would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Financial Statements; Projections.   (a) The Borrowers have heretofore furnished to the Administrative Agent consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the U.S. Borrower for the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012, audited by and accompanied by the opinion of Marcum LLP. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the U.S. Borrower and its consolidated subsidiaries as of such dates and for such periods subject to year-end adjustments and the absence of footnotes. Such financial statements were prepared in accordance with GAAP applied on a consistent basis except as otherwise noted therein.

(b) The Borrowers have heretofore delivered to the Administrative Agent a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of the U.S. Borrower as of December 31, 2014, in each case adjusted to give effect to the Closing Date Transactions, the other transactions related thereto and such other adjustments as are reflected in the agreed upon model dated December 31, 2014, heretofore provided to the Lead Arranger (the “Pro Forma Financial Statements”). Such Pro Forma Financial Statements have been prepared in good faith by the U.S. Borrower, are based on assumptions that are believed by management of the Borrower on the date hereof to be reasonable, are based on the best information available to the U.S. Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Closing Date Transactions and present fairly in all material respects on a pro forma basis the estimated consolidated financial position of the U.S. Borrower and its consolidated Subsidiaries as of such date and for such period, assuming that the Closing Date Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

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SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, results of operations or financial condition of the Borrowers and the Restricted Subsidiaries, taken as a whole, since the Closing Date.

SECTION 3.07. Title to Properties; Intellectual Property.   (a) Each Borrower and each of the Restricted Subsidiaries has good and valid title to, or valid leasehold interests in, all its material properties and assets (excluding all of its Intellectual Property Rights but including its Mortgaged Vessels), except as would not reasonably be expected to have a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Permitted Liens.

(b) [Reserved].

(c) Each Borrower and their Restricted Subsidiaries owns, or is licensed or otherwise has the right to use, all patents, inventions, trademarks, service marks, trade names, domain names, copyrights, and registrations and applications for the foregoing, know-how, manufacturing processes, product designs, specifications, data, formulae, trade secrets and other intellectual property rights (collectively, the “Intellectual Property Rights”) that are necessary in all material respects for the conduct of its business as currently conducted (collectively, the “Company Intellectual Property Rights”), except for those the failure to own, license or have the right to use which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.07(c), no material action, suit, arbitration, or legal, administrative or other proceeding (other than office actions or other proceedings in the ordinary course of prosecution before the United States Patent and Trademark Office or the United States Copyright Office or any foreign counterpart) is pending, or, to the knowledge of the Borrowers, threatened in writing, which challenges the validity or effectiveness of any Company Intellectual Property Rights and which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrowers therein. Except as would not, individually, or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrowers, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents or Permitted Liens). As of the Closing Date, there are no Unrestricted Subsidiaries.

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SECTION 3.09. Litigation; Compliance with Laws.   (a) Except as set forth on Schedule 3.09(a), there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrowers, threatened in writing against or affecting the Borrowers or any Restricted Subsidiary or any business or material property of any such person (i) with respect to any Loan Document or (ii) which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) The Borrowers and each of their Restricted Subsidiaries is in compliance with all applicable laws, statutes, ordinances, rules and regulations and has filed all applications and has obtained all licenses, permits and approvals or other regulatory authorizations of each Governmental Authority with regulatory authority over the activities of the Borrowers and their Restricted Subsidiaries (“Regulatory Approvals”), other than where the failure to so be in compliance, make such filings or obtain such authorizations would not reasonably be expected to have a Material Adverse Effect.

(c) Since the Closing Date, there has been no change in the status of the matters disclosed on any of Schedule 3.09(a) that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

SECTION 3.10. Agreements.   Neither the Borrowers nor any of the Restricted Subsidiaries is in default under any provision of any indenture or other agreement or instrument evidencing Material Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Federal Reserve Regulations.   (a) None of Holdings, the Borrowers or any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of buying or carrying Margin Stock or for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation T, U or X.

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SECTION 3.12. Investment Company Act. None of Holdings, the Borrowers or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.13. Use of Proceeds. The proceeds of the Term Loan Facility will be used by the Borrowers only for the purposes set forth in Section 5.08.

SECTION 3.14. Tax Returns. Except as would not reasonably be expected to have a Material Adverse Effect, each Borrower and the Subsidiaries has filed or caused to be filed all U.S. federal and material state, local and non-U.S. Tax returns or materials required to have been filed by it and has paid or caused to be paid all material Taxes due and payable by it and all assessments received by it, except Taxes that may be paid without penalty or that are being contested in good faith by appropriate proceedings and for which the Borrowers or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP.

SECTION 3.15. No Material Misstatements. No written information, reports, financial statements, exhibits or schedules (other than projections, estimates, general market or industry data), taken as a whole, furnished by or on behalf of Holdings or the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (as modified or supplemented by other information so furnished), contains when furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that projections and pro forma financial information are based upon good faith estimates and assumptions believed to be reasonable by management at such time in the preparation of such information, report, financial statement, exhibit or schedule and when furnished; it being understood that such projections are inherently uncertain, are not a guarantee of financial performance, may vary from actual results, and that such variances may be material.

SECTION 3.16. Employee Benefit Plans. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect.

(b) Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan. With respect to each Foreign Pension Plan, none of the Borrowers, their Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject the Borrowers or any Subsidiary, directly or indirectly, to a tax or civil penalty which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans would not reasonably be expected to result in a Material Adverse Effect.

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SECTION 3.17. Environmental Matters.   (a) Except as set forth in Schedule 3.17 or except as would not reasonably be expected to result in a Material Adverse Effect, neither the Borrowers nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, which in either case remains outstanding, (ii) is subject to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability that remains outstanding.

(b) Since the Closing Date, there has been no change in the status of the matters disclosed on Schedule 3.17 that would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.18. Insurance. The Borrowers and their Restricted Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in the good faith judgment of the Borrowers in accordance with normal industry practice.

SECTION 3.19. Security Documents.   (a) Except as otherwise provided in Section 3.19(b) and Section 3.19(c), the Collateral Agreements create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral to the extent intended to be created thereby and required therein and (i) upon the taking of possession or control by the Collateral Agent of the Pledged Collateral as required by the Collateral Agreements, the Liens created by the Collateral Agreements shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in such Pledged Collateral, in each case prior and superior in right to any other person, and (ii) when financing statements in appropriate form are accepted by the appropriate filing offices specified on Schedule 3.19(a), the Lien created under the Collateral Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in all Collateral in which a security interest therein may be perfected by the filing of financing statements in such offices, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02 or the Collateral Agreements.

(b) Upon the recordation of an intellectual property security agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, together with the financing statements or such other filings in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under each of the Collateral Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in each of the Collateral Agreements) in which a security interest may be perfected by filing financing statements or filings with the United States Patent and Trademark Office or the United States Copyright Office, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

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(c) The Mortgages (or, in the case of any Mortgage executed and delivered after the date hereof in accordance with the provisions of Section 5.12, will be) are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Vessel thereunder, and when the Mortgages are duly filed with the applicable filing office and all related recording fees paid, the Mortgages shall constitute a fully perfected Lien on all right, title and interest of the Loan Parties in such Mortgaged Vessel, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02 or by such mortgage.

SECTION 3.20. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrowers or any Restricted Subsidiary pending or, to the knowledge of the Borrowers, threatened. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrowers or any Restricted Subsidiary is bound.

SECTION 3.21. Solvency. Immediately after the consummation of the Restatement Date Transactions and after giving effect to the application of the proceeds of each Loan made on the Restatement Date, the U.S. Borrower and its Subsidiaries on a consolidated basis are Solvent.

SECTION 3.22. USA PATRIOT Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with the USA PATRIOT Act.

SECTION 3.23. OFAC. Neither Holdings, the Borrowers, nor any of their Subsidiaries, nor, to the knowledge of Holdings, the Borrowers and their Subsidiaries, any employee, agent, controlled affiliate or representative thereof, is an individual or entity that is a Sanctioned Person.

SECTION 3.24. Anti-Corruption Laws. Since January 1, 2012, Holdings, the Borrowers and their Restricted Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption legislation and are instituting and will maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.

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SECTION 3.25. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 3.26. Acquisition Documents. The Administrative Agent has been furnished true and complete copies of each Acquisition Document.

SECTION 3.27. Mortgaged Vessels. Each Mortgaged Vessel (i) is owned and operated by a Guarantor, (ii) is operated in all material respects in compliance with all Requirements of Law, (iii) is in class with no material outstanding recommendations in the case of each Mortgaged Vessel that is classified on the Closing Date, and (iv) is maintained in all material respects in accordance with all requirements set forth in the Security Documents. Each Mortgaged Vessel is covered by all such insurance as is required by the respective Mortgage with respect to such Mortgaged Vessel.

SECTION 3.28. Citizenship. Each of the U.S. Subsidiary Guarantors is, and following the Restructuring, the U.S. Borrower shall be, a citizen of the United States, within the meaning of 46 U.S.C. §50501, eligible to own and operate vessels in the coastwise trade of the United States.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01. All Credit Events. On the date of each Borrowing (other than a conversion or a continuation of a Borrowing) (a “Credit Event”):

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02).

(b) All representations and warranties set forth in Article III and in each other Loan Document shall be true, correct and complete in all material respects on and as of the date of such Credit Event (and, with respect to the Credit Events to occur on the Closing Date, both before and after giving effect to the Closing Date Transactions) with the same effect as though made on and as of such date; provided that to the extent such representations and warranties expressly relate to an earlier date, such representations and warranties shall be true, correct and complete in all respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true, correct and complete in all respects on and as of the date of such Credit Event or on such earlier date, as the case may be.

(c) At the time of and immediately after such Credit Event and after giving effect to the use of proceeds thereof, no Default or Event of Default shall have occurred and be continuing, or, with respect to the Credit Events to occur on the Closing Date, would result from the Closing Date Transactions.

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Each Credit Event shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02. Conditions to Initial Credit Extensions. (A) On the Closing Date:

(a) The Administrative Agent shall have received, on behalf of itself, the Lenders, a customary written opinion of (i) Foley & Lardner LLP, counsel for the Loan Parties, (ii) Conyers Dill & Pearman, special Cayman Islands counsel for the Loan Parties and (iii) Snell & Wilmer, as special Nevada counsel for the Loan Parties, in each case, (A) dated the Closing Date and (B) addressed to the Administrative Agent and the Lenders.

(b) There shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents.

(c) The Administrative Agent shall have received a solvency certificate in the form of Exhibit H from the chief financial officer of the U.S. Borrower certifying that the U.S. Borrower and each of its Subsidiaries, on a consolidated basis after giving effect to the Closing Date Transactions and the other transactions contemplated thereby, are Solvent.

(d) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or certificate of formation, as applicable, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State or equivalent of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or a comparable government official, as applicable); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, memorandum and articles of association or other operating agreement, as applicable, of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or members, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation, certificate of formation or other constitutional documentation, as applicable, of such Loan Party, and all such amendments thereto as in effect on the Closing Date, have not been amended since the date of the last amendment thereto as certified in accordance with clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

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(e) From December 31, 2014 there has not been any change, development, condition, occurrence, event or effect relating to the Borrowers or their Subsidiaries that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Company Material Adverse Effect.

(f) All costs, fees, expenses and other compensation payable to the Lenders, the Administrative Agent, the Collateral Agent or the Lead Arranger on the Closing Date, including pursuant to this Agreement, any other Loan Document and the Fee Letter, to the extent documented and invoiced in reasonable detail at least one Business Day prior to the Closing Date, shall, upon the initial borrowing under the Term Loan Facility, have been paid (which amounts may be offset against the proceeds of the Term Loan Facility).

(g) The Administrative Agent shall have received:

(i) to the extent the Equity Interests pledged pursuant to the Security Documents are certificated, the certificates representing such Equity Interests, together with an undated stock power or share transfer forms for each such certificate executed in blank by the pledgor thereof (or such other instrument of transfer required under local law); and

(ii) (A) UCC financing statements in form appropriate for filing in all jurisdictions in order to perfect the Liens created under the Security Documents and (B) Intellectual Property Security Agreements (as defined in the U.S. Collateral Agreement) duly executed by the applicable Loan Party or Loan Parties to be filed with the United States Patent and Trademark Office or United States Copyright Office, as applicable.

(h) [Reserved].

(i) The Administrative Agent shall have received a certificate as to coverage under the general liability and property insurance policies required by Section 5.02.

(j) There shall be no amendment, modification or waiver of the Acquisition Agreement or any consent thereunder which is materially adverse to the Borrowers, the Lenders or the Lead Arranger for the Term Loan Facility without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) (it being understood and agreed that any decrease in the Acquisition Consideration shall be deemed to be a modification which is materially adverse to the Lead Arranger and the Lenders).

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(k) The Restructuring shall have been consummated, or substantially simultaneously with the closing under the Term Loan Facility in accordance with applicable law and on the terms described in the Commitment Letter and in the Acquisition Agreement.

(l) The Lenders shall have received the financial statements referred to in Section 3.05(a) and the Pro Forma Financial Statements.

(m) Other than as provided in Section 6.01, all amounts due or outstanding in respect of any existing Indebtedness shall have been (or substantially simultaneously with the closing under the Term Loan Facility shall be) paid in full, all commitments (if any) in respect thereof terminated and all guarantees (if any) thereof and security (if any) therefor discharged and released. After giving effect to the Closing Date Transactions and the other transactions contemplated hereby, the Borrowers and their respective subsidiaries shall have outstanding no indebtedness or preferred stock other than (a) the Loans under the Term Loan Facility, (b) Existing Indebtedness set forth on Schedule 6.01(a) and (c) Indebtedness permitted under Section 6.01.

(n) At least three Business Days prior to the Closing Date, each Loan Party shall have provided to the Lenders all documentation and other information theretofore requested in writing by the Administrative Agent at least five Business Days prior to the Closing Date that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the USA PATRIOT Act.

(o) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the chief executive officer or a Financial Officer of each of the Borrowers, confirming compliance with the conditions precedent set forth in Section 4.01(b) and (c) and this Section 4.02(e), (j) and (k).

It being understood that, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Closing Date (other than any security interest in any Collateral which may be perfected by the filing of a financing statement under the UCC or intellectual property filings or the delivery of stock certificates (and related stock powers)) after the Borrowers’ use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Loans on the Closing Date, but instead shall be required to be delivered and/or perfected after the Closing Date pursuant to Section 5.17.

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(B) On the Restatement Date:

(a) The Administrative Agent shall have received, on behalf of itself, the Lenders, a customary written opinion of (i) Foley & Lardner LLP, counsel for the Loan Parties, (ii) Conyers Dill & Pearman, special Cayman Islands counsel for the Loan Parties and (iii) Snell & Wilmer, as special Nevada counsel for the Loan Parties, in each case, (A) dated the Restatement Date and (B) addressed to the Administrative Agent and the Lenders.

(b) There shall have been delivered to the Administrative Agent an executed counterpart of this Agreement and the Reaffirmation Agreement. The Administrative Agent shall have received a solvency certificate in the form of Exhibit H from the chief financial officer of the U.S. Borrower certifying that the U.S. Borrower and each of its Subsidiaries, on a consolidated basis after giving effect to the Restatement Date Transactions and the other transactions contemplated thereby, are Solvent.

(c) The Administrative Agent shall have received (i) either (x) a copy of the certificate or articles of incorporation or certificate of formation, as applicable, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State or equivalent of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or a comparable government official, as applicable) or (y) written certification by such Loan Party’s Secretary or Assistant Secretary that such Loan Party’s certificate or articles of incorporation or formation certified and delivered to the Administrative Agent on the Closing Date pursuant to Section 4.02(A)(d) remain in full force and effect on the Restatement Date without modification or amendment; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Restatement Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, memorandum and articles of association or other operating agreement, as applicable, of such Loan Party as in effect on the Restatement Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or members, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation, certificate of formation or other constitutional documentation, as applicable, of such Loan Party, and all such amendments thereto as in effect on the Restatement Date, have not been amended since the date of the last amendment thereto as certified in accordance with clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; provided that to the extent any operating agreement or by-laws of any Loan Party are required to be delivered pursuant to this clause (ii) and were delivered and certified to the Administrative Agent on the Closing Date pursuant to Section 4.02(A)(d), such required delivery under this clause (ii) may be satisfied, in lieu of such delivery, by a written certification by such Loan Party’s Secretary or Assistant Secretary that such previously delivered and certified operating agreement or by-laws remain in full force and effect on the Restatement Date without modification or amendment since such original delivery; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

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(d) All costs, fees, expenses and other compensation payable to the Lenders, the Administrative Agent, the Collateral Agent or the Lead Arranger on the Restatement Date, including pursuant to this Agreement, any other Loan Document and the Facility Upsize Fee Letter, to the extent documented and invoiced in reasonable detail at least one Business Day prior to the Restatement Date, shall, upon the borrowing of the Additional U.S. Term Loans under the Term Loan Facility, have been paid (which amounts may be offset against the proceeds of the Additional U.S. Term Loans).

(e) The Administrative Agent shall have received a certificate, dated the Restatement Date and signed by the chief executive officer or a Financial Officer of each of the Borrowers, confirming compliance with the conditions precedent set forth in Section 4.01(b) and (c).

ARTICLE V

Affirmative Covenants

The Borrowers covenant and agree with each Lender that, at all times prior to the Termination Date, the Borrowers will, and will cause each of the Restricted Subsidiaries to:

SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties.   (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) as otherwise expressly permitted under Section 6.05 or (ii) in the case of a Restricted Subsidiary, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations and registrations of and applications for patents, copyrights and trademarks material to the conduct of its business; provided, however, that neither the Borrowers nor the Restricted Subsidiaries shall be required to obtain, preserve or extend any such rights, licenses, permits, franchises, authorizations and registrations of and applications for patents, copyrights and trademarks if the obtainment, preservation or extension thereof is no longer desirable in the conduct of the business of the Borrowers and the Restricted Subsidiaries or the failure to obtain, preserve, renew, extend or keep in full force and effect thereof would not reasonably be expected to result in a Material Adverse Effect; comply in all material respects with all material applicable laws (including, without limitation, the USA PATRIOT Act, FCPA and OFAC), rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except as could not reasonably be expected to result in a Material Adverse Effect; and at all times take reasonable steps to maintain and preserve all tangible property material to the conduct of such business and keep such tangible property in good repair, working order and condition, ordinary wear and tear, obsolescence and casualty excepted, except as would not reasonably be expected to result in a Material Adverse Effect; provided, that, with respect to the Mortgaged Vessels, the Borrowers will, or will cause the Mortgaged Vessel Owning Subsidiaries to, maintain and keep such Mortgaged Vessels in such condition, repair and working order as is required by the Security Documents.

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(c) Do or cause to be done all things necessary to maintain each of the U.S. Subsidiary Guarantors and, following consummation of the Restructuring, the U.S. Borrower, as a citizen of the United States, within the meaning of 46 U.S.C. §50501, eligible to own and operate vessels in the coastwise trade of the United States.

SECTION 5.02. Insurance.   (a) Maintain such insurance, to such extent and against such risks as is prudent in the good faith judgment of the Borrowers.

(b) Cause all such policies covering any Collateral to be endorsed in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require.

SECTION 5.03. Obligations and Taxes. Pay its indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof, except, in each case, where the failure to pay or perform such items would not reasonably be expected to have a Material Adverse Effect; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrowers shall have set aside on their books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend enforcement of a Lien and, in the case of a Mortgaged Vessel, there is no risk of forfeiture of such property.

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SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrowers, furnish to the Administrative Agent who will distribute to each Lender:

(a) within 90 days after the end of each fiscal year ending after the Closing Date, (i) its consolidated balance sheet and related statements of income and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Marcum LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without an explanatory paragraph (or other explanatory language) to the standard report about whether there is substantial doubt about the entity’s ability to continue as a going concern other than with respect to any upcoming maturity date of the Loans and any refinancings and replacements thereof or potential non-compliance with any financial covenant contained in any other Indebtedness and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP (except as otherwise expressly noted therein) consistently applied and (ii) a narrative report and management’s discussion and analysis of the financial condition and results of operations of Holdings and its consolidated Subsidiaries for such fiscal year, as compared to amounts for the previous fiscal year and budgeted amounts (it being understood that after the consummation of the Acquisition, the delivery by the Borrowers to the Administrative Agent of annual reports on Form 10-K shall satisfy the requirements of this Section 5.04(a) solely to the extent such annual reports include the information specified herein);

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year beginning March 31, 2015, (i) its consolidated balance sheet and related statements of income and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and, starting with the fiscal quarter ending March 31, 2015, comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP (except as otherwise expressly noted therein) consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) a narrative report and management’s discussion and analysis of the financial condition and results of operations of Holdings and its consolidated Subsidiaries for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year and budgeted amounts (it being understood that after the consummation of the Acquisition, the delivery by the Borrowers to the Administrative Agent of quarterly reports on Form 10-Q shall satisfy the requirements of this Section 5.04(b) solely to the extent such quarterly reports include the information specified herein);

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(c) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm opining on such statements (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that no Event of Default has occurred with respect to Section 6.10, or, if such an Event of Default has occurred, specifying the extent thereof (it being understood that such certificate shall be limited to the items and scope that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of profession);

(d) concurrently with any delivery of financial statements under paragraph (a) or (b) above in respect of any period ending after the Closing Date, a certificate of a Financial Officer (i) certifying that no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenant contained in Section 6.10 and (iii) together with each set of consolidated financial statements referred to in paragraph (a) or (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements;

(e) not later than 90 days after the commencement of the fiscal year of Holdings beginning January 1, 2016, and 90 days after the commencement of each fiscal year thereafter, a consolidated budget for such fiscal year and for each quarter within such fiscal year, including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year in a form customarily prepared by Holdings and, promptly when available, any revisions of such budget (that Holdings in good faith determines to be material);

(f) promptly after the same become publicly available, copies of all periodic and other material reports, proxy statements and other materials, if any, filed by Holdings or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission (it being understood that information required to be delivered pursuant to this clause (f) shall be deemed to have been delivered if such information, or one or more annual, quarterly or other periodic reports containing such information, shall be available on the website of the SEC at http://www.sec.gov);

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(g) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(h) promptly, such other information regarding the operations, business affairs and financial condition of Holdings, each of the Borrowers or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request.

Documents required to be delivered pursuant to this Section 5.04 may be delivered electronically.

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent promptly after it is known to a Responsible Officer written notice, of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings, the Borrowers or any Subsidiary which would reasonably be expected to result in a Material Adverse Effect; and

(c) any development that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06. Information Regarding Collateral.   (a) Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, or (iii) in any Loan Party’s Federal Taxpayer Identification Number.

(b) In the case of the Borrowers, at the time of delivery of the financial statements required by Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth all the occasions on which any Loan Party has become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

(c) If requested by the Administrative Agent (i) an operating report for the Mortgaged Vessels showing the current locations of such vessels or (ii) written notice of any charters of any Mortgaged Vessel and copies of such charter, in each case, not more than once per fiscal quarter.

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(d) On or before March 1 of each year and only so long as an Event of Default shall have occurred and be continuing, updated appraisals for the Mortgaged Vessels of Holdings, the Borrowers and the Restricted Subsidiaries in the form of desktop appraisals performed by an internationally recognized appraiser reasonably satisfactory to the Administrative Agent (and in any event an appraiser that is a member of the National Association of Marine Surveyors and the American Society of Appraisers).

SECTION 5.07. Maintaining Records; Access to Properties and Inspections.   Keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP. The Borrowers and each Restricted Subsidiary will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent in writing to visit and inspect the financial records and the properties of such person from time to time (but in the absence of an Event of Default, no more often than once during any calendar year) upon prior reasonable notice and at such reasonable times during normal business hours as shall be agreed to and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such person with the officers thereof and (provided that a representative of each Borrower is given the opportunity to be present) independent accountants therefor, all at the cost of the Borrowers (which amounts shall be reasonable); provided that except during the existence of an Event of Default, the Borrowers shall not be responsible for the costs of more than one visit per calendar year.

SECTION 5.08. Use of Proceeds.The Borrowers will use the proceeds of the Loans (a) made on the Closing Date to finance the Restructuring and to pay related fees, commissions and expenses, (b) made on the Restatement Date for general corporate purposes and to pay related fees, commissions and expenses and (c), in the case of Incremental Loans or Other Loans, only for the purposes specified in the relevant Incremental Assumption Agreement or Refinancing Amendment, as applicable.

SECTION 5.09. Employee Benefits. (a) Except as would not reasonably be expected to result in a Material Adverse Effect, comply with the provisions of ERISA and the Code applicable to any Plan and the laws applicable to any Foreign Pension Plan and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any Responsible Officer of a Borrower knows that, an ERISA Event has occurred that, alone or together with any other ERISA Events would reasonably be expected to result in liability of the Borrowers and the Subsidiaries in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of each Borrower setting forth details as to such ERISA Event and the action, if any, that such Borrower proposes to take with respect thereto.

SECTION 5.10. Compliance with Environmental Laws. Except as would not reasonably be expected to result in a Material Adverse Effect, comply and undertake commercially reasonable efforts to cause all lessees and other persons occupying its properties to comply with all Environmental Laws applicable to its operations and properties (including the Mortgaged Vessels); obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action required by Environmental Law or by any Governmental Authority in accordance in all material respects with Environmental Laws; provided, however, that neither the Borrowers nor any Subsidiary shall be required to undertake any remedial action required by Environmental Laws or any Governmental Authority to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

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SECTION 5.11. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 30 days without the Borrowers or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders though the Administrative Agent, the Borrowers shall provide to the Lenders within 60 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating whether Hazardous Materials are present in violation of Environmental Law, and the estimated cost of any compliance or remedial action in connection with such Default.

SECTION 5.12. Further Assurances. (a) (i) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created hereunder and by the Security Documents; provided that, notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Loan Parties shall not have any obligation to perfect any security interest or Lien, or record any notice thereof, in any Intellectual Property (as defined in each of the Collateral Agreements) included in the Collateral in any jurisdiction other than the United States or a jurisdiction in which a guarantor is organized or in any Excluded Property;

(ii) Subject to Section 9.21, Holdings will cause any subsequently acquired or organized Subsidiary (other than an Excluded Subsidiary) to become a Loan Party by executing or joining the Guarantee Agreement and each applicable Security Document in favor of the Collateral Agent; provided, however, that no Foreign Subsidiary shall be required under this Agreement or the Guarantee Agreement to Guarantee any U.S. Obligations or any other obligations of the U.S. Borrower;

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(iii) In addition, the Borrowers will give prompt notice to the Administrative Agent of the acquisition by it or any of the Loan Parties of any owned real property (other than Excluded Property) having a value in excess of $2,500,000 and will deliver, at its cost and expense, a mortgage with respect to such owned real property as additional collateral to secure the Obligations, which mortgage shall be in a form reasonably acceptable to the Borrowers and the Administrative Agent. In connection with any such mortgage interest, the Borrowers shall also deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches and, in accordance with the requirements of Section 5.02(c), “life of loan” flood determinations (signed by each Borrower, to the extent required)) as the Collateral Agent shall reasonably request to evidence compliance with this Section. Notwithstanding the foregoing, the parties hereto agree that the Borrowers shall only be required to deliver surveys of after acquired properties to the Administrative Agent to the extent any surveys are in the possession of the Borrowers. In the event a survey of the after acquired property does not exist, the related title insurance policy may be subject to an exception for any matters that would be revealed by an accurate survey of the applicable property.

(b) if the Borrowers or any Guarantor acquires any marine vessel with a Fair Market Value in excess of $5,000,000 (other than a marine vessel acquired with Indebtedness permitted by Section 6.01), then the Borrowers or the applicable Subsidiary (as applicable) shall, within twenty Business Days of such acquisition, execute and deliver such mortgages and other security instruments as shall be necessary to cause such vessel to become a Mortgaged Vessel subject to a perfected first-priority security interest (subject to Permitted Liens).

(c) if the Fair Market Value of any marine vessel owned by the Borrowers or any Guarantor (other than a marine vessel acquired with Indebtedness permitted by Section 6.01) increases to an amount in excess of $5,000,000 because of improvements to such marine vessel, then the Borrowers or the applicable Subsidiary (as applicable) shall, within twenty Business Days of a Responsible Officer of the Borrowers learning of such increase in Fair Market Value, execute and deliver such mortgages and other security instruments as shall be necessary to cause such vessel to become a Mortgaged Vessel subject to a perfected first-priority security interest (subject to Permitted Liens).

(d) Notwithstanding anything in this Agreement or any Security Document to the contrary, in no event shall the Equity Interests of any Foreign Subsidiary be pledged by any Loan Party to secure any U.S. Obligation, other than 65% of the Equity Interests of a Foreign Subsidiary the Equity Interests of which are owned directly by Holdings or a Domestic Subsidiary.

SECTION 5.13. Credit Ratings. For so long as any Loans remain outstanding, the Borrowers shall use their commercially reasonable efforts to maintain a public corporate family rating and public corporate credit rating with respect to Holdings and a public credit rating with respect to the Term Loan Facility, in each case from each of Moody’s and S&P (but not to obtain a specific rating).

SECTION 5.14. Designation of Subsidiaries. The Borrowers may designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after giving effect to such designation, no Event of Default shall have occurred and be continuing; provided, further, that the designation of any Subsidiary as an Unrestricted Subsidiary after the date hereof shall constitute an Investment by the Borrowers and their Restricted Subsidiaries, as applicable, therein at the date of designation in an amount equal to the fair market value (as determined by a Responsible Officer of the U.S. Borrower in good faith) of the applicable parties’ Investment therein and no such designation shall be effective unless the Borrowers and the Restricted Subsidiaries are in compliance with Section 6.04 after giving effect to such Investment. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrowers or any Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrowers’ and their Restricted Subsidiaries’ (as applicable) Investment in such Subsidiary.

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SECTION 5.15. Lender Calls. The Borrowers will, upon the request of the Administrative Agent or the Required Lenders, use commercially reasonable efforts to participate in a conference call with the Administrative Agent and the Lenders once per calendar year, at such a time as may be reasonably agreed to by the Borrowers and the Administrative Agent.

SECTION 5.16. Anti-Corruption Laws. The Borrowers and their Restricted Subsidiaries shall conduct their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption legislation and shall institute and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.

SECTION 5.17. Post-Closing. Each of the Credit Parties shall satisfy the requirements set forth on Schedule 5.17 on or before the date specified for such requirement or such later date to be determined by Administrative Agent in its reasonable discretion.

ARTICLE VI

Negative Covenants

Each of Holdings (solely with respect to Section 6.08) and each Borrower covenants and agrees with each Lender that, at all times prior to the Termination Date, neither Holdings (solely with respect to Section 6.08) nor the Borrowers will, nor will the Borrowers cause or permit any of the Restricted Subsidiaries to:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the date hereof and set forth on Schedule 6.01;

(b) Indebtedness created hereunder and under the other Loan Documents;

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(c) Indebtedness under Hedging Agreements not entered into for speculative purposes;

(d) intercompany Indebtedness of the Borrowers and the Restricted Subsidiaries to the extent permitted by Section 6.04(c);

(e) Indebtedness of the Borrowers or any Restricted Subsidiary incurred to finance the acquisition, construction, improvement, replacement or repair of any property, assets or person (including marine vessels); provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or replacement or the completion of such construction, improvement or repair and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(e), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.01(f) shall not exceed the greater of (x) $20,000,000 and (y) 8.0% of Consolidated Total Assets (calculated as of the most recent date for which financial statements have been furnished pursuant to Section 5.04(a) or (b)), at the time incurred;

(f) Capital Lease Obligations and Synthetic Lease Obligations (and any refinancings thereof) in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(e), not in excess of the greater of (x) $20,000,000 and (y) 8.0% of Consolidated Total Assets (calculated as of the most recent date for which financial statements have been furnished pursuant to Section 5.04(a) or (b)), at the time incurred;

(g) Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, customs, bids, statutory obligations, or similar obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(h) Indebtedness incurred by Foreign Subsidiaries in an aggregate principal amount not exceeding the greater of (x) $20,000,000 and (y) 8.0% of Consolidated Total Assets (calculated as of the most recent date for which financial statements have been furnished pursuant to Section 5.04(a) or (b)), at the time incurred;

(i) Guarantees of the Borrowers and the Restricted Subsidiaries in respect of Indebtedness otherwise permitted hereunder (other than Indebtedness incurred pursuant to paragraph (l) below);

(j) Indebtedness to future, present or former officers, directors, employees, members of management and consultants, their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners of Holdings or any Subsidiary to finance the purchase or redemption of Equity Interests of Holdings permitted by Section 6.07;

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(k) the accrual of interest, the accretion or amortization of original issue discount, or the payment of interest on any Indebtedness of the Borrowers and the Restricted Subsidiaries otherwise permitted under this Section 6.01 in the form of additional Indebtedness with the same term;

(l) Indebtedness of any person existing at the time such person is acquired (or all or substantially all of such person’s assets are acquired) by the Borrowers or a Subsidiary in connection with any Permitted Acquisition or other transaction permitted under this Agreement and not incurred in anticipation or contemplation thereof so long as the Total Net Leverage Ratio calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.04(a) or (b), as applicable, prior to the date of the execution of the definitive agreement governing such Indebtedness shall not exceed 4.00 to 1.00;

(m) Indebtedness of the Borrowers or any Subsidiary Guarantor arising from agreements providing for earnouts, escrows, holdbacks and other, similar unsecured deferred payment obligations, indemnification, adjustment of purchase price or other similar obligations, in each case, that are contingent obligations (provided that, to the extent such obligations become due and payable, and are not subject to a good faith dispute, they shall be paid within 60 days of the date on which they are due);

(n) Indebtedness of the Borrowers or the Restricted Subsidiaries in respect of overdrafts and related liabilities and/or arising from cash management services (including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer, netting, ACH services and other cash management arrangements), incurred in the ordinary course of business and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of a daylight overdraft) drawn against insufficient funds in the ordinary course of business;

(o) Indebtedness arising in connection with endorsements of instruments for deposit in the ordinary course of business;

(p) reimbursement and related obligations in respect of standby letters of credit or bank guarantees issued for the account of the Borrowers or any Restricted Subsidiary in an aggregate face amount outstanding at any time not exceeding the greater of (x) $30,000,000 and (y) 12.0% of Consolidated Total Assets (calculated as of the most recent date for which financial statements have been furnished pursuant to Section 5.04(a) or (b)) at the time incurred;

(q) any Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and Permitted Unsecured Refinancing Debt;

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(r) Indebtedness representing deferred compensation or other similar arrangement in the ordinary course;

(s) any extensions, renewals, refinancings and replacements of the Indebtedness permitted to be incurred under Sections 6.01(a), (e), (f), (h), (l) and (q) (the Indebtedness being extended, renewed, refinanced or replaced being referred to herein as the “Refinanced Indebtedness”; and the Indebtedness incurred under this Section 6.01(s) being referred to herein as “Permitted Refinancing Indebtedness”); provided that (i) the aggregate principal amount of the Permitted Refinancing Indebtedness shall not exceed the aggregate principal amount of the Refinanced Indebtedness (except by an amount equal to the accrued interest and premium on, or other amounts paid (including underwriting discounts), and reasonable fees and other customary costs and expenses incurred, in connection with such extension, renewal, refinancing or replacement) and (ii) the Permitted Refinancing Indebtedness has a later or equal final maturity and a longer or equal Weighted Average Life to Maturity than the Refinanced Indebtedness;

(t) [Reserved]; and

(u) other Indebtedness of the Borrowers or the Subsidiaries in an aggregate principal amount not exceeding the greater of (x) $20,000,000 and (y) 8.0% of Consolidated Total Assets (calculated as of the most recent date for which financial statements have been furnished pursuant to Section 5.04(a) or (b)), at the time incurred.

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories above, the Borrowers may, in their sole discretion, at the time of incurrence, divide or classify such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant.

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except (collectively, the “Permitted Liens”):

(a) Liens on property or assets of the Borrowers or any Restricted Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof;

(b) any Lien created under the Loan Documents;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrowers or any Restricted Subsidiary or existing on any property or assets of any person that becomes a Restricted Subsidiary after the date hereof prior to the time such person becomes a Restricted Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Restricted Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrowers or any Restricted Subsidiary (other than the proceeds or products thereof (it being understood and agreed that individual financings otherwise permitted to be secured hereunder provided by one person (or its Affiliates) may be cross collateralized to other financings provided by such person (or its Affiliates) on customary terms) and (iii) such Lien secures only those obligations which it secured on the date of such acquisition or the date such person becomes a Restricted Subsidiary, as the case may be, and any replacements, renewals and extensions thereof (provided that the property covered thereby is not increased);

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(d) Liens for Taxes not yet due and payable or which are being contested in compliance with Section 5.03;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or which are being contested in compliance with Section 5.03;

(f) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations or in connection with performance bonds, surety bonds or statutory obligations or letters of credit to support the same, or with respect to workers’ compensation claims;

(g) deposits to secure the performance of bids, sales, tenders, trade contracts (other than for Indebtedness), liability to insurance carriers, leases (other than Capital Lease Obligations), statutory obligations, surety, release, appeal or similar bonds, performance bonds, self-insurance programs and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially interfere with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries;

(i) Liens in property or assets to secure Indebtedness of the Borrowers or any Restricted Subsidiary incurred to finance the acquisition, construction, improvement, replacement or repair of such property or assets; provided that (i) such Liens secure Indebtedness permitted by Section 6.01, (ii) the Indebtedness secured thereby does not exceed the cost of such property or assets at the time of such acquisition (or construction or improvement) and (iii) such Liens do not apply to any other property or assets of the Borrowers or any Subsidiary (other than proceeds or products thereof); provided that individual financings otherwise permitted to be secured hereunder provided by one person (or its Affiliates) may be cross collateralized to other financings provided by such person (or its Affiliates) on customary terms;

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(j) Liens arising out of judgments, attachments or awards not resulting in an Event of Default;

(k) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of the Borrowers or another Loan Party in respect of Indebtedness to or other obligations owed by such Restricted Subsidiary to such Loan Party;

(l) [Reserved];

(m) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(n) any Lien consisting of rights reserved to or vested in any Governmental Authority by any statutory provision;

(o) the rights reserved or vested in persons by the terms of any lease, license, franchise, grant or permit held by the Borrowers or any of their Restricted Subsidiaries or by a statutory provision, term terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(p) Liens on assets of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral or the Equity Interests of the Borrowers or any of the Restricted Subsidiaries, and (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to Section 6.01(h), (p) or (u) (or Permitted Refinancing Indebtedness in respect thereof);

(q) Liens in connection with Indebtedness permitted by Section 6.01(e) or (f) (or any Permitted Refinancing Indebtedness in respect thereof) as long as such Liens do not at any time encumber any property other than the property financed by such Indebtedness (other than proceeds or products thereof); provided that individual financings otherwise permitted to be secured hereunder provided by one person (or its Affiliates) may be cross collateralized to other financings provided by such person (or its Affiliates) on customary terms;

(r) (i) any interest or title of a lessor, sublicensor, or licensor under any lease, sublicense or license (including licenses or sublicenses of (or other grants of rights to use or exploit) Intellectual Property Rights) covering only the assets so leased, sublicensed or licensed, and (ii) licenses, sublicenses, leases or subleases (including licenses or sublicenses of (or other grants of rights to use or exploit) Intellectual Property Rights) granted to third persons or Affiliates, in each case, not adversely interfering in any material respect with the business of the Borrowers or the Subsidiaries;

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(s) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other financial institutions in the ordinary course of business;

(t) Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(u) (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, (ii) contractual Liens of suppliers (including sellers of goods) to the extent limited to property or assets relating to such contract, (iii) contractual or statutory Liens of governmental or other customers to the extent limited to the property or assets relating to such contract, and (iv) Liens in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute;

(v) any (i) customary restriction on the transfer of licensed Intellectual Property Rights and (ii) customary provision in any agreement that restricts the assignment of such agreement or any Intellectual Property Rights thereunder;

(w) Liens deemed to exist in connection with Investments in repurchase agreements for Cash Equivalents;

(x) Liens attached to cash earnest money deposits made by the Borrowers or a Restricted Subsidiary in connection with any letter of intent or purchase agreement entered into by the Borrowers or a Restricted Subsidiary;

(y) Liens on cash or Cash Equivalents and/or the related goods and documents to secure reimbursement and related obligations incurred under Section 6.01(p);

(z) Liens on the Collateral securing Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt (or any Permitted Refinancing Indebtedness in respect thereof);

(aa) Liens upon specific items of inventory or other goods and proceeds of any person securing such person’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(bb) Liens (i) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or, (ii) consisting of an agreement to dispose of any property in a disposition permitted under Section 6.05, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien or on the date of any contract for such Investment or disposition;

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(cc) Liens deemed to exist in connection with Investments in repurchase agreements under Section 6.04 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(dd) to the extent constituting Liens, dispositions expressly permitted under Section 6.05;

(ee) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(ff) customary rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business;

(gg) utility and similar deposits in the ordinary course of business; and

(hh) other Liens securing obligations in an aggregate amount that does not exceed the greater of (x) $20,000,000 and (y) 8.0% of Consolidated Total Assets (calculated as of the most recent date for which financial statements have been furnished pursuant to Section 5.04(a) or (b)), at the time incurred.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations, Synthetic Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness (by way of Guarantee or otherwise) or other securities of, make or permit to exist any loans or advances to, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets or a line of business of, any other person (all of the foregoing, collectively, “Investments”), except:

(a) (i) Investments by the Borrowers and the Restricted Subsidiaries existing on the Closing Date in the Equity Interests of the Restricted Subsidiaries and (ii) additional Investments by the Borrowers and the Restricted Subsidiaries in the Equity Interests of the Subsidiaries made after the Closing Date; provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the applicable Security Documents (subject to the limitations referred to therein or in Section 5.12) and (B) the aggregate amount of Investments made after the Closing Date by Loan Parties in, and loans and advances by Loan Parties to, Restricted Subsidiaries that are not Loan Parties (without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investments shall not exceed the greater of (x) $10,000,000 and (y) 5.0% of Consolidated Total Assets (calculated as of the most recent date for which financial statements have been furnished pursuant to Section 5.04(a) or (b)), at the time made;

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(b) cash and Cash Equivalents;

(c) loans or advances made by the Borrowers to any Restricted Subsidiary and made by any Restricted Subsidiary to Holdings, the Borrowers or any other Restricted Subsidiary; provided that (i) if such loans and advances made by a Loan Party are evidenced by a promissory note, it shall be pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the applicable Security Documents and (ii) the amount of such loans and advances made by Loan Parties to Restricted Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (a) above;

(d) Investments (i) received in satisfaction or partial satisfaction of delinquent accounts and disputes with customers or suppliers of such person; (ii) acquired as a result of foreclosure of a Lien securing an Investment or the transfer of the assets subject to such Lien in lieu of foreclosure, (iii) consisting of deposits, prepayments or other credits to suppliers; and (iv) in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit;

(e) the establishment, creation or acquisition of Subsidiaries (provided that the making of any Investment in such Subsidiaries shall require the usage of another section under this Section 6.04);

(f) Investments existing on the Closing Date listed on Schedule 6.04 and renewals or extensions of any such Investment to the extent not involving any additional Investments other than as a result of the accrual or accretion of investment or original issue discount or the issuance of pay-in-kind securities, in each case pursuant to the terms of such Investments as in effect on the Closing Date;

(g) loans and advances to directors, employees and officers of Holdings, the Borrowers and the Restricted Subsidiaries (i) for bona fide business purposes, (ii) to purchase Equity Interests of Holdings, in an aggregate amount for all such loans and advances made by any Borrower and the Restricted Subsidiaries not to exceed $1,500,000 at any time outstanding and (iii) to purchase Equity Interests of Holdings (other than Disqualified Capital Stock), so long as, in the case of this Section 6.04(g)(ii), a cash amount equal to such loans or advances is promptly reinvested in the Borrowers;

(h) Hedging Agreements that are not entered into for speculative purposes;

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(i) the Borrowers or any Subsidiary may acquire (whether by purchase, merger or otherwise) all or substantially all the assets of a person or line of business, unit or division of such person, or not less than 90% of the Equity Interests (other than directors’ or foreign national qualifying shares) of a person (referred to herein as the “Acquired Entity”); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Holdings or any Subsidiary; (ii) such acquisition shall be consummated in accordance with all material Requirements of Law; (iii) the Acquired Entity shall be in a line of business permitted under Section 6.08 with respect to the Borrowers and the Restricted Subsidiaries; (iv) at the time of such transaction (A) both immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing and (B) the Total Net Leverage Ratio calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.04(a) or (b), as applicable, prior to the date of the execution of the definitive agreement governing such acquisition shall not exceed 4.00 to 1.00; (v) if the total consideration paid in connection with such acquisition exceeds $5,000,000, each Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent; (vi) the Acquired Entity and each of its wholly owned Subsidiaries (other than Excluded Subsidiaries) shall become Loan Parties (to the extent required by Section 5.12) by executing or joining the Guarantee Agreement and each applicable Security Document in favor of the Collateral Agent; (vii) the aggregate amount of such acquisitions by the Borrowers and their Restricted Subsidiaries of entities that are not (or do not become) Loan Parties shall not exceed the greater of (x) $20,000,000 and (y) 8.0% of Consolidated Total Assets (calculated as of the most recent date for which financial statements have been furnished pursuant to Section 5.04(a) or (b)), and (viii) if such acquisition involves the acquisition of one or more marine vessels, in each case having a Fair Market Value in excess of $5,000,000, the Borrowers or the applicable Subsidiary shall abide by the terms of Section 5.12(c) (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(i) being referred to herein as a “Permitted Acquisition”);

(j) any Investment held by any person in existence at the time such person becomes a Restricted Subsidiary; provided that such Investment was not made in connection with or anticipation of such person becoming a Restricted Subsidiary, and any modification, replacement, renewal or extension of such Investment which does not involve an additional Investment;

(k) Investments constituting Capital Expenditures (provided that the exclusions set forth in such definition shall be disregarded for purposes of this Section 6.04(k));

(l) Investments in Restricted Subsidiaries to the extent made to effectuate a substantially contemporaneous Permitted Acquisition otherwise permitted hereunder, provided that any such Investments in Restricted Subsidiaries that do not become Loan Parties are counted against the limitation on the acquisition of Restricted Subsidiaries that do not become Loan Parties pursuant to and as set forth in Section 6.04(i)(vii);

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(m) Investments by the Borrowers and the Restricted Subsidiaries consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and other extensions of credit arising in the ordinary course of business and consistent with past practices (including endorsements of negotiable instruments);

(n) Guarantees by the Borrowers and the Restricted Subsidiaries (i) of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business and (ii) permitted by Section 6.01; provided that any Guarantee by a Loan Party of the obligations of a person that is not a Loan Party shall be subject to, and included as an Investment in the basket provided for in paragraph (a) above;

(o) Investments made with the proceeds of Asset Sales, Recovery Events and Permitted Asset Sales of the Equity Interests or assets of joint ventures, Restricted Subsidiaries that are not Loan Parties or Unrestricted Subsidiaries;

(p) Investments by Holdings, the Borrowers and the Restricted Subsidiaries in the form of promissory notes or equity or debt securities acquired in connection with dispositions permitted pursuant to Section 6.05;

(q) Investments in joint ventures, Restricted Subsidiaries that are not Loan Parties or Unrestricted Subsidiaries; provided that the aggregate amount of all such Investments (without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, loan or advance) minus the amount of cash (and the fair market value of other assets) returned or repaid with respect to such Investments shall not exceed the greater of (x) $20,000,000 and (y) 8.0% of Consolidated Total Assets (calculated as of the most recent date for which financial statements have been furnished pursuant to Section 5.04(a) or (b)), at the time made;

(r) Investments in an amount not to exceed the Available Basket Amount at the time of such Investment; provided that (x) no Default or Event of Default shall have occurred and be continuing at the time of such Investment or would result therefrom, and (y) the Total Net Leverage Ratio calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.04(a) or (b), as applicable, prior to the date of the execution of the definitive agreement governing such investment shall not exceed 2.50 to 1.00;

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(s) Investments consisting of Liens, Indebtedness, fundamental changes, dispositions and Restricted Payments permitted under Section 6.01, Section 6.02, Section 6.05, Section 6.06 and Section 6.07, respectively;

(t) advances of payroll payments to directors, officers, employees, members of management and consultants in the ordinary course of business;

(u) Investments to the extent that payment for such Investments is made solely with Qualified Capital Stock of Holdings or out of the proceeds of, the substantially concurrent sale of, Qualified Capital Stock of Holdings or contributions to the equity capital of Holdings (other than any Disqualified Capital Stock);

(v) Investments in any Restricted Subsidiary in connection with reorganizations and related activities related to tax planning; so long as the Borrowers provide to the Administrative Agent evidence reasonably acceptable to the Administrative Agent that, after giving pro forma effect to any such reorganization and related activities (i) the granting, perfection, validity and priority of the security interest of the Collateral Agent in the Collateral, taken as a whole, is not materially impaired and (ii) no material assets, on a net basis (as determined in good faith in writing by a Responsible Officer of the U.S. Borrower), shall have been moved from Loan Parties to Restricted Subsidiaries that are not Guarantors in reliance on this subclause; and

(w) in addition to Investments permitted by paragraphs (a) through (v) above, additional Investments by the Borrowers and the Restricted Subsidiaries so long as the aggregate amount invested pursuant to this paragraph (w) (without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment) minus the amount of cash (and the fair market value of other asset) returned or repaid with respect to such Investments does not exceed the greater of (x) $20,000,000 and (y) 8.0% of Consolidated Total Assets (calculated as of the most recent date for which financial statements have been furnished pursuant to Section 5.04(a) or (b)), at the time made.

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SECTION 6.05. Mergers, Consolidations and Sales of Assets.  (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrowers, except that (i) for the avoidance of doubt, the Borrowers and any Subsidiary may purchase inventory, equipment and other assets in the ordinary course of business, (ii) (w) any wholly owned Subsidiary may liquidate or dissolve or merge or consolidate into either of the Borrowers in a transaction in which either of the Borrowers is the surviving corporation, (x) any wholly owned Subsidiary may merge, liquidate, dissolve into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party), (y) any Subsidiary may liquidate or dissolve if the U.S. Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders and (z) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrowers or a Subsidiary Guarantor (provided that if such Subsidiary is a Subsidiary Guarantor, the transferee in such transaction shall be a Borrower or a Subsidiary Guarantor), (iii) the Borrowers and the Subsidiaries may make any Investment permitted by Section 6.04 by way of merger, consolidation or amalgamation, (iv) for the avoidance of doubt, the Borrowers and the Restricted Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute an Asset Sale or are permitted pursuant to clause (b) below, (v) the Borrowers and the other Restricted Subsidiaries may consummate the Transactions and the Merger; (vi) any Restricted Subsidiary may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person in order to effect an Asset Sale permitted pursuant to clause (b) below or a sale, transfer or other disposition of assets that does not constitute an Asset Sale; and (vii) the Borrowers and any Restricted Subsidiary may make dispositions permitted by Section 6.04, this Section 6.05(a) and Section 6.06 and incur Liens permitted by Section 6.02.

(b) Engage in any Asset Sale unless if the assets sold, transferred or otherwise disposed of have a fair market value in excess of $1,000,000 (i) such Asset Sale is for consideration at least 75% of which is cash or Cash Equivalents or Designated Non-Cash Consideration to the extent that all Designated Non-Cash Consideration at such time does not exceed $5,000,000 (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of.

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SECTION 6.06. Restricted Payments; Restrictive Agreements.   (a) Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Restricted Subsidiary of the Borrowers may declare and pay dividends or make other distributions to its equity holders (so long as, to the extent such Subsidiary is not a wholly owned Subsidiary, such dividends or distributions are made on a pro rata basis), (ii) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrowers or any Subsidiary may, or the Borrowers or any Restricted Subsidiary may make distributions to Holdings so that Holdings may, repurchase its Equity Interests owned by current or former directors, officers, employees or consultants of Holdings, the Borrowers or the Restricted Subsidiaries or any estate, family member of, or trust or other entity for the benefit of, any of the foregoing persons upon termination of employment, in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans, in connection with the exercise of rights by Holdings or any Restricted Subsidiary under any agreement with any such current or former directors, officers, employees or consultants or in connection with the death or disability of such current or former directors, officers, employees or consultants, in an aggregate amount for all such repurchases not to exceed $1,000,000 in any fiscal year but not more than $5,000,000 in the aggregate plus the cash proceeds of key man life insurance policies received by the Borrowers after the Closing Date less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (a)(ii), (iii) Holdings, the Borrowers and each Restricted Subsidiary may declare and pay dividends payable solely in shares of common stock or other Qualified Capital Stock of Holdings, the Borrowers or such Restricted Subsidiary, (iv) Holdings may purchase, repurchase, defease, acquire or retire for value the capital stock of Holdings or options, warrants or other rights to acquire such capital stock solely in exchange for, or out of the proceeds of the sale of (so long as such purchase, repurchase, redemption, defeasance, acquisition or retirement is consummated within 60 days of such sale) Qualified Capital Stock of Holdings or options, warrants or other rights to acquire such Qualified Capital Stock, (v) Holdings may purchase, repurchase, defease or retire for value the capital stock of Holdings or options, warrants or other rights to acquire such capital stock deemed to occur upon the exercise of options, warrants or other rights to acquire such capital stock solely to the extent that shares or options, warrants or other rights to acquire such capital stock represent all or any portion of the exercise price of such options, warrants or other rights to acquire such capital stock, (vi) the making of cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of Holdings shall be permitted, (vii) the Borrowers or any Restricted Subsidiary may make Restricted Payments to Holdings (v) to finance any Investment permitted to be made pursuant to Section 6.04; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such persons shall, promptly following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrowers or a Restricted Subsidiary or (2) the merger, amalgamation, consolidation or sale of all or substantially all assets (to the extent permitted in Section 6.05) of the person formed or acquired into the Borrowers or a Restricted Subsidiary in order to consummate such Investment, in each case, in accordance with the requirements of Section 5.12 and Section 6.04; (w) the proceeds of which shall be used by Holdings to pay costs, fees and expenses related to any equity or debt offering permitted by this Agreement (whether or not successful); (x) to the extent necessary to pay general corporate and overhead expenses incurred by Holdings (including legal, accounting and filing costs), (y) to the extent necessary to pay fees and expenses and (z) in an amount necessary to pay the Tax liabilities of Holdings directly attributable to (or arising as a result of) the operations or income of the Borrowers and the Restricted Subsidiaries; provided, however, that the amount of such dividends made pursuant to subclause (z) above for any taxable period shall not exceed the amount that the Borrowers and the Restricted Subsidiaries would be required to pay in respect of Federal, state, local and non-U.S. Taxes for such period, taking into account any available net operating loss carryovers or other tax attributes of the Borrowers and the Restricted Subsidiaries, were the Borrowers and the Restricted Subsidiaries to pay such Taxes as stand-alone taxpayers; (viii) Holdings, the Borrowers and the Restricted Subsidiaries may make additional Restricted Payments, in an amount not to exceed the Available Basket Amount immediately prior to the time such Restricted Payment is paid, shall be permitted; provided that (x) no Default or Event of Default has occurred and is continuing at the time of any such Restricted Payment or would result therefrom and (y) the Total Net Leverage Ratio calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.04(a) or (b), as applicable, prior to the date of the execution of the definitive agreement governing such Restricted Payment shall not exceed 2.50 to 1.00; (ix) Holdings, the Borrowers and the Restricted Subsidiaries may make additional Restricted Payments in an amount not exceeding 6.0% per annum of the Net Cash Proceeds that Holdings, the Borrowers and its Subsidiaries actually receive as a result of the consummation of the Acquisition and are not used to pay the Acquisition Consideration or the Transaction Costs; provided that such amount shall automatically increase in any year by the amount of Restricted Payments permitted, but not made, pursuant to this clause (ix) for any prior year or years during the term of this Agreement; (x) the Borrowers may make Restricted Payments to Holdings the proceeds of which shall be used by Holdings to repurchase Equity Interests of Holdings from the Investors in an aggregate amount not to exceed $35,000,000; provided that (i) Holdings, the Borrowers and Restricted Subsidiaries shall be in compliance with Section 6.10 as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.04(a) or (b), as applicable, prior to the date of such Restricted Payment, (ii) the Liquidity Amount shall be greater than $75,000,000 and (iii) no Default or Event of Default has occurred and is continuing at the time of any such Restricted Payment or would result therefrom; (xi) Holdings, the Borrowers and the Restricted Subsidiaries may make any Restricted Payment within 60 days after the date of declaration thereof, if at the date of such declaration such Restricted Payment would have complied with another provision of this Section 6.06; provided that the making of such Restricted Payment will reduce capacity for Restricted Payments pursuant to such other provision when so made and (xii) Holdings, the Borrowers and the Restricted Subsidiaries may make additional Restricted Payments with any cash received by Holdings, which is contributed as common equity to the U.S. Borrower, as the exercise price in connection with an exercise of warrants or options with respect to Equity Interests of Holdings by the holders of such warrants or options.

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(b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrowers or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (ii) the ability of any Restricted Subsidiary of the Borrowers to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrowers or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrowers or any other Restricted Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document or documentation relating to the Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or Permitted Unsecured Refinancing Debt, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or assets pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (C) [reserved], (D) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (E) the foregoing shall not apply to customary provisions in leases and other contracts restricting subleasing or the assignment thereof, (F) the foregoing shall not apply to customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under this Agreement pending the consummation of such sale, (G) the foregoing shall not apply to restrictions or conditions arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred by Section 6.01 if such restrictions or conditions taken as a whole are no more onerous to the Borrowers or the Restricted Subsidiaries than the terms of this Agreement, (H) the foregoing shall not apply to any agreement or instrument governing Indebtedness assumed in connection with the acquisition of assets by the Borrowers or any Restricted Subsidiary permitted hereunder or secured by a Lien encumbering assets acquired in connection therewith, which encumbrance or restriction is not applicable to any person, or the properties of any person, other than the person or the properties or assets of the person so acquired as long as such agreement or instrument was not entered into in contemplation of the acquisition of such assets, (I) the foregoing shall not apply to any restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business, (J) the foregoing shall not apply to any provisions in joint venture agreements (relating solely to the respective joint venture) entered into in the ordinary course of business, (K) the foregoing shall not apply to customary non-assignment provisions in leases, contracts, licenses and other agreements, (L) the foregoing shall not apply to any agreement in effect at the time a person becomes a Restricted Subsidiary of the Borrowers, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Restricted Subsidiary of the Borrowers, which encumbrance or restriction is not applicable to the properties or assets of any Loan Party, other than the Restricted Subsidiary, or the property or assets of the Restricted Subsidiary, so acquired and (M) the foregoing shall not apply to customary restrictions that arise in connection with any Lien permitted by Section 6.02 or any document in connection therewith provided that such restriction relates only to the property subject to such Lien (and any proceeds and products thereof).

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SECTION 6.07. Transactions with Affiliates. Except for transactions by or among the Borrowers and their Restricted Subsidiaries, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) the Borrowers or any Restricted Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions taken as a whole not materially less favorable to the Borrowers or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) the Borrowers and the Restricted Subsidiaries may perform their respective obligations under documents existing on or prior to the Closing Date and specified on Schedule 6.07 and any amendment or replacement thereof so long as it is not materially more disadvantageous to the Administrative Agent and the Lenders, taken as a whole, than the original agreement, (c)  the Borrowers or any Restricted Subsidiary may declare or make Restricted Payments permitted by Section 6.06(a) and enter into agreements related thereto, (d) the Borrowers and the Subsidiary Guarantors may make Investments in Foreign Subsidiaries permitted by Section 6.04, (e) the Borrowers and the Restricted Subsidiaries may adopt, enter into, maintain and perform their obligations under employment, compensation, severance or indemnification plans and arrangements for current or former directors, officers, employees and consultants of Holdings, the Borrowers and any Restricted Subsidiary entered into in the ordinary course of business, (f)  the Borrowers and the Restricted Subsidiaries may make loans or advances to directors, officers, employees and consultants of Holdings, the Borrowers and any Restricted Subsidiary otherwise permitted by Section 6.04(g) or Section 6.04(t), (g) Holdings may grant stock options or similar rights to directors, officers, employees and consultants of Holdings, the Borrowers and any Restricted Subsidiary and (h) Holdings may issue and sell Equity Interests to Affiliates and customary rights in connection therewith.

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SECTION 6.08. Business of Holdings, the Borrowers and Subsidiaries.   (a) With respect to Holdings, engage in any business activities or have any material assets or material liabilities other than (i) agreements, plans or other arrangements relating to its current or former directors, officers, employees and consultants, (ii) receipt and declaration and payment of Restricted Payments, (iii) the performance of activities (including stockholder and other agreements) relating to the issuance, sale, purchase, repurchase or registration of securities of Holdings (including in connection with a public offering) and the incurrence and payment of fees, costs and expenses in connection therewith, (iv) the making of Investments to the extent of Restricted Payments permitted to be made pursuant to Section 6.06(a)(vii)(v), (v) the participation in tax, accounting and other administrative matters as a member of the consolidated group of Holdings, the Borrowers and their Restricted Subsidiaries, including compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees, (vi) the holding of any cash and Cash Equivalents and maintaining of deposit accounts in connection with the conduct of its business, (vii) its ownership of the Equity Interests of (and/or intercompany advances or loans permitted hereunder to or from) the Borrowers and their Subsidiaries and activities, assets and liabilities incidental thereto (including, without limitation, its liabilities pursuant to the Guarantee Agreement and Guarantees of and security interests granted to support Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, Guarantees of Credit Agreement Refinancing Indebtedness and other indebtedness permitted pursuant to Section 6.01 and other obligations of the Borrowers and their Subsidiaries), (viii) activities related to the maintenance of its corporate existence and compliance with applicable law,  and (ix) activities, assets and liabilities incidental to the foregoing clauses.

(b) With respect to the Borrowers and the Restricted Subsidiaries, engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably similar, ancillary or related thereto or reasonable extensions of any of the foregoing.

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SECTION 6.09. Other Indebtedness and Agreements.    (a) Permit any waiver, supplement, modification, amendment, termination or release of any organizational documents of Holdings, the Borrowers or any Subsidiary Guarantor in a manner that would adversely and materially affect the interests of the Lenders, or any indenture, instrument or agreement pursuant to which any subordinated Indebtedness of Holdings, the Borrowers or any of the Restricted Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor thereunder or confer additional material rights on the holder of any such subordinated Indebtedness in a manner materially adverse to Holdings, the Borrowers, any of the Restricted Subsidiaries or the Lenders.

(b) Make any distribution, whether in cash, property, securities or a combination thereof, in respect of, or pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any second lien Indebtedness, subordinated Indebtedness or any unsecured Indebtedness (“Junior Financing”) except (i) the refinancing thereof with the Net Cash Proceeds of, or in exchange for, any Permitted Refinancing Indebtedness, (ii) the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of any Junior Financing in exchange for, or out of the proceeds of, the substantially concurrent sale of, Qualified Capital Stock of Holdings or contributions to the equity capital of Holdings (other than any Disqualified Capital Stock) not otherwise included in the Available Basket Amount and (iii) the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of any Junior Financing in an amount not to exceed the Available Basket Amount immediately prior to the time such payment is paid; provided that (a) no Event of Default has occurred and is continuing at the time of any such payment or would result therefrom and (b) the Total Net Leverage Ratio calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.04(a) or (b), as applicable, prior to the date of the execution of the definitive agreement governing such payment shall not exceed 1.50 to 1.00.

SECTION 6.10. Total Net Leverage Ratio. Permit the Total Net Leverage Ratio as at such last day of such fiscal quarter ending during the relevant period set forth below to be greater than the applicable ratio set forth below.

Period	Ratio

June 30, 2015 through December 31, 2015	4.75 to 1.00
March 31, 2016 through December 31, 2016	4.50 to 1.00
March 31, 2017 through December 31, 2017	4.25 to 1.00
March 31, 2018 through December 31, 2018	4.00 to 1.00
March 31, 2019 through December 31, 2019	3.75 to 1.00
March 31, 2020 and thereafter	3.50 to 1.00

SECTION 6.11. Fiscal Year. With respect to Holdings and the Borrowers, change its fiscal year end to a date other than December 31; provided that Holdings and the Borrowers may, upon written notice to the Administrative Agent, change its fiscal year end to a day reasonably acceptable to Administrative Agent, in which case, (x) Holdings, the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year and (y) for any such fiscal year in which such change is made, Holdings and the Borrowers will also deliver financial statements in compliance with Section 5.04(a) as though the fiscal year end were December 31.

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SECTION 6.12. Limitation on Accounting Changes. Make or permit any material change in accounting policies or reporting practices, except changes that are required by GAAP or recommended by its independent public accountants.

SECTION 6.13. [Reserved].

SECTION 6.14. Sanctions. No Loan Party shall, directly or, to the Borrowers’ knowledge, indirectly, use the proceeds of any credit extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity controlled by a Loan Party, to fund any activities of or business with any Sanctioned Person in violation of Sanctions or in any other manner that will result in a violation by any individual or entity participating in the transaction, whether as Lender, Lead Arranger, Administrative Agent or otherwise of Sanctions.

SECTION 6.15. Anti-Corruption Laws. No Loan Party shall, directly or indirectly, use the proceeds of any credit extension for any purpose which would violate the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption legislation and shall institute and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.

SECTION 6.16. Vessel Flags. Holdings and each of the Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, change the flag under which any Mortgaged Vessel is registered unless (i) Holdings shall have provided at least 10 Business Days’ (or such shorter period permitted by the Administrative Agent in its sole discretion) advance notice to the Administrative Agent, (ii) the flag under which such Mortgaged Vessel is to be registered is listed on Schedule 6.16 or is otherwise acceptable to the Administrative Agent in its sole discretion and (iii) the Borrowers otherwise comply with the requirements contained in the Mortgage applicable to the Mortgaged Vessel in question with respect to changing the flag of a Mortgaged Vessel.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

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(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any Fee or the reimbursement with respect to any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five calendar days;

(d) default shall be made in the due observance or performance by Holdings, the Borrowers or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrowers), 5.05 or 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by Holdings, the Borrowers or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent or the Required Lenders to the Borrowers;

(f) (i) Holdings, the Borrowers or any Material Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness (other than Obligations), when and as the same shall become due and payable (after any applicable grace periods provided therein), or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity and any applicable grace or cure period shall have expired; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided, in either case, that such failure remains unremedied and is not waived by the holder thereof prior to acceleration hereunder;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrowers or any Material Subsidiary, or of a substantial part of the property or assets of Holdings, the Borrowers or a Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrowers or any Material Subsidiary or for a substantial part of the property or assets of Holdings, the Borrowers or a Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

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(h) Holdings, the Borrowers or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrowers or any Material Subsidiary or for a substantial part of the property or assets of Holdings, the Borrowers or any Material Subsidiary, (iv) make a general assignment for the benefit of creditors, (v) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(i) one or more judgments shall be rendered against Holdings, the Borrowers, any Material Subsidiary or any combination thereof and the same shall remain undischarged, unsatisfied, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrowers or any Material Subsidiary to enforce any such judgment and such judgment is for the payment of money in an aggregate amount in excess of $5,000,000 (except to the extent covered by insurance for which the carrier has not denied liability);

(j) an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect;

(k) any Guarantee under the Guarantee Agreement for any reason be declared by a court of competent jurisdiction to be null and void (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrowers or any other Loan Party not to be, a valid and perfected (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority relates to Collateral with an aggregate fair market value of less than $5,000,000 or results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Security Document;

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(m) the Indebtedness under any subordinated Indebtedness of Holdings, the Borrowers or any Subsidiary constituting Material Indebtedness shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), for any reason, to be validly subordinated to the Obligations as provided in the agreements evidencing such subordinated Indebtedness; or

(n) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrowers described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times:  (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Holdings and the Borrowers to the extent permitted by law, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the Borrowers described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Holdings and the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Holdings and the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

The Lenders, the Administrative Agent and the Collateral Agent agree, as among such parties, as follows: after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent, the Collateral Agent or any Lender on account of amounts then due and outstanding under any of the Loan Documents shall, except as otherwise expressly provided herein, be applied as follows: first, to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees to the extent provided herein) due and owing hereunder of the Administrative Agent and the Collateral Agent in connection with enforcing the rights of the Agents and the Lenders under the Loan Documents (including all expenses of sale or other realization of or in respect of the Collateral and any sums advanced to the Collateral Agent or to preserve its security interest in the Collateral), second, to pay interest on Loans then outstanding, third, to pay principal of Loans then outstanding and obligations under Hedging Agreements permitted hereunder and secured by the Security Documents, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause “third” payable to them and fourth, to pay the surplus, if any, to whomever may be lawfully entitled to receive such surplus. To the extent any amounts available for distribution pursuant to clause “second” or “third” above are insufficient to pay all obligations described therein in full, such moneys shall be allocated pro rata among the applicable Secured Parties in proportion to the respective amounts described in the applicable clause at such time. This paragraph may be amended (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendment) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of loans added pursuant to Sections 2.23, 2.24 and 2.25, as applicable.

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ARTICLE VIII

The Administrative Agent and the Collateral Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent, and each of the Lenders hereby irrevocably appoints the Collateral Agent to hold any security interest created by the Security Documents for and on behalf of, or in trust for, such Lender, and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases and any loss sharing agreements) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrowers or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrowers or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrowers or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

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Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Holdings or the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign upon 30 days’ notice by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, upon the consent of the Borrowers (except that the consent of the Borrowers shall not be required after the occurrence and during the continuance of any Event of Default under Sections (b), (c), (g) or (h) of Article VII), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a Lender in consultation with the Borrowers. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Agent.

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Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

None of the Lenders or other persons identified on the facing page of this Agreement as a “bookrunner”, “lead arranger”, “syndication agent” or “documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Without limiting the foregoing, none of the Lenders or other persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices; Electronic Communications. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Borrowers or Holdings, to it at 96 Morton Street, 9th Floor, New York, New York 10014, Attention: Ian Rogers, Chief Operating Officer, Tel: (212) 261-9006, Fax: (212) 265-3770, ianr@expeditions.com; and with a copy, in the case of any notice of Default or action, demand or further notice in connection therewith, to each of (i) Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Steven Messina, Tel: (212) 735-3509, Fax: (917) 777-3509, steven.messina@skadden.com; and (ii) Foley & Lardner LLP, 3000 K Street N.W., Washington, D.C. 20007, Attention: Steven B. Chameides, Tel: (202) 672-5372, Fax: (202) 672-5399, schameides@foley.com;

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(b) if to Credit Suisse AG as Administrative Agent or Collateral Agent, to Credit Suisse AG, Eleven Madison Avenue, 6th Floor, New York, NY 10010, Attention of Agency Manager (Fax No. (212) 322-2291), Email: agency.loanops@credit-suisse.com;

(c) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if such day is a Business Day, otherwise on the first Business Day after receipt) if delivered by hand or overnight courier service or when sent by fax or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Holdings, the Borrowers, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Holdings and the Borrowers hereby agree, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent, that it will, or will cause the Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (all such communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.

Holdings and the Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of it hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings and its Subsidiaries or their securities) (each, a “Public Lender”). Holdings and the Borrowers hereby agree that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” Holdings and the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Holdings and its Subsidiaries or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.15); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC”, unless the Borrowers notify the Administrative Agent promptly that such document contains material non-public information: (A) the Loan Documents, (B) notification of changes in the terms of the Term Loan Facility and (C) the financial statements, reports, compliance and other certificates and other information furnished by the Borrowers to the Administrative Agent pursuant to Section 5.04 of this Agreement (other than any budget and projected financial statements furnished by the Borrowers to the Administrative Agent pursuant to Section 5.04(e) of this Agreement or otherwise).

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Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to, and receive, Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Holdings and its Subsidiaries or their securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES (THE “AGENT PARTIES”) WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

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The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Loan Parties, the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document (other than contingent indemnification obligations for which no claim has been made) is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

SECTION 9.03. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (i.e., a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.04. Successors and Assigns.   (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, Holdings, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

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(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior written consent of the Administrative Agent and the Borrowers (in each case, not to be unreasonably withheld or delayed); provided, however, that (i) each assignment of the U.S. Term Loans and the Cayman Term Loans shall be made on a pro rata basis by such assigning Lender in proportion to the respective amounts of such Loans held by such assigning Lender at such time;  (ii) if the Borrowers have not responded within ten Business Days to any request for an assignment, the Borrowers shall be deemed to have consented to such assignment, (iii) the consent of the Borrowers shall not be required if such assignment is made (A) to another Lender, an Affiliate of a Lender or a Related Fund of any such Lender, (B) after the occurrence and during the continuance of any Event of Default or (C) to effectuate the primary syndication of the Term Loan Facility on or after the Closing Date to persons (other than to Disqualified Institutions) identified by the Lead Arranger to the Borrowers, (iv) unless otherwise agreed to by the Administrative Agent (not to be unreasonably witheld or delayed), the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent on an aggregate basis in the event of concurrent assignments to Related Funds) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class), (v) the consent of the Administrative Agent shall not be required if such assignment is made to another Lender, an Affiliate of a Lender or a Related Fund of any such Lender, (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (vii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms including any forms required by Section 2.20. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

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(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrowers or any Subsidiary or the performance or observance by Holdings, the Borrowers or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee and is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrowers to such assignment and any applicable tax forms including any forms required by Section 2.20, the Administrative Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Each Lender may without the consent of the Borrowers, any Loan Party or the Administrative Agent sell participations to one or more banks or other persons (other than Disqualified Institutions, a natural person, and the Loan Parties) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be subject to the obligations of and entitled to the benefits of Sections 2.14, 2.16 and 2.20 (it being understood that the documentation required under Section 2.20(f) shall be delivered by each participant to the applicable participating Lender, and by each SPC to the applicable Granting Lender) to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant, except, in the case of amounts payable under Section 2.14 or 2.20, to the extent such additional amounts are not in respect of the U.S. Term Loan and (iv) the Borrowers, the Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest (other than with respect to waivers of the terms of Section 2.07), extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing any Guarantor (other than in connection with Asset Sales permitted under Section 6.05 or as otherwise specified in this Agreement or any Security Document) or all or substantially all of the Collateral). Each Lender that sells a participation and/or that is a Granting Lender with respect to a Loan made by an SPC, shall in each case, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each participant and such SPC and the principal amounts (and stated interest) of each participant’s and such SPC’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s or SPC’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the Borrowers and the Administrative Agent shall treat each person whose name is recorded in the Participant Register as the owner of such participation and/or Loan, as applicable, for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of information designated by the Borrowers as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.15.

(h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. An SPC that makes a Loan hereunder shall provide any documentation required pursuant to Section 2.20(f) as if it were a Lender (or notify the Borrowers in writing if it is not legally able to provide such documentation). Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). The Loan Parties agree that each SPC shall be entitled to the benefits of Sections 2.14, 2.16 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b); provided, however, that an SPC shall not be entitled to receive any greater payment under Section 2.14, 2.16 or 2.20 than the applicable Granting Lender would have been entitled to receive with respect to the Loan or portion of the Loan granted to such SPC, unless the grant to such SPC is made with each of the Borrowers’ prior written consent. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

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(j) Any Lender may, at any time, assign all or a portion of its Loans to the Borrowers pursuant to open market purchases, provided that (i) any Loans that are so assigned will be automatically and irrevocably cancelled and the aggregate principal amount of the tranches and installments of the relevant Loans then outstanding shall be reduced by an amount equal to the principal amount of such Loans, (ii) the Borrowers shall clearly identify themselves as such in the applicable assignment documentation, (iii) any such Loans acquired by the Borrowers shall not be deemed a repayment of Indebtedness for purposes of calculating Excess Cash Flow and (iv) no Default or Event of Default shall have occurred or be continuing. Each Lender participating in any assignment to the Borrowers, pursuant to this clause (j) acknowledges and agrees that in connection with such assignment, (1) the Borrowers then may have, and later may come into possession of, Excluded Information, (2) such Lender has independently, and without reliance on Holdings, the Borrowers or any of their respective Subsidiaries, the Administrative Agent or any other Agent Party, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of Holdings, the Borrowers or their respective Subsidiaries, the Administrative Agent or any other Agent Party, as the case may be, shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Holdings, the Borrowers and their respective Subsidiaries, the Administrative Agent and any other Agent Parties, as the case may be, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) that the Excluded Information may not be available to the Administrative Agent or the other Lenders.

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(k) Except in connection with the Acquisition, neither Holdings nor the Borrowers shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

SECTION 9.05. Expenses; Indemnity.   (a) The Borrowers and Holdings agree, severally and not jointly, to pay all reasonable out-of-pocket expenses (i) of the Administrative Agent, the Collateral Agent and the Lead Arranger (including but not limited to reasonable and documented legal fees, disbursements and other charges of one primary outside counsel (absent a conflict of interest) and, in the case of a conflict of interest, where such conflicted party informs the Borrowers of such conflict and thereafter retains its own counsel, of another counsel for similarly situated affected persons), one special maritime counsel and one firm of local counsel in each relevant jurisdiction) and reasonable and documented expenses of the Administrative Agent, the Collateral Agent and the Lead Arranger associated with the syndication of the Term Loan Facility and the preparation, execution and delivery, administration, amendment, waiver or modification (including proposed amendments, waivers or modifications) of this Agreement and the other Loan Documents (whether or not the transactions hereby or thereby contemplated shall be consummated) or (ii) incurred by the Administrative Agent, the Collateral Agent, the Lead Arranger or any Lender (including but not limited to reasonable legal fees and expenses of one primary outside counsel (absent a conflict of interest) and, in the case of a conflict of interest, where such conflicted party informs the Borrowers of such conflict and thereafter retains its own counsel, of another counsel for similarly situated affected persons), one special maritime counsel and one firm of local counsel in each relevant jurisdiction) and for workout proceedings, enforcement costs and documentary taxes associated with the Loan Documents, including with respect to the Loans made hereunder.

(b) The Borrowers, severally and not jointly, agree to indemnify the Administrative Agent, the Collateral Agent, the Lead Arranger, the Lenders and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) and hold each Indemnitee harmless from and against all reasonable out-of-pocket costs, expenses (including reasonable and documented and invoiced fees, disbursements and other charges of one counsel for all Indemnitees, one special maritime counsel and one primary firm of local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions for all Indemnitees (and, in the case of a conflict of interest, where the Indemnitee affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel for similarly situated affected Indemnitees)), claims, damages, losses and liabilities of such Indemnitee arising out of, relating to or in connection with the Term Loan Facility and any documentation related thereto, the actual or proposed use of the proceeds of the Term Loan Facility, the Transactions or any transaction contemplated in connection with the foregoing (including any investigation, claim or any litigation or other proceeding, or preparation of a defense in connection therewith (regardless of whether such Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrowers or any of their respective affiliates or equity holders) that relates to the Transactions, including the financing contemplated hereby or any transactions in connection therewith), provided that no Indemnitee will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted from its gross negligence, bad faith, willful misconduct nor for any claims brought by an Indemnitee against another Indemnitee (other than claims against the Lead Arranger or the Administrative Agent acting in such capacity), and this provision shall not cover any expenses incurred in connection with the preparation, negotiation or diligence in connection with the Loan Documents; and provided further that the foregoing indemnity shall only apply to the Cayman Borrower and the Cayman Subsidiary Guarantors to the extent such claim, damage, loss or liability arises out of, relates to or is in connection with the Foreign Obligations.

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(c) To the extent that Holdings and the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent or any Lead Arranger under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Lead Arranger or the Collateral Agent, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, any Lead Arranger or the Collateral Agent in its capacity as such.

(d) To the extent permitted by applicable law, none of the parties hereto shall assert, and each hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or the use of the proceeds thereof.

(e) All amounts due under this Section 9.05 shall be payable promptly upon written demand therefor.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender (other than a Defaulting Lender) is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers or Holdings against any of and all the obligations of the Borrowers or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

132

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment.   (a) No failure or delay of the Administrative Agent, the Collateral Agent, the Lead Arranger or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Lead Arranger and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers or Holdings in any case shall entitle the Borrowers or Holdings to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Section 2.23, 2.24 and 2.25, neither this Agreement nor any provision hereof nor any other Loan Document or any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers, Holdings and the Required Lenders or in the case of the other Loan Parties, pursuant to an agreement in writing entered into by the applicable Loan Party and the Administrative Agent or the Collateral Agent, as applicable, with the consent of the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or decrease the rate of interest on any Loan (other than with respect to waivers of the terms of Section 2.07), without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees or decrease the amount of, or shorten the period applicable to, any prepayment premium of any Lender without the prior written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent of a condition precedent, covenant or Default shall constitute an increase of Commitment), (iii) amend or modify the pro rata requirements of Section 2.17 or the provisions of this Section or release all or substantially all the value of the Subsidiary Guarantors from the Guarantee Agreement or all or substantially all of the Collateral, without the prior written consent of each Lender, unless otherwise explicitly permitted under this Agreement, (iv) change the provisions of application of prepayments in any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class disproportionately from the rights of Lenders holding Loans of any other Class without the prior written consent of  Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC, (vi) impose any additional material restrictions on the right of any Lender to assign its Loans or Commitments hereunder without the prior written consent of such Lender (except as required by law or regulation), (vii) modify the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loan Commitments on the date hereof); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable.

133

(c) The Administrative Agent and the Borrowers may amend, modify or supplement any Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent); provided that no such amendment, modification or supplement shall adversely affect the rights of any Lender (or the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, modification or supplement.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

134

SECTION 9.10. Entire Agreement This Agreement, the Fee Letter, the Facility Upsize Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents, subject to Section 9.20. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Lead Arranger and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

135

SECTION 9.14. Jurisdiction; Consent to Service of Process.   (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Lead Arranger or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, the Borrowers, any Mortgaged Vessel Owning Subsidiary or their respective properties in the courts of any jurisdiction.

(b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) The Cayman Borrower hereby irrevocably and unconditionally agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon the U.S. Borrower, presently located at 96 Morton Street, 9th Floor, New York, New York 10014 (the “Process Agent”). The Cayman Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent to accept such service of any and all such writs, processes and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Cayman Borrower shall not impair or affect the validity of such service or of any judgment based thereon, and the U.S. Borrower hereby accepts its appointment as Process Agent for the Cayman Borrower. If the Process Agent shall cease to serve as agent for the Cayman Borrower to receive service of process hereunder, the Cayman Borrower, on behalf of itself, shall promptly appoint a successor agent reasonably satisfactory to the Administrative Agent. The Cayman Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Administrative Agent by registered or certified mail, postage prepaid, at its address set forth in Section 9.01 of the Credit Agreement.

136

SECTION 9.15. Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Lead Arranger and the Lenders, on behalf of itself and its respective Affiliates, agrees that it will use all Information (as defined below) provided to it or its affiliates solely for purposes of making and administering Loans and agrees until the second anniversary of the termination of this Agreement to maintain the confidentiality of the Information, except that Information may be disclosed only (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors who need to know such information in connection with the Transactions (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested or demanded by any regulatory authority having jurisdiction over such party or any of its Affiliates, (c) pursuant to the order of any court or administrative agency or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case, such party, to the extent permitted by law and except with respect to any audit or examination conducted by bank accountants or any governmental bank authority exercising examination or regulatory authority, agrees to inform the Borrowers promptly thereof), (d) for purposes of establishing a “due diligence” defense, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.15, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrowers, (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.15, (h) to the extent such information was independently development by such party without reliance on such Information, (i) to Moody’s and S&P in connection with obtaining credit ratings for the Borrowers or its Subsidiaries or the Term Loan Facility hereunder or (j) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents. For the purposes of this Section, “Information” shall mean all information received from or on behalf of the Borrowers, Holdings or any Subsidiary and related to the Borrowers, Holdings or any Subsidiary or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by or on behalf of the Borrowers, Holdings or any Subsidiary. Any person required to maintain the confidentiality of Information as provided in this Section 9.15 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

137

SECTION 9.16. Release of Liens and Guarantees of Subsidiaries. If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrowers, Holdings or any other Loan Party in a transaction permitted by this Agreement (including by way of merger, consolidation or in connection with the sale of a Subsidiary permitted hereunder), then the Collateral Agent, at the request and sole expense of the Borrowers or such other Loan Party, shall execute and deliver without recourse, representation or warranty all releases or other documents necessary or desirable for the release of the Liens created by any of the Security Documents on such Collateral or guarantee obligations. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction not otherwise prohibited hereunder or designation of an Unrestricted Subsidiary in accordance with the terms hereof, the Liens created by any of the Security Documents on such property shall be automatically released (without need for further action by any person). At the request and sole expense of the Borrowers, a Subsidiary that is a Loan Party shall be released from all its obligations under this Agreement, under any guaranteed obligations and under all other Loan Documents in the event that all the Equity Interests of such Subsidiary shall be sold, transferred or otherwise disposed of in a transaction permitted by this Agreement (including by way of merger or consolidation) and the Administrative Agent and the Collateral Agent, at the request and sole expense of the Borrowers, shall execute and deliver without recourse, representation or warranty all releases or other documents necessary or desirable to evidence or confirm the foregoing. If, in compliance with this Agreement, the Termination Date has occurred, the Administrative Agent and Collateral Agent shall take such actions as are reasonably requested by the Loan Parties to effect the release of obligations under this Agreement, under any guaranteed obligations and under all other Loan Documents in accordance with the relevant provisions of the Security Documents.

SECTION 9.17. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and the Borrowers, which information includes the name and address of Holdings and the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings and the Borrowers in accordance with the USA PATRIOT Act.

SECTION 9.18. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Borrowers in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

138

SECTION 9.19. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.20. Effect of Amendment and RestatementAs of the Restatement Date, this Agreement shall amend, and restate as amended, the Existing Credit Agreement, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to the Loans and the representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby. The Existing Credit Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Credit Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Credit Agreement contained herein were set forth in an amendment to the Existing Credit Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the Existing Credit Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto. Each reference in the Loan Documents to the Existing Credit Agreement shall, as of the Restatement Date, be construed to be a reference to the Existing Credit Agreement as amended by this Agreement.

SECTION 9.21. U.S. Obligations.NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR IN THE OTHER LOAN DOCUMENTS TO THE CONTRARY, NONE OF THE CAYMAN BORROWER, THE CAYMAN SUBSIDIARY GUARANTORS OR ANY OTHER FOREIGN SUBSIDIARIES SHALL (I) GUARANTEE OR SHALL BE DEEMED TO HAVE GUARANTEED, OR SHALL OTHERWISE BE LIABLE WITH RESPECT TO, DIRECTLY OR INDIRECTLY, ANY OF THE U.S. OBLIGATIONS OR (II) GRANT A SECURITY INTEREST TO SECURE, OR OTHERWISE PROVIDE CREDIT SUPPORT FOR, THE U.S. OBLIGATIONS.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LINDBLAD EXPEDITIONS, INC.

by
Name:
Title:

LINDBLAD maritime enterprises, ltd.

by
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually, and as Administrative Agent and Collateral Agent

by
Name:
Title:

by
Name:
Title:

[Signature Page to Credit Agreement]

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Schedule 1.01(a)

Disqualified Institutions

None.

Schedule 1.01(b)

Excluded Subsidiaries

1.           Lindblad Global Trading, Inc.

2.           SPEX Calstar LLC

3.           Fillmore Pearl (Cayman), Ltd

4.           Fillmore Pearl Acquisition Pty Ltd

5.           Capricorn Cruise Line Pty Limited

6.           Orion Group Holdco Pty Limited

7.           Orion Xpeditions Pty Limited

8.           The Orion Expedition Cruises Unit Trust

2

Schedule 2.01

Lenders and Commitments

Lender	U.S. Term Loan Commitment	Cayman Term Loan Commitment	Total Term Loan Commitment
Credit Suisse AG Eleven Madison Avenue, 6th Floor New York, NY 10010 Attention: Agency Manager Fax No.: (212) 322-2291	$130,000,000.00	$20,000,000.00	$150,000,000.00

3

Schedule 3.07(c)

Certain Matters Affecting Intellectual Property

None.

4

Schedule 3.08

Subsidiaries

Holder	Issuer	No. of Shares/Interests	Percentage Ownership of Holder	Percentage Ownership of U.S. Borrower	Percentage Ownership of Cayman Borrower
Sven-Olof Lindblad	SPEX Sea Bird Ltd.	100	100%	0%	0%
Sven-Olof Lindblad	SPEX Sea Lion Ltd.	100	100%	0%	0%
Lindblad Expeditions, Inc.	Lindblad Global Trading, Inc.	100	100%	100%	0%
Lindblad Maritime Enterprises, Ltd.	LEX Explorer LLC	N/A	100%	0%	100%
Lindblad Maritime Enterprises, Ltd.	SPEX Calstar LLC	N/A	100%	0%	100%
Lindblad Maritime Enterprises, Ltd.	LEX Galapagos Partners I LLC	N/A	100%	0%	100%
Lindblad Maritime Enterprises, Ltd.	LEX Galapagos Partners II LLC	N/A	100%	0%	100%
Lindblad Maritime Enterprises, Ltd.	LEX Galapagos Partners III LLC	N/A	100%	0%	100%

5

Holder	Issuer	No. of Shares/Interests	Percentage Ownership of Holder	Percentage Ownership of U.S. Borrower	Percentage Ownership of Cayman Borrower
Lindblad Maritime Enterprises, Ltd.	Fillmore Pearl Holding, Ltd	40,800,000	100%	0%	100%
LEX Galapagos Partners I LLC	NAVILUSAL Cia. Ltda.	100	10%	0%	0%
LEX Galapagos Partners II LLC	NAVILUSAL Cia. Ltda.	900	90%	0%	0%
NAVILUSAL Cia. Ltda.	Metrohotel Cia. Ltda.	800	99%	0%	0%
LEX Galapagos Partners III LLC	Metrohotel Cia. Ltda.	1	1%	0%	0%
NAVILUSAL Cia. Ltda.	Marventura de Turismo Cia. Ltda.	3,001	99%	0%	0%
LEX Galapagos Partners III LLC	Marventura de Turismo Cia. Ltda.	1	1%	0%	0%
Fillmore Pearl Holding, Ltd	Fillmore Pearl (Cayman) II, Ltd.	1	100%	0%	0%

6

Holder	Issuer	No. of Shares/Interests	Percentage Ownership of Holder	Percentage Ownership of U.S. Borrower	Percentage Ownership of Cayman Borrower
Fillmore Pearl Holding, Ltd	Fillmore Pearl (Cayman), Ltd	13,477,163	100%	0%	0%
Fillmore Pearl Holding, Ltd	Fillmore Pearl Investment Pty Ltd	6,496,194	100%	0%	0%
Fillmore Pearl Investment Pty Ltd	Fillmore Pearl Acquisition Pty Ltd	17,969,550	100%	0%	0%
Fillmore Pearl Acquisition Pty Ltd	Capricorn Cruise Line Pty Limited	400	100%	0%	0%
Fillmore Pearl Acquisition Pty Ltd	Orion Group Holdco Pty Limited	140	70%	0%	0%
Capricorn Cruise Line Pty Limited	Orion Group Holdco Pty Limited	60	30%	0%	0%
Orion Group Holdco Pty Limited	Lindblad Expeditions Pty Ltd.	1,000	100%	0%	0%
Lindblad Expeditions Pty Ltd.	Orion Xpeditions Pty Limited	35,000	100%	0%	0%

7

Holder	Issuer	No. of Shares/Interests	Percentage Ownership of Holder	Percentage Ownership of U.S. Borrower	Percentage Ownership of Cayman Borrower
Capricorn Cruise Line Pty Limited	The Orion Expedition Cruises Unit Trust	300	30%	0%	0%

8

Schedule 3.09(a)

Litigation

None.

9

Schedule 3.17

Environmental Matters

None.

10

Schedule 3.19(a)

UCC Filing Offices

1.            New York Department of State

2.            Nevada Secretary of State

3.            District of Columbia Office of Tax and Revenue

11

Schedule 3.26

Acquisition Documents

1.            Cash Election Notice, dated March 9, 2015.

2.            Contribution to Capital, dated as of March 9, 2015, by and between Sven-OlofLindblad and U.S. Borrower.

3.            License Agreement, dated as of March 9, 2015, by and between Sven-OlofLindblad and U.S. Borrower.

4.            Side Letter Regarding Charitable Contribution of Sponsor Shares, dated March 9, 2015.

5.            Consent Agreement, dated as of March 9, 2015, by and among U.S. Borrower, Capitol Acquisition Corp. II, Sven-Olof Lindblad, Johann Killinger, Talas Shipping GmbH & Co. KG, Two Mountain Ltd., Ian Rogers, Trey Byus and Ingo Wagner.

6.            Consent and Release, dated as of March 9, 2015, by Ingo Wagner in favor of U.S. Borrower, Capitol Acquisition Corp. II, Argo Expeditions, LLC and Argo Merger Sub, Inc.

7.           Second Amendment to Alliance and License Agreement, dated as of March 9, 2015, by and between National Geographic Society and U.S. Borrower.

8.            Second Amendment to Tour Operator Agreement, dated as of March 9, 2015, by and between National Geographic Society and U.S. Borrower.

9.            Call Option Agreement, dated as of April 27, 2015, by and between National Geographic Society, Sven-Olof Lindblad and Capitol Acquisition Corp. II.

10.           Non-Competition Agreement Term Sheet, entered into by and between Sven-Olof Lindblad and Capitol Acquisition Corp. II., dated as of March 9, 2015.

11.           Employment Agreement Term Sheet, entered into by and between Ian Rogers and Capitol Acquisition Corp. II., dated as of March 9, 2015.

12.           Employment Agreement Term Sheet, entered into by and between Trey Byus and Capitol Acquisition Corp. II., dated as of March 9, 2015.

13.           Side Letter Regarding Tax Matters, dated March 9, 2015, by and among U.S. Borrower, Sven-Olof Lindblad and Capitol Acquisition Corp. II.

14.          Side Letter Regarding U.S. Borrower Tax Matters, dated March 9, 2015, by U.S. Borrower.

15.           Side Letter, dated April 20, 2015, by and among Credit Suisse Securities (USA) LLC, Credit Suisse AG, Cayman Islands Branch, U.S. Borrower and Capitol Acquisition Corp. II.

12

Schedule 5.17

Post-Closing Items

The following conditions shall be satisfied (or waived by the Administrative Agent) following the Closing Date as set forth below (or within such longer period as may be agreed to by the Administrative Agent in its sole discretion):

(a)         Vessel Mortgages. The Borrowers shall, and shall cause their Subsidiaries (or in the event the Acquisition does not occur, SPEX Sea Bird Ltd. and SPEX Sea Lion Ltd.) to, execute and deliver such mortgages, deeds and other security instruments, as shall be necessary to cause each of the following vessels to become a Mortgaged Vessel, and the earnings, charterparties and insurances to become Collateral, subject, in each case, to a perfected first-priority security interest (in each case, which vessels shall not be subject to any other Liens securing Indebtedness for borrowed money), including the following:

1)	National Geographic Sea Bird: Within thirty (30) days following the Closing Date, (i) a U.S. Ship Mortgage in favor of the Collateral Agent, (ii) a Certificate of Ownership evidencing the recording of the U.S. Ship Mortgage, (iii) a letter to the master of such vessel, enclosing a copy of the Mortgage, (iv) an Assignment of Earnings and Charterparties in favor of the Collateral Agent and (v) an Assignment of Insurances in favor of the Collateral Agent.
2)	National Geographic Sea Lion: Within thirty (30) days following the Closing Date, (i) a U.S. Ship Mortgage in favor of the Collateral Agent, (ii) a Certificate of Ownership evidencing the recording of the U.S. Ship Mortgage, (iii) a letter to the master of such vessel, enclosing a copy of the Mortgage, (iv) an Assignment of Earnings and Charterparties in favor of the Collateral Agent and (v) an Assignment of Insurances in favor of the Collateral Agent.
3)	National Geographic Explorer: Within ninety (90) days following the Closing Date, (i) a Bahamian Statutory Mortgage in favor of the Collateral Agent, (ii) a transcript of register evidencing the recording of the Bahamian Statutory Mortgage, (iii) a Bahamian Deed of Covenants in favor of the Collateral Agent, (iv) a letter to the master of such vessel, enclosing a copy of the Mortgage, (v) an Assignment of Earnings and Charterparties in favor of the Collateral Agent and (vi) an Assignment of Insurances in favor of the Collateral Agent.
4)	National Geographic Islander: Within ninety (90) days following the Closing Date, (i) an Ecuadorian mortgage in favor of the Collateral Agent, which mortgage must be (1) granted in Spanish, through a public deed before an Ecuadorian Notary Public, (2) registered with the Port Authority of Ecuador and (3) authorized by the partners meeting of Marventura de Turismo Cia. Ltda., (ii) evidence from the Port Authority of Guayaquil that the mortgage was so registered, (iii) a letter to the master of such vessel, enclosing a copy of the Mortgage, (iv) an Assignment of Earnings and Charterparties in favor of the Collateral Agent and (v) an Assignment of Insurances in favor of the Collateral Agent.

13

5)	National Geographic Endeavour: Within ninety (90) days following the Closing Date, (i) an Ecuadorian mortgage in favor of the Collateral Agent, which mortgage must be (1) granted in Spanish, through a public deed before an Ecuadorian Notary Public, (2) registered with the Port Authority of Guayaquil and (3) authorized by the partners meeting of Metrohotel Cia. Ltda., (ii) evidence from the Port Authority of Ecuador that the mortgage was so registered, (iii) a letter to the master of such vessel, enclosing a copy of the Mortgage, (iv) an Assignment of Earnings and Charterparties in favor of the Collateral Agent and (v) an Assignment of Insurances in favor of the Collateral Agent.

6)	National Geographic Orion: Within ninety (90) days following the Closing Date, (i) a Bahamian Statutory Mortgage in favor of the Collateral Agent, (ii) a transcript of register evidencing the recording of the Bahamian Statutory Mortgage, (iii) a Bahamian Deed of Covenants in favor of the Collateral Agent, (iv) a letter to the master of such vessel, enclosing a copy of the Mortgage, (v) an Assignment of Earnings and Charterparties in favor of the Collateral Agent and (vi) an Assignment of Insurances in favor of the Collateral Agent.

(b)           Pledged Equity. The Borrowers shall cause those steps necessary or desirable for the perfection or protection of the security interests in the pledged equity of the designated entities listed below, to occur in the manner so designated below:

U.S. Entities

1)	SPEX Sea Bird Ltd. – No later than ten (10) days after consummation of the Acquisition and the effectiveness of the Contribution to Capital by Sven-Olof Lindblad to Lindblad Expeditions, Inc., the Borrowers shall deliver to the Collateral Agent (i) the share certificate(s) in respect of such pledged equity, and (ii) a duly executed but undated share transfer form.
2)	SPEX Sea Lion Ltd. – No later than ten (10) days after consummation of the Acquisition and the effectiveness of the Contribution to Capital by Sven-Olof Lindblad to Lindblad Expeditions, Inc., the Borrowers shall deliver to the Collateral Agent (i) the share certificate(s) in respect of such pledged equity, and (ii) a duly executed but undated share transfer form.

Australian Subsidiaries

3)	Fillmore Pearl Investment Pty Ltd, Lindblad Expeditions Pty Ltd. and any other Subsidiary incorporated in Australia (the “Australian Subsidiaries”) – Within 30 days following the Closing Date, the Borrowers shall deliver to the Collateral Agent (i) the share certificates such pledged Equity Interests and (ii) duly executed but undated share transfer forms.

14

Cayman Entities

4)	Lindblad Maritime Enterprises, Ltd. – Within thirty (30) days following the Closing Date, the Borrowers shall deliver to the Collateral Agent (i) the share certificate(s) in respect of the Mortgaged Shares (as defined in the Equitable Mortgage Over Shares with respect to Lindblad Maritime Enterprises, Ltd.), and (ii) a duly executed but undated share transfer form.

5)	Fillmore Pearl Holding, Ltd. – Within thirty (30) days following the Closing Date, the Borrowers shall deliver to the Collateral Agent (i) the share certificate(s) in respect of the Mortgaged Shares (as defined in the Equitable Mortgage Over Shares with respect to Fillmore Pearl Holding, Ltd), and (ii) a duly executed but undated share transfer form.

6)	Fillmore Pearl (Cayman) II, Ltd. – Within thirty (30) days following the Closing Date, the Borrowers shall deliver to the Collateral Agent (i) the share certificate(s) in respect of the Mortgaged Shares (as defined in the Equitable Mortgage Over Shares with respect to Fillmore Pearl (Cayman) II, Ltd.), and (ii) a duly executed but undated share transfer form in respect of the Mortgaged Shares (as defined in the Equitable Mortgage Over Shares with respect to Fillmore Pearl (Cayman) II, Ltd.

(c)         Post-Closing Opinions. The Borrowers shall cause legal opinions to be delivered to the Administrative Agent, each in form and substance satisfactory to the Administrative Agent, from special counsel in each of the jurisdictions identified below:

7)	Cayman Islands – Within thirty (30) days after the Closing Date.

8)	Ecuador –Within ninety (90) days of filing after the Public Deed pursuant to item (a) above.

9)	U.S. Opinions – Within ten (10) days after filing the U.S. Mortgages.

10)	Nevada Opinions – Within ten (10) days after filing the U.S. Mortgages.

11)	New South Wales, Australia – Within thirty (30) days of the Closing Date.

(d)         Insurance. Within ten (10) days after the Closing Date, the Borrowers shall deliver to the Administrative Agent a certificate as to coverage under the general liability and property insurance policies required by Section 5.02 of the Credit Agreement, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in each case in form and substance reasonably satisfactory to the Administrative Agent.

15

(e)         Control Agreements.

12)	Within ninety (90) days after the Closing Date, the Borrowers shall deliver to the Administrative Agent Control Agreements (as defined in the U.S. Collateral Agreement) in respect of each Deposit Account and Securities Account (other than any Excluded Account (as defined in the U.S. Collateral Agreement)) of the U.S. Borrower and U.S. Subsidiary Guarantors listed on Schedule IX of the Perfection Certificate.

13)	Unless the Acquisition shall have been consummated prior to such time, within thirty (30) days after the Closing Date, the Borrowers shall deliver to the Administrative Agent a Control Agreement in respect of a segregated Deposit Account of the U.S Borrower with a balance of no less than $30,000,000, which Deposit Account shall remain outstanding and subject to such Control Agreement until the earlier of (i) the date of the Outside Date Repayment, and (ii) the consummation of the Acquisition.

(f)        Holdings. Upon consummation of the Acquisition, the Borrowers shall cause those steps necessary or desirable for Holdings to be joined as a party to the Credit Agreement and any other applicable Loan Document.

(g)        Ecuadorian Security Documents. Fiduciary mandates, (i) which documents will include the right of the Administrative Agent, following the occurrence of an Event of Default, to ask the trustee to transfer the vessel to the beneficiary of the mortgage or to third parties designated by the beneficiary of the mortgage and (ii) which documents will include the right of the Administrative Agent, following the occurrence of an Event of Default, to ask the trustee to transfer all of the capital quota of the Ecuadorian entities (Metrohotel Cia Ltda., Marventura de Turismo Cia. Ltda. and NAVILUSAL Cia. Ltda.); provided, however, that such documents shall not restrict the ability of the partners of such Ecuadorian entities to hold partner meetings on administrative and other routine matters without trustee approval or participation.

(h)        Australian Guarantee and Security Documents. (i) Within ninety (90) days after the Closing Date, or such longer period as the Administrative Agent shall agree, the Borrowers shall, and shall cause their Subsidiaries to execute and deliver:

14)	An accession agreement to accede each Australian Subsidiary, if not already a Guarantor, to the Guarantee Agreement to the Administrative Agent.

15)	A New South Wales, Australia general security agreement by each Australian Subsidiary (“General Security Agreement”) to the Collateral Agent.

16)	A New South Wales, Australia specific security agreement(s) by the shareholder(s) of each Australian Subsidiary in respect of equity in each Australian Subsidiary to the Collateral Agent.

(i)        Director’s Certificate from Australian Subsidiaries. The Administrative Agent shall have received a certificate from each Australian Subsidiary signed by a Director of that Australian Subsidiary on and dated the same date the date of the document(s) referred in paragraph (h) to which it is a party certifying its solvency.

16

(j)          Secretary’s Certificate from Australian Subsidiaries. The Administrative Agent shall have received a certificate from each Australian Subsidiary signed by a Secretary of that Australian Subsidiary on, and dated, the same date as the date of the document(s) referred in paragraph (h) to which it is a party in substantially the same form as the certificate furnished pursuant to Section 4.02(d) of the Credit Agreement (and the Constitution of each Australian Subsidiary in effect at date of the certificate must have no restriction on the transfer of shares in the relevant Australian Subsidiary on enforcement of a Security Document and must otherwise be in acceptable form).

(k)         Mortgage Duty. Within thirty (30) days of the Closing Date, or such longer period as the Administrative Agent shall agree, the Administrative Agent shall have received all documentation (including any multi-jurisdictional mortgage statement if required) and funding to enable the Collateral Agent to stamp the applicable Security Documents in New South Wales, Australia.

***

17

Schedule 6.01

Existing Indebtedness

1.            US Premium Finance Agreement and Disclosure Statement, dated February 28, 2015, consisting solely of insurance premium financing arrangements.

2.            U.S. Borrower is required to maintain a cash reserve totaling $3,500,000 for credit card deposits by a third party credit card processor. In connection with the credit card reserve, U.S. Borrower (i) has entered into that certain Merchant Services Agreement, dated August 5, 2011, by and between BMO Harris Bank N.A., as facilitated by Moneris Solutions, Inc. and U.S. Borrower, as amended by that certain Amendment No. 1 dated August 5, 2011 and that certain Amendment No. 2, dated January 28, 2014 and (ii) has an Irrevocable Standby Letter of Credit, Number S201621, dated March 18, 2014, in the amount of $3,500,000 with Bank of America. An additional cash reserve amounting to $1,530,000 is required by American Express for current billings.

3.            U.S. Borrower participates, with other tour operators, in the Consumer Protection Insurance Plan sponsored by the United States Tour Operators Association (the “USTOA”). The USTOA requires a $1,000,000 performance bond, letter of credit, or assigned certificate of deposit from its members to insure the plan. U.S. Borrower has assigned a $1,000,000 Irrevocable Standby Letter of Credit with Bank of America, Number 7404246, dated October 18, 2000, to the USTOA to satisfy this requirement.

4.            U.S. Borrower has an Irrevocable Standby Letter of Credit with Bank of America, Number 7404501, dated December 26, 2000, in the amount of $150,000, for the benefit of Trip Mate Insurance Agency, Inc.

5.            U.S. Borrower has a Letter of Credit with Citibank, N.A., Number 63653107, dated June 18, 2012, in the amount of $10,000, for the benefit of Airlines Reporting Corporation.

6.            Amended and Restated Escrow Agreement, dated as of December 3, 2009, by and between the Company and Merrill Lynch Bank & Trust Co., FSB.

7.            Lease Agreement, by and between Bank of the West and U.S. Borrower for certain equipment subject to the UCC Financing Statement disclosed as Item 1 on Schedule 6.02.

8.            IBM Credit LLC agreement number H21308 for certain equipment subject to the UCC Financing Statement disclosed as Item 2 on Schedule 6.02.

18

Schedule 6.02

Existing Liens

1.          UCC Financing Statement Number 201007208231246, filed July 20, 2010 by Bank of the West naming U.S. Borrower as debtor (equipment lease).

2.          UCC Financing Statement Number 201207024762612, filed July 2, 2012 by IBM Credit LLC naming U.S. Borrower as debtor (equipment lease).

19

Schedule 6.04

Existing Investments

None.

20

Schedule 6.05

Permitted Asset Sales

None.

21

Schedule 6.07

Transactions with Certain Affiliates

1.            Incentive Stock Option Agreement, dated December 31, 2012, between U.S. Borrower and Sven-Olof Lindblad.

2.            Incentive Stock Option Agreement, dated December 11, 2014, by and between U.S. Borrower and Ian T. Rogers.

3.            Incentive Stock Option Agreement, dated December 11, 2014, by and between U.S. Borrower and Trey Byus.

4.            Retention Agreement, dated as of December 11, 2014, by and between U.S. Borrower and Ian Rogers.

5.            Retention Agreement, dated as of December 11, 2014, by and between U.S. Borrower and Trey Byus.

6.            Contribution to Capital, dated as of March 9, 2015, by and between Sven-Olof Lindblad and U.S. Borrower.

7.            Option Exercise Agreement, dated as of March 9, 2015, by and among Sven-Olof Lindblad, Talas Shipping GmbH & Co. KG and Two Mountain Ltd.

8.            Consent Agreement, dated as of March 9, 2015, by and among U.S. Borrower, Capitol Acquisition Corp. II, Sven-Olof Lindblad, Johann Killinger, Talas Shipping GmbH & Co. KG, Two Mountain Ltd., Ian Rogers, Trey Byus and Ingo Wagner.

9.            Consent and Release, dated as of March 9, 2015, by Ingo Wagner in favor of U.S. Borrower, Capitol Acquisition Corp. II, Argo Expeditions, LLC and Argo Merger Sub, Inc.

10.        Assignment and Assumption Agreement, dated as of March 9, 2015, by and between SvenOlofLindblad and U.S. Borrower.

11.         License Agreement, dated as of March 9, 2015, by and between Sven-Olof Lindblad and U.S. Borrower.

22

Schedule 6.16

Permitted Flags

1.           Bahamas

2.           Ecuador

3.           United States

23

EXHIBIT A

FORM OF

LINDBLAD EXPEDITIONS, INC.

ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via Fax to the attention of Agency Administration at Credit Suisse as soon as possible, at Fax No. (212) 322-2291.

LENDER LEGAL NAME TO APPEAR IN DOCUMENTATION:

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

POST-CLOSING, ONGOING CREDIT CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

Backup Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

A-1

TAX WITHHOLDING:

Nonresident Alien                 Y*        N

* Form 4224 Enclosed

Tax ID Number

POST-CLOSING. ONGOING ADMIN. CONTACTS / NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, FEES, ETC.

Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

PAYMENT INSTRUCTIONS:

Name of Bank to which funds are to be transferred:

Routing Transit/ABA number of Bank to which funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional information:

MAILINGS:

Please specify the person to whom the Borrowers should send financial and compliance information received subsequent to the closing (if different from primary credit contact):

Name:

Street Address:

City, State, Zip Code:

A-2

It is very important that all the above information be accurately completed and that this questionnaire be returned to the person specified in the introductory paragraph of this questionnaire as soon as possible. If there is someone other than yourself who should receive this questionnaire, please notify us of that person’s name and Fax number and we will Fax a copy of the questionnaire. If you have any questions about this form, please call Agency Administration at Credit Suisse AG.

A-3

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). It is understood and agreed that the rights and obligations of the Assignor and the Assignee hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex A attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted below by the Administrative Agent (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	_______________________

2.	Assignee:	_______________________

3.	Borrower[s]:	[Lindblad Expeditions, Inc.] [Lindblad Maritime Enterprises, Ltd.]

4.	Administrative Agent:	Credit Suisse AG, as the Administrative Agent under the Credit Agreement.

5.	Credit Agreement:	The Credit Agreement dated as of [May 8], 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lindblad Expeditions, Inc., a New York corporation, Lindblad Maritime Enterprises, Ltd., an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (the “Cayman Borrower” collectively, the “Borrowers” and each, individually a “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

B-1

6.	Assigned Interest:	Assigned Interest	Assigned Interest and the aggregate Commitments/Loans for all Lenders	Amount of Commitment/Loans Assigned
		[Other] Loans	$	%
[such other Class as has been established pursuant to the Credit Agreement]
		Loans/Commitments	$	%

7.	Effective Date:[1]	________________, 20__

1            To be inserted by the Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.

B-2

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]2 Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

2            To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

B-3

[Consented to:]3

By:
Name:
Title:

3            Consent of the Borrowers shall not be required (A) if such assignment is made to another Lender, an Affiliate of a Lender or a Related Fund of any such Lender, (B) after the occurrence and during the continuance of any Event of Default or (C) during the primary syndication of the Credit Facilities to persons previously identified by the Lead Arranger to the Borrower. Further, if the Borrower has not responded within 10 Business Days to any request for an assignment, the Borrower shall be deemed to have consented.

B-4

ANNEX A

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.           Representations and Warranties.

1.1         Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and the description of the Assigned Interest is, without giving effect to assignments thereof which have not become effective, accurate as set forth in this Assignment and Acceptance, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (iii) the financial condition of Holdings, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Holdings, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2         Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement) and is not a Disqualified Institution, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.04(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vii) it has duly completed an Administrative Questionnaire substantially in the form of Exhibit A to the Credit Agreement, unless it is already a Lender under the Credit Agreement, (viii) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date (unless such fee has been waived by the Administrative Agent) (ix) if it is a Lender that is not a United States person, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, completed and duly executed by the Assignee and (x) if it is an Affiliated Lender, it has indicated its status as such in the space provided on the first page of the Assignment and Assumption; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

B-5

2.           Payments. From and after the Effective Date referred to in this Assignment and Assumption, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. The accrued and unpaid fees and interest will be paid to the then Lender of record during the applicable period.

3.           General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York.

4.           Term Loan Facility Assignments. Each assignment of the U.S. Term Loans and the Cayman Term Loans shall be made on a pro rata basis by such assigning Lender in proportion to the respective amounts of such Loans held by such assigning Lender at such time.

B-6

EXHIBIT C

FORM OF BORROWING REQUEST

Credit Suisse AG, as Administrative Agent
Eleven Madison Avenue
New York, New York 10010

ATTN: Loan Operations Agency Group

[DATE]4

Ladies and Gentlemen:

The undersigned Borrower[s], refer[s] to the Credit Agreement dated as of [May 8], 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lindblad Expeditions, Inc., a New York corporation and Lindblad Maritime Enterprises, Ltd., an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (together, the “Borrowers” and each a “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned Borrower[s] hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) Name of Borrower[s]:

(B) Class of Borrowing:[5]

(C) Type of Borrowing:[6]

(D) Date of Borrowing:[7]

(E) Account Number and Location:

(F) Principal Amount of Borrowing:

(G) Interest Period:[8]

4 Must be notified irrevocably by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon (New York City time) three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon (New York City time) on the day of the proposed Borrowing, in each case to be promptly confirmed by hand delivery or fax.

5 Specify whether Borrowing is a Cayman Term Loan, U.S. Term Loan, Incremental Term Loan, Specified Incremental Term Loans, Other Loans or a Borrowing of such other Class as has been established pursuant to the Credit Agreement.

6 Specify whether Borrowing is a Eurodollar Loan or an ABR Loan.

7 Date of Borrowing must be a Business Day.

C-1

Except with respect to the Credit Event to occur on the Closing Date, the undersigned Borrower[s] hereby represent[s] and warrant[s] to the Administrative Agent and the Lenders that on the Date of Borrowing herein referenced, the conditions to lending specified in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement shall have been satisfied (or waived).

[Remainder of Page Intentionally Left Blank]

8 If such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto.

C-2

[LINDBLAD EXPEDITIONS, INC.]

by:
Name:
Title:

[LINDBLAD MARITIME ENTERPRISES, LTD.]

by:
Name:
Title:

C-3

 EXHIBIT D-1

[Reserved]

D-1-1

EXHIBIT D-2

[Reserved]

D-2-1

 EXHIBIT E-1

[Reserved]

E-1-1

 EXHIBIT E-2

[Reserved]

E-2-1

 EXHIBIT F

[Reserved]

F-1

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [May 8], 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lindblad Enterprises, Inc., Lindblad Maritime Enterprises, Ltd. (together, the “Borrowers” and each, individually, a “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loans (as well as any Notes evidencing such Loans) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of either of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to either of the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

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IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the ___ day of _________.

[LENDER]

By:
Name:
Title:

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EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [May 8], 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lindblad Enterprises, Inc., Lindblad Maritime Enterprises, Ltd. (together, the “Borrowers” and each, individually, a “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of either of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to either of the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

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IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the ___ day of _________.

[PARTICIPANT]

By:
Name:
Title:

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EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [May 8], 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lindblad Enterprises, Inc., Lindblad Maritime Enterprises, Ltd. (together, the “Borrowers” and each, individually, a “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of either of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to either of the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

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IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the ___ day of _________.

[PARTICIPANT]

By:
Name:
Title:

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EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [May 8], 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lindblad Enterprises, Inc., Lindblad Maritime Enterprises, Ltd. (together, the “Borrowers” and each, individually, a “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loans (as well as any notes evidencing such Loans) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loans (as well as any notes evidencing such Loans), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of either of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to either of the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

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IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the ___ day of _________.

[LENDER]

By:
Name:
Title:

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EXHIBIT H

FORM OF SOLVENCY CERTIFICATE

[●], 2015

To the Arranger, Administrative Agent and each of the Lenders party to the Credit Agreement referred to below:

The undersigned, Chief Financial Officer of Lindblad Expeditions, Inc., a New York corporation (the “U.S. Borrower”), hereby certifies on behalf of the Borrowers, and not individually, pursuant to Section 4.02(c) of the Credit Agreement dated as of [May 8], 2015 (as amended, supplemented or otherwise modified from time to time), among the U.S. Borrower, Lindblad Maritime Enterprises, Ltd., an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (collectively, the “Borrowers” and each, individually a “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders party thereto (the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined), that:

1.           I have reviewed the Credit Agreement and have made, or have caused to be made, such examinations or investigations as are reasonably necessary to enable me to express an informed opinion as to the matters referred to herein. The financial information, projections and assumptions that underlie and form the basis for the certifications made in this Solvency Certificate (a) were made in good faith and were based on assumptions reasonably believed by the U.S. Borrower to be fair in light of the circumstances existing at the time made and (b) continue to be fair as of the date hereof. For purposes of providing this Solvency Certificate, the amount of any contingent liability shall be the amount that, in light of all of the facts and circumstances existing as of the Closing Date, represents the amount that would reasonably be expected to become an actual and matured liability.

2.           I acknowledge that the Lead Arranger, the Administrative Agent, and the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the making of Loans under the Credit Agreement.

3.           Based upon the review and examination described in paragraph 1 above, I hereby certify, on behalf of the Borrowers, and not individually, that as of the date hereof after giving effect to the Transactions to occur on the Closing Date and the other transactions contemplated thereby:

(a)           the sum of the present debt and liabilities (including subordinated and contingent liabilities) of the U.S. Borrower and each of its Subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of the U.S. Borrower and each of its Subsidiaries, on a consolidated basis;

(b)           the present fair saleable value of the assets of the U.S. Borrower and each of its Subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the debt and liabilities (including subordinated and contingent liabilities) of the U.S. Borrower and each of its Subsidiaries as they become absolute and matured;

(c)           the capital of the U.S. Borrower and each of its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business (taken as a whole) as contemplated on the Closing Date and as proposed to be conducted following the Closing Date; and

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(d)           the U.S. Borrower and each of its Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise).

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IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on behalf of the Borrowers as of the date first set forth above.

LINDBLAD EXPEDITIONS, INC.

By:
Name:
Title:	Chief Financial Officer

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